As filed with the Securities and Exchange Commission on March 6, 2019

Registration No. 333-229777

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/ Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JUFEEL INTERNATIONAL GROUP
(Exact name of registrant as specified in its charter)

Wyoming	2833	82-3002644
(State or other jurisdiction of incorporation or organization)	(Primary SIC Code)	(IRS Employer Identification No.)

85 Jinshui East Road19/F, Tower 3, Yabao

Zhengzhou, Henan Province, PRC 450000

Tel. +86 (371) 53626656

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey M. Stein, Esq.

JMS Law Group, PLLC

998C Old Country Road, #233

Plainview, NY 11803

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

The proposed date of sale will be as soon as practicable after this Registration Statement becomes effective.

 (Approximate date of commencement of proposed sale to the public)

If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, no par value	500,000	6.00	$3,000,000	$363.60

(1)	Estimated solely for purposes of calculating the registration fee. The proposed maximum offering price per share is based upon the expected public offering price of $6.00 per share pursuant to Rule 457(a). The common stock trades only sporadically and the Registrant makes no representation hereby as to the price at which its common stock will trade.

(2)	Filing fee previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

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The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION

DATED ___, 2019

JUFEEL INTERNATIONAL GROUP

500,000 shares of common stock

The selling shareholders (“Selling Shareholders”) may offer and sell and distribute from time up to an aggregate of 500,000 shares of common stock of Jufeel International Group (“the Company”). The Company will not receive any proceeds from the sale of shares by the Selling Shareholders.

The Selling Shareholders may sell or otherwise dispose of the shares of common stock covered by this prospectus or interests therein on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions shall be at a price of $6.00 per share. Additional information about the selling shareholders, and the times and manner in which they may offer and sell shares of our common stock under this prospectus, is provided in the section entitled “Plan of Distribution” of this prospectus.

Our common stock is presently quoted on the OTC Pink Open Market tier of the OTC Markets Group, Inc. (“OTC Pink Market”) under the symbol “CNJG”. There is currently no bid or ask price for the common stock, but the last sale price recorded was $130 per share on January 18, 2017.

PURCHASE OF THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 8 THROUGH 27 BEFORE BUYING ANY SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETED AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT IS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AND HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

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PROSPECTUS SUMMARY

This summary highlights selected information about Jufeel International Group and a general description of the securities that may be offered for resale or other disposition by the Selling Shareholders. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the securities offered by the Selling Shareholders, you should carefully read this entire prospectus, including the “Risk Factors” section, any applicable prospectus supplement for these securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” AND “OUR” REFERS TO JUFEEL INTERNATIONAL GROUP. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK. ALL FINANCIAL INFORMATION IS STATED IN UNITED STATES DOLLARS UNLESS OTHERWISE SPECIFIED. OUR FINANCIAL STATEMENTS ARE PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES.

JUFEEL INTERNATIONAL GROUP

Jufeel International Group (“Jufeel” “we” or the “Company”) is a Wyoming corporation. Our wholly owned subsidiary, Jufeel Holdings Co., Ltd., wholly owns Ivan International Biology Limited, a Hong Kong corporation (“Ivan Hong Kong”) that owns 100% of the shares of a People’s Republic of China (the “PRC”)-registered wholly owned foreign entity, Kaifeng Ivan King Biotechnology Co., Ltd. (“Ivan King”). Ivan King has entered into variable interest agreements with Kaifeng Jufeel Biotechnology Co., Ltd. (“Kaifeng Jufeel”), a PRC entity engaged in the cultivation, processing, research and development, and sale of aloe vera products developed for the health, beauty, nutritional, and pharmaceutical industries. Our business is headquartered in Henan Province, PRC. On August 5, 2011, our current business began operating through Kaifeng Jufeel and its four PRC subsidiaries. We are a bio-tech company that cultivates, produces, develops, and sells raw aloe vera and aloe vera based consumer products through our distribution network in mainland China.

Our principal executive offices are located at 19/F, Building 3, Yabao, 85 Jinshui East Road, Zhengzhou, Henan Province, PRC. Our telephone number is +86 (371) 53626656.

Our business began operating in China in 2011, but due to our extensive research and development activities, we did not become profitable until 2016. Our limited history of profitability constitutes a substantial risk factor, as further explained on page 8. We anticipate that we will continue to earn revenues through cultivating, processing, manufacturing, and selling aloe vera and aloe vera based products through our network of exclusive distributors and online sales in mainland China. We expect that our business will continue to be profitable, based on our prior results; however, we cannot assure you that we will continue to be profitable, or will ultimately succeed in our business.

We will not receive any proceeds from any sales of these securities by the Selling Shareholders.

Our common stock is traded over the counter under the trading symbol “CNJG.” There is currently no bid or ask price for the common stock, but the last sale price recorded was $130 per share on January 18, 2017. As of the date of this prospectus, there is a limited market for our common stock, and no assurance that a vigorous trading market for our securities will ever develop.

EMERGING GROWTH COMPANY

We are an emerging growth company under the JOBS ACT, which was enacted in April 2012. We shall continue to be deemed an emerging growth company until the earliest of:

(a) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more;

(b) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement;

(c) the date on which we have issued more than $1.07 billion in non-convertible debt, during the previous 3-year period, issued; or.

(d) the date on which we are deemed to be a large accelerated filer.

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As an emerging growth company we are subject to reduced public company reporting requirements and are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which requires shareholder approval, on an advisory basis, of executive compensation and golden parachutes.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

THE OFFERING

The Issuer:	Jufeel International Group

Trading Symbol:	CNJG

Securities Being Offered by the Selling Shareholder:	500,000 shares of common stock, or 1.78% of the total common shares outstanding as of the date of this prospectus.

Offering Price:	The Selling Shareholders will sell the shares at $6.00 per share for the duration of the offering.

Minimum number of shares to be sold in this offering:	None

Termination of the offering:

This offering will conclude when all the securities offered are sold or within 120 days after the registration statement becomes effective with the U.S. Securities and Exchange Commission, whichever occurs first. We may at our discretion extend the offering for an additional 60 days. See “Plan of Distribution” on Page 28.

Outstanding shares of common stock:	There are 28,030,010 shares of our common stock issued and outstanding as of September 30, 2018.

Terms of the offering:	The Selling Shareholders will sell their shares only after the U.S. Securities and Exchange Commission has declared this Registration Statement effective.

Risk Factors:

See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest. You should only rely on the information contained in this Prospectus. We have not authorized any person to provide you with information different from that which is contained in this prospectus. The securities offered in this prospectus involve a high degree of risk and should not be purchased by any investor who cannot afford to lose his or her entire investment.

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FORWARD LOOKING STATEMENTS

Information set forth in this prospectus and the information it incorporates by reference may contain various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All information relative to future markets for our products and trends in and anticipated levels of revenue, gross margins and expenses, as well as other statements containing words such as “believe,” “project,” “may,” “will,” “anticipate,” “target,” “plan,” “estimate,” “expect” and “intend” and other similar expressions constitute forward-looking statements. These forward-looking statements are subject to business, economic and other risks and uncertainties, both known and unknown, and actual results may differ materially from those contained in the forward-looking statements. Examples of risks and uncertainties that could cause actual results to differ materially from historical performance and any forward-looking statements include, but are not limited to, the risks described under the heading “Risk Factors” beginning on page 8 of this prospectus, in our most recent Annual Report on Form 10-K, as well as any subsequent filings with the United States Securities and Exchange Commission. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should read carefully this prospectus and any related free writing prospectuses that we have authorized for use in connection with this offering, together with the information incorporated herein or therein by reference as described under the heading “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our securities. If any of the following risks occur, our business, operating results, and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade, could decline due to any of these risks, and you may lose all or part of your investment.

WE HAVE A LIMITED HISTORY OF PROFITABILITY AND WE MAY NOT ACHIEVE OR SUSTAIN PROFITABILITY IN THE FUTURE ON A QUARTERLY OR ANNUAL BASIS.

We began operating in 2011; however, due to our extensive research and development and marketing activities, we did not become profitable until 2016. During 2015, we incurred a net loss of $652,768. We expect to make significant expenditures related to capital commitments for the construction in progress of our new facility, and for development of our products and for expansion of our business, including research and development and sales and administrative expenses. Additionally, we may encounter unforeseen difficulties, complications, product delays, or other unknown factors that may require additional expenditures. Because of these potential expenditures, we may not generate sufficient revenues to achieve or sustain profitability in the future.

THERE MAY BE SOME OF THE COMPANY’S PRODUCTS ON THE MARKET WITH LABELS CONTAINING INCORRECT COMPANY INFORMATION

There may be Company products on the market with labels that contain incorrect/mistaken information. Some packaging of PMAS, toothpastes, and other Company products was printed with a Shanghai Stock Exchange Code. The Company is not listed on the Shanghai Stock Exchange but did list on the Shanghai Equity Exchange; therefore, such labeling information is incorrect. Although the Company has discontinued the incorrect packaging, some products containing incorrect labels may still be sold on the market.

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WE ARE ONLY CURRENTLY LICENSED TO PRODUCE FOOD, AND NOT HEALTH FOOD, SO IF THE CHINESE GOVERNMENT WERE TO DEEM ANY OF OUR PRODUCTS HEALTH FOOD OR IMPROPERLY LABELED, WE MAY BE FOUND IN VIOLATION OF BOTH CHINESE FOOD AND DRUG REGULATIONS AND ADVERTISING LAWS.

Article 77 of the Chinese Food Safety Laws and the relevant provisions of the Regulations on Health Food Registration and Filing (last revised in 2015) require that health food manufacturers have a business license specific to health food production and register any labeled health products with the Chinese Food and Drug Administration. We only currently only have an ordinary food license and we are in the process of obtaining a health food license in order to increase our margins on such products. However, it is possible that in the future, the Chinese FDA could interpret its recently-adopted regulations to deem our food products as health foods. In addition, our website formerly contained language stating the potential health applications of our aloe and PMAS products, including their potential efficacy for the treatment for cancer, HIV and tumors. If the government were to find any of our products were not manufactured under a valid license requirement or that our advertising is or was misleading, sales of affected products could be halted, we could be fined, and our revenues and financial conditions and operations could be adversely impacted.

IF ANY OF OUR PRODUCTS ARE FOUND TO BE IMPROPERLY LABELED OR MISSING GOVERNMENT-REQUIRED WARNINGS, WE MAY BE SUBJECT TO PERSONAL INJURY OR PRODUCT LIABILITY AND/OR OUR FINANCIAL CONDITION COULD BE ADVERSELY IMPACTED.

Some of our products may be deemed by regulators to be improperly labeled or contain directives inconsistent with the Chinese Food and Drug Administration’s published standards. Specifically, some of our aloe vera gel products, which we believe are food or beauty products, may be deemed to be health supplements and as such might not contain the appropriate warnings for maximum daily consumption for women, infants, and young children, or state as recommended that aloe vera consumption may not be suitable for those groups.

WE DO NOT HAVE ALL NECESSARY CONSTRUCTION PERMITS FOR OUR CONSTRUCTION PROJECT IN KAIFENG, HENAN PROVINCE, AND THEREFORE RISK THAT THE GOVERNMENT COULD HALT OR DELAY OUR PROJECT.

We have not obtained all required construction permits in accordance with Article 64 of the Urban and Rural Planning Law in China; therefore, the Chinese government could halt or delay the construction of our new offices and production facility in Kaifeng, Henan province. While we plan to obtain the necessary construction permit from the Planning Bureau, and we have received a waiver letter, we may not be successful in obtaining the actual permit and the waiver letter may be deemed to be ineffectual.  If the government were to halt or delay construction of our new facilities, our financial condition could be adversely impacted.

OUR CONSTRUCTION CONTRACTOR HAS THE RIGHT TO PRIORITY OF PAYMENT FOR ANY UNPAID PROJECT COSTS AND ANY DEMAND FOR IMMEDIATE PAYMENT COULD ADVERSELY IMPACT OUR FINANCIAL CONDITIONS.

Under Article 286 of the Chinese Contract Law, a construction contractor may demand immediate payment from a developer within a reasonable period, and if such developer fails to pay, the contractor has a right of priority on liquidation of the property under construction for the project funds. As of September 30, 2018, we owe our construction contractor approximately $208,936 for the construction project currently underway in Henan province. If we fail to timely pay, we could be subject to a court order to liquidate the project and pay the contractor that could negatively impact our profitability and financial conditions.

OUR RECENT HOLDING COMPANY REORGANIZATION MAY NOT HAVE ELIMINATED ALL PRIOR LIABILITIES OF BROS HOLDING COMPANY, OUR FORMER SUBSIDIARY AND PUBLIC ENTITY PREDECESSOR.

Our recent holding company reorganization in which we merged with an Oklahoma entity having several subsidiaries including Bros Holding Company, the public entity from which we inherited our trading symbol, is believed to have eliminated exposure to all prior liabilities of Bros Holdings Company and its former, non-US subsidiaries. Should any of the creditors of Bros Holding Company assert a claim for any preexisting debt or liability, we may be found legally responsible for the amount of the claim including costs of suit and interest, as well as costs of legal defense against those claims even if we believe they are not meritorious. Should any of these claims be substantial, our financial conditions could be adversely affected.

ADVERSE TRENDS IN THE HEALTH AND BEAUTY INDUSTRY, SUCH AS AN OVERALL DECLINE IN PRICE OR A SHIFT AWAY FROM ALOE VERA PRODUCTS, MAY REDUCE OUR REVENUES AND PROFITABILITY.

Our business depends on the continued vitality of the health and beauty industry, which is subject to rapid changes in consumer behaviors, short product life cycles and profit margin pressures. Economic conditions affecting the health and beauty industry in general or our major customers may adversely affect our operating results by reducing the volume of business that they give us or the price they are willing to pay for our products. If our health, beauty, pharmaceutical, and nutritional products fail to gain widespread commercial acceptance, become obsolete or otherwise suffer from low sales volume, our revenues and profitability may stagnate or decline.

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A SMALL NUMBER OF CUSTOMERS HAVE ACCOUNTED FOR A SIGNIFICANT PORTION OF OUR SALES, AND THE LOSS OF ANY MAJOR CUSTOMER MAY REDUCE OUR REVENUES AND PROFITS.

A significant portion of our historical revenue has been generated from a single customer, Coca Cola Beverages (Shanghai) Company Limited (“Coca Cola”). The aggregate percentage of the revenue contributed by Coca-Cola in the years ended December 31, 2015, 2016 and 2017 was 20%, 6%, and 3%, respectively. Although we expect our sales to Coca-Cola will constitute a smaller percentage of our total sales revenues for 2018, the loss of Coca-Cola, or any major customer, or a significant reduction in sales to any or all our customers, could have a material adverse effect on our business and operating results.

Three customers accounted for 20%, 15% and 11% of annual sales for the year ended December 31, 2017, respectively. Two third party customers accounted for 39% and 28% of the sales for the nine months ended September 30, 2018. The loss of this customer will result in a material adverse effect on our business and operating results.

WE DO NOT HAVE LONG-TERM PURCHASE COMMITMENTS FROM OUR DISTRIBUTORS AND MAY HAVE TO RELY ON DISTRIBUTOR FORECASTS IN MAKING PRODUCTION DECISIONS, AND ANY CANCELLATION OF PURCHASE COMMITMENTS OR ORDERS MAY RESULT IN THE WASTE OF RAW MATERIALS OR WORK IN PROCESS ASSOCIATED WITH THOSE ORDERS, REDUCING BOTH OUR REVENUES AND PROFITABILITY.

As a consumer product manufacturer, we must provide increasingly rapid product turnaround. A variety of conditions, both specific to our distributors and generally affecting the demand for these products, may cause our distributors to cancel, reduce or delay orders. Cancellations, reductions or delays by a significant distributor or number of distributors would result in a material reduction in revenue. Those distributor decisions could also result in excess and obsolete inventory and/or unabsorbed manufacturing capacity, which could reduce our profits or impair our cash flow. On occasion, distributors require rapid increases in production, which can strain our resources, leading to a reduction in our margins because of the additional costs necessary to meet those demands.

Our distributors generally do not make firm, long-term volume purchase commitments. In addition, industry trends over the past five years have led to dramatically shortened lead times on purchase orders, as rapid product cycles have become the norm. Although we sometimes enter manufacturing contracts with our customers, these contracts principally clarify order lead times, inventory risk allocation and similar matters, rather than providing for firm, long-term commitments to purchase a specified volume of products at a fixed price. As a result, distributors can generally cancel purchase commitments or reduce or delay orders at any time. The large percentage of our sales to distributors in the industry, which is subject to severe competitive pressure, rapid technological change and product obsolescence, increases our inventory and overhead risks, among others, as we must maintain inventories of raw materials, work in process and finished goods to meet customer delivery requirements, and those inventories may become obsolete if the anticipated market demand does not materialize.

We also make significant decisions, including determining the levels of business that we will seek and accept, production schedules, component procurement commitments, facility requirements, personnel need, and other resource requirements, based upon our estimates of distributor requirements. The short-term nature of our distributors’ commitments and the possibility of rapid changes in demand for these products reduce our ability to estimate accurately their future requirements. Because many of our costs and operating expenses are fixed, a reduction in customer demand can reduce our gross margins and operating results. To transact business, we assess the integrity and creditworthiness of our distributors and suppliers and we may, based on this assessment, incur design and development costs that we expect to recoup over several orders produced for the customer. Such assessments are not always accurate and expose us to potential costs, including the write off costs incurred and inventory obsolescence if the orders anticipated do not materialize. We may also occasionally place orders with suppliers based on a customer’s forecast or in anticipation of an order that is not realized. Additionally, from time to time, we may purchase quantities of supplies and materials greater than required by customer orders to secure more favorable pricing, delivery or credit terms. These purchases can expose us to losses from cancellation costs, inventory carrying costs or inventory obsolescence, and hence adversely affect our business and operating results.

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FAILURE TO OPTIMIZE OUR MANUFACTURING POTENTIAL AND COST STRUCTURE COULD MATERIALLY INCREASE OUR OVERHEAD, CAUSING A DECLINE IN OUR MARGINS AND PROFITABILITY.

We strive to utilize the manufacturing capacity of our facilities fully but may not do so on a consistent basis. Our factory utilization is dependent on our success in accurately forecasting demand, predicting volatility, timing volume sales to our customers, balancing our productive resources with product mix, and planning manufacturing services for new or other products that it intends to produce. Demand for contract manufacturing of these products may not be as high as we expect, and we may fail to realize the expected benefit from our investment in our manufacturing facilities. Our profitability and operating results are also dependent upon a variety of other factors, including: utilization rates of manufacturing lines, downtime due to product changeover, impurities in raw materials causing shutdowns, and maintenance of contaminant-free operations. Failure to optimize our manufacturing potential and cost structure could materially and adversely affect our business and operating results.

Moreover, our cost structure is subject to fluctuations from inflationary pressures in China and other geographic regions where we conduct business. China is currently experiencing dramatic growth in its economy. This growth may lead to continued pressure on wages and salaries that may exceed increases in productivity. In addition, these may not be compensated for and may be exacerbated by currency movements.

WE FACE INTENSE COMPETITION, AND MANY OF OUR COMPETITORS HAVE SUBSTANTIALLY GREATER RESOURCES THAN WE HAVE. INCREASED COMPETITION FROM THESE COMPETITORS MAY REDUCE OUR REVENUES OR DECREASE OUR MARGINS, EITHER OR BOTH OF WHICH WOULD REDUCE OUR PROFITABILITY AND COULD IMPAIR CASH FLOW.

We operate in a competitive environment that is characterized by price deflation and technological change. We compete with several other domestic companies. Our major competitors are Yunnan Evergreen Aloe Biological Co., Ltd. and Taishan AGHG Aloe Products Co., Ltd. Our competitors may have greater market recognition and substantially greater financial, technical, marketing, distribution, purchasing, manufacturing, personnel and other resources than we do. Furthermore, some of our competitors have manufacturing and sales forces that are geographically diversified, allowing them to reduce transportation expenses, tariff costs and currency fluctuations for certain customers in markets where their facilities are located. Many competitors have production lines that allow them to produce more sophisticated and complex devices than we currently do and to offer a broader range of display devices to our target customers. Other emerging companies or companies in related industries may also increase their participation in the display and display module markets, which would intensify competition in our markets. We might lose some of our current or future business to these competitors or be forced to reduce our margins to retain or acquire that business, which could decrease our revenues or slow our future revenue growth and lead to a decline in profitability.

WE DEPEND ON THE MARKET ACCEPTANCE OF OUR PRODUCTS, AND SIGNIFICANT SLOWDOWN IN DEMAND FOR THOSE PRODUCTS WOULD REDUCE OUR REVENUES AND OUR PROFITS.

Our success depends almost entirely upon the widespread market acceptance of our aloe vera products. Any significant slowdown in the demand for our products would likely reduce our revenues and profits. Therefore, we must identify sectors that have significant growth potential. Our failure to identify potential growth opportunities or manufacture products for those sectors would limit our revenue growth and profitability.

WE DO NOT HAVE SUFFICIENT INSURANCE COVERAGE.

We do not have insurance to cover potential risks and liabilities, such as property damage. Insurance companies in China offer limited business insurance products. As a result, we may not be able to acquire any insurance for certain types of risks such as business liability or service disruption insurance for our operations in China, and our coverage may not be adequate to compensate for all losses that may occur, particularly with respect to loss of business or operations. We do not maintain business interruption insurance or product liability insurance, nor do we maintain key-man life insurance. This could leave us exposed to potential claims and losses. Any business disruption, litigation, regulatory action, outbreak of epidemic disease or natural disaster could also expose us to substantial costs and diversion of resources. If we incur any loss, our business, financial condition and results of operations could be materially and adversely affected.

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WE EXTEND CREDIT TO OUR CUSTOMERS AND MAY NOT BE ABLE TO COLLECT ALL RECEIVABLES DUE TO US, AND OUR INABILITY TO COLLECT SUCH RECEIVABLES MAY HAVE AN ADVERSE EFFECT ON OUR IMMEDIATE AND LONG-TERM LIQUIDITY.

We extend credit to our customers based on assessments of their financial circumstances, generally without requiring collateral. As of December 31, 2015, 2016, and 2017, our accounts receivable were $17,238, $57,561 and $7,613,832, respectively, and accounts receivable were $995,255 as of September 30, 2018. We may also be unable to obtain satisfactory credit information or adequately secure the credit risk for all customers. The extension of credit presents an exposure to risk of uncollected receivables. Our inability to collect on these accounts may reduce on our immediate and long term liquidity.

THE GROWTH OF OUR BUSINESS DEPENDS ON OUR ABILITY TO FINANCE NEW PRODUCT INNOVATIONS AND THESE INCREASED COSTS MAY REDUCE OUR CASH FLOWS AND, IF THE PRODUCTS IN WHICH WE HAVE INVESTED FAIL, IT WOULD REDUCE OUR PROFITABILITY.

We operate in the consumer products industry, which is characterized by rapid change. New products appear with increasing frequency to supplant existing products. To capture increased market share, manufacturers are adopting a shorter product life cycle from a cosmetic, if not functional, standpoint, but those cosmetic changes generally have little if any direct effect on the power supply products that the new designs incorporate. Technological advances, the introduction of new products, new designs and new manufacturing techniques could render our inventory obsolete, or it could shift demand into areas where we are not currently engaged. If we fail to adapt to those changing conditions in a timely and efficient manner, our revenues and profits would likely decline. To remain competitive, we must continue to incur significant costs in product research and development, marketing, equipment and facilities and to make capital investment. These costs may increase, resulting in greater fixed costs and operating expenses. Our future operating results will depend to a significant extent on our ability to continue to provide new products that compare favorably based on time to market, cost and performance with the design and manufacturing capabilities and competing third-party suppliers and technologies. Our failure to increase our net sales sufficiently to offset these increased costs would reduce our profitability.

CONSUMER PRODUCTS WE PRODUCE MAY CONTAIN DESIGN OR MANUFACTURING DEFECTS, WHICH COULD RESULT IN REDUCED DEMAND FOR OUR PRODUCTS AND END USER CLAIMS, CAUSING US TO SUSTAIN ADDITIONAL COSTS, LOSS OF BUSINESS REPUTATION AND LEGAL LIABILITY.

We manufacture health, beauty, nutritional, and pharmaceutical products, any of which may contain defects. Any defects in the products we manufacture, whether caused by a design, manufacturing or component failure or error, may result in returns, claims, delayed shipments to customers or reduced or cancelled customer orders. If these defects occur, we will incur additional costs, and if they occur in large quantity or frequently, we may sustain additional costs, loss of business reputation and legal liability. For example, in November 2016, consumerlab.com reported that the store brands of aloe products sold by three large U.S. retailers contained no aloe vera. Any claim, even if untrue, that our products are unsafe or impure could severely and adversely affect our sales and profitability.

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WE COULD BECOME INVOLVED IN INTELLECTUAL PROPERTY DISPUTES, RESULTING IN SUBSTANTIAL COSTS AND DIVERSION OF OUR MANAGEMENT RESOURCES. SUCH DISPUTES COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS BY INCREASING OUR EXPENSES AND LIMITING THE RESOURCES THAT WE CAN DEVOTE TO EXPANSION OF OUR BUSINESS, EVEN IF WE ULTIMATELY PREVAIL.

Kaifeng Jufeel and its PRC subsidiaries currently possess 12 issued and 12 pending patents. If a third party infringes on any of these rights, we may need to devote significant time and financial resources to combat the infringement. We may not be successful in defending the patents involved in such a dispute. Similarly, while we do not knowingly infringe on patents, copyrights or other intellectual property rights owned by other parties, we may be required to spend a significant amount of time and financial resources to resolve any infringement claims against us. We may not be successful in defending our position or negotiating an alternative remedy. Any litigation could result in substantial costs and diversion of our management resources and could reduce our revenues and profits.

OUR DISTRIBUTORS MAY DECIDE TO DESIGN AND/OR MANUFACTURE THE PRODUCTS THAT THEY CURRENTLY PURCHASE FROM US, WHICH MAY REDUCE OUR REVENUES AND PROFITS, AS WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY WITH THESE IN-HOUSE DEVELOPMENTS.

Our competitive position could also be adversely affected if one or more of our customers or distributors decide to manufacture their own products. We may not be able to compete successfully with these in-house developments by our customers, that would tend to favor their in-house products over ours, even in cases where price and quality may not be comparable.

WE MAY DEVELOP NEW PRODUCTS THAT MAY NOT GAIN MARKET ACCEPTANCE, AND OUR SIGNIFICANT COSTS IN DESIGNING AND MANUFACTURING FOR NEW PRODUCTS MAY NOT RESULT IN SUFFICIENT REVENUE TO OFFSET THOSE COSTS OR TO PRODUCE PROFITS.

We operate in an industry characterized by frequent and rapid changes in consumer demand, the introduction of new products and new design and manufacturing technologies. As a result, we may need to expend funds and commit resources to research and development activities, possibly requiring additional engineering and other technical personnel; purchasing new design, production, and test equipment; and continually enhancing design and manufacturing processes and techniques. We may invest in equipment employing new production techniques for existing products and new equipment in support of new technologies that fail to generate adequate returns on the investment due to insufficient productivity, functionality or market acceptance of the products for which the equipment may be used. We could, therefore, incur significant sums in design and manufacturing services for new product solutions that do not result in sufficient revenue to make those investments profitable. Furthermore, customers may change or delay product introductions or terminate existing products without notice for any number of reasons unrelated to us, including lack of market acceptance for a product. Our future operating results will depend significantly on our ability to provide timely design and manufacturing services for new products that compete favorably with design and manufacturing capabilities and third party suppliers.

OUR MATERIALS SUPPLIERS MAY FAIL TO MEET OUR NEEDS, CAUSING US TO EXPERIENCE MANUFACTURING DELAYS, WHICH MAY HARM OUR RELATIONSHIPS WITH CURRENT OR PROSPECTIVE CUSTOMERS AND REDUCE SALES.

All the ingredients for our products, except for the aloe vera cultivated by us, are sourced from third party suppliers. We purchase a portion of our aloe vera from two unrelated party cultivators in Hainan Province. We do not have long term supply contracts with our suppliers. This generally reduces our commitment risk, but also exposes us to supply risk and to price increases that we may not be able to pass to our customers. In our industry, at times, there are occasional material shortages. If we cannot obtain materials on a timely basis, we may experience manufacturing delays, which could harm our relationships with current or prospective customers and reduce sales. Moreover, some suppliers may offer preferential terms to our competitors, who may have greater buying power or leverage in negotiations. That would place us at a competitive disadvantage.

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OUR FINANCIAL PERFORMANCE COULD BE HARMED IF COMPLIANCE WITH NEW ENVIRONMENTAL REGULATIONS BECOMES TOO BURDENSOME.

Although we believe that we comply with applicable Chinese government environmental laws, there is no assurance that we will comply consistently, as such laws and regulations or their interpretation and implementation change. Failure to comply with environmental regulation could result in the imposition of fines, suspension or halting of production or closure of manufacturing operations.

WE MAY NOT BE ABLE TO SECURE FINANCING NEEDED FOR FUTURE OPERATING NEEDS ON ACCEPTABLE TERMS, OR ON ANY TERMS AT ALL.

From time to time, we may seek additional equity or debt financing to provide the capital required to maintain or expand our design and production facilities and equipment and/or working capital, as well as to repay outstanding loans if cash flow from operations is insufficient to do so. We cannot predict with certainty the timing or amount of any such capital requirements. If such financing is not available on satisfactory terms, we may be unable to expand our business or to develop new business at the rate desired.

A DISRUPTION IN THE SUPPLY OF UTILITIES, FIRE OR OTHER CALAMITY AT ANY OF OUR ALOE VERA CULTIVATION FACILITIES OR MANUFACTURING FACILITIES WOULD LIKELY DISRUPT PRODUCTION AND ADVERSELY IMPACT OUR SALES.

We cultivate some of the aloe vera we use in our products at a large cultivation facility in Hainan Province. Additionally, we manufacture our products at production facilities located in Hainan and Jiangsu provinces in the PRC. While we have never experienced any calamities that have disrupted production, any disruption in the utilities at a manufacturing facility, any outbreak of plant diseases, any outbreak of fire, flood or other calamity resulting in significant damage at our facilities would adversely impact our production and would likely have a material adverse effect on our business, financial condition and results of operations.

FAILURE TO MANAGE GROWTH EFFECTIVELY COULD RESULT IN INEFFICIENCIES THAT COULD INCREASE OUR COSTS, REDUCING OUR PROFITABILITY.

We have increased the number of our manufacturing and design programs and intend to expand further the number and diversity of our programs. The number of locations where we manufacture may also increase. Our ability to manage our planned growth effectively will require us to:

•	Enhance quality control, operation, financial and management systems;
•	Expand facilities and equipment; and
•	Successfully hire, train and motivate additional employees, including the technical personnel necessary to operate our production facilities.

An expansion and diversification of our product range, manufacturing and sales will result in increases in our overhead and selling expenses. We may also be required to increase staffing and other expenses as well as expenditures on plant, equipment and property to meet the anticipated demand of our customers. Customers, however, generally do not commit to firm production schedules for more than a short time in advance. Any increase in expenditures in anticipation of future orders that do not materialize would adversely affect our profitability. Customers also may require rapid increases in design and production services that place an excessive short-term burden on our resources and reduce our profitability.

POTENTIAL STRATEGIC ALLIANCES MAY NOT ACHIEVE THEIR OBJECTIVES, WHICH COULD LEAD TO WASTED EFFORT OR INVOLVEMENT IN VENTURES THAT ARE NOT PROFITABLE AND COULD HARM OUR COMPANY’S REPUTATION.

We are currently exploring strategic alliances designed to enhance or complement our technology or to work in conjunction with our technology, increase our manufacturing capacity, provide additional know-how, components or supplies, and develop, introduce and distribute products and services utilizing our technology and know-how. Any strategic alliances we enter into may not achieve their strategic objectives, and parties to our strategic alliances may not perform as contemplated. As a result, the alliances themselves may run at a loss, which would reduce our profitability, and if the products or customer service provided by such alliances were of inferior quality, our reputation in the marketplace could be harmed, affecting our existing and future customer relationships.

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WE MAY NOT BE ABLE TO RETAIN, RECRUIT AND TRAIN ADEQUATE MANAGEMENT AND PRODUCTION PERSONNEL. WE RELY HEAVILY ON THOSE PERSONNEL TO HELP DEVELOP AND EXECUTE OUR BUSINESS PLANS AND STRATEGIES, AND IF WE LOSE SUCH PERSONNEL, IT WOULD REDUCE OUR ABILITY TO OPERATE EFFECTIVELY.

Our success is dependent, to a large extent, on our ability to retain the services of our executive management, who have contributed to our growth and expansion to date. Our founder, President, and Chairman Mr. Rongxuan Zhang (“Mr. Zhang”) plays a critical role in our operations and the development of our new products. Accordingly, the loss of his services without suitable replacements would harm on our business generally, operating results, and prospects.

In addition, our continued operations are dependent upon our ability to identify and recruit adequate management and production personnel in China. We require trained graduates of varying levels and experience and a flexible work force of semi-skilled operators. Many of our current employees come from the more remote regions of China as they are attracted by the wage differential and prospects afforded by the provinces in which we operate. With the current economic growth in China, competition for qualified personnel is substantial, and there can be no guarantee that a favorable employment climate will continue and that wage rates we must offer to attract qualified personnel will enable us to remain competitive internationally. Inability to attract such personnel may or the increased cost of doing so could reduce our competitive advantage relative to other agricultural or consumer products producers, reducing or eliminating our growth in revenues and profits.

WE HAVE IDENTIFIED MATERIAL WEAKNESSES IN OUR INTERNAL CONTROL OVER FINANCIAL REPORTING. IF WE FAIL TO DEVELOP OR MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS, WE MAY NOT BE ABLE TO ACCURATELY REPORT OUR FINANCIAL RESULTS OR PREVENT FRAUD. AS A RESULT, CURRENT AND POTENTIAL STOCKHOLDERS COULD LOSE CONFIDENCE IN OUR FINANCIAL REPORTING, WHICH WOULD HARM OUR BUSINESS AND THE TRADING PRICE OF OUR SECURITIES.

In connection with the audit of our consolidated financial statements for the years ended December 31, 2017 and 2016, our management concluded that the Company had material weaknesses in its internal controls because i) the Company did not have a full-time CFO that is proficient in US GAAP and SEC reporting before February 2018, which could adversely affect the Company’s ability to record, process, summarize, and report financial data in accordance with US GAAP and the SEC reporting; ii) The Company lacked of the key monitoring mechanisms such as internal audit department to oversee and monitor Company’s risk management, business strategies and financial reporting procedures, also we did not have adequately designed and documented management review controls to properly detect and prevent certain accounting errors and omitted disclosures in the footnotes to the consolidated financial statements; iii) the Company lacked of sufficient resources with US GAAP and the SEC reporting experiences in the accounting department to provide accurate information on a timely manner ; iv) the Company did not have a qualified lawyer to review all its important contracts that may result in potential dispute between the parties; v) the Company lacked of internal controls over related party transactions; vi) the Company lacks controls over communications and document retention between its accounting and business departments and between the parent company and its subsidiaries; vii) the Company lacks controls over accurately capturing payments made to vendors; and viii) the Company lacks controls over accurately capturing documenting transactions on credit facilities. As defined under standards established by the Public Company Accounting Oversight Board, a material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis. Our management is developing a plan to remediate the material weaknesses, although there can be no assurance that such plans, when enacted, will be successful. In February 2018 we addressed one of these material weaknesses as we have hired a chief financial officer that is proficient in US GAAP and SEC reporting, and in September 2017 we hired a lawyer as the Company’s Chinese legal counsel for all legal matters of the Company.

Management continues to review and assess our internal controls to ensure we have adequate internal financial and accounting controls. However, any failure to maintain or implement required new or improved controls, or any difficulties we encounter in their implementation, could result in additional material weaknesses, and cause us to fail to meet our periodic reporting obligations or result in material misstatements in our financial statements. Any such failure could also adversely affect the results of periodic management evaluations regarding the effectiveness of our internal control over financial reporting that are required under Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to annual reports that we will file. The existence of a material weakness could result in errors in our financial statements that could cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information which may lead to a decline in our stock price.

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RISKS RELATING TO THIS OFFERING

WE ARE AN “EMERGING GROWTH COMPANY,” AND ANY DECISION ON OUR PART TO COMPLY WITH CERTAIN REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act enacted in April 2012, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, not being required to comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, not being required to comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We could remain an emerging growth company until the earliest of: (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement; (iii) the date on which we have issued more than $1.07 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. We cannot predict if investors will find our Common Stock less attractive if we choose to rely on these exemptions. If some investors find our Common Stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our Common Stock and our stock price may be more volatile. Further, as a result of these scaled regulatory requirements, our disclosure may be more limited than that of other public companies and you may not have the same protections afforded to shareholders of such companies.

OUR STOCK HAS HISTORICALLY HAD A LIMITED MARKET. IF AN ACTIVE TRADING MARKET FOR OUR COMMON STOCK DOES DEVELOP, TRADING PRICES MAY BE VOLATILE.

If an active trading market develops, the market price of the shares of Common Stock may be based on factors that may not be indicative of future market performance. Consequently, the market price of the Common Stock may vary greatly. If an active market for the Common Stock develops, there is a significant risk that the stock price may fluctuate dramatically in the future in response to any of the following factors, some of which are beyond our control:

•	variations in our quarterly operating results;
•	announcements that our revenue or income/loss levels are below analysts’ expectations;
•	general economic slowdowns;
•	changes in market valuations of similar companies;
•	announcements by us or our competitors of significant contracts; or
•	acquisitions, strategic partnerships, joint ventures or capital commitments.

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WE WILL BE SUBJECT TO THE REPORTING REQUIREMENTS OF FEDERAL SECURITIES LAWS, WHICH CAN BE EXPENSIVE.

After effectiveness of the registration statement of which this prospectus is a part, we will be subject to the information and reporting requirements under the Securities Exchange Act of 1934 and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act of 2002, subject to certain exemptions from such requirements under the JOBS Act applicable to emerging growth companies. The costs of preparing and filing annual and quarterly reports and other information with the SEC has and will continue to cause our expenses to be higher than they would be if we were a privately-held company.

SALES BY OUR PRINCIPAL SHAREHOLDER OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK IN THE PUBLIC MARKET COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

A large number (18,892,943, or 67.4%) of our outstanding shares of Common Stock are held by our President, Chief Executive Officer, Director Mr. Zhang. If this shareholder were to decide to sell large number of shares of stock over a short period of time such sales could cause the market price of the Common Stock to decline.

OUR STOCK PRICE HAS BEEN VOLATILE AND SUBJECT TO VARIOUS MARKET CONDITIONS.

The trading price of the Common Stock has been subject to wide fluctuations. The price of the Common Stock may fluctuate in the future in response to quarter-to-quarter variations in operating results, material announcements by us or our competitors, governmental regulatory action, conditions in the nutritional supplement industry, negative publicity, or other events or factors, many of which are beyond our control. In addition, the stock market has historically experienced significant price and volume fluctuations, which have particularly affected the market prices of many dietary and nutritional supplement companies and which have, in certain cases, not had a strong correlation to the operating performance of these companies. Our operating results in future quarters may be below the expectations of securities analysts and investors. If that were to occur, the price of the Common Stock would likely decline, perhaps substantially.

OUR OFFICERS AND DIRECTORS MAY HAVE A CONFLICT OF INTEREST WITH THE MINORITY SHAREHOLDERS AT SOME TIME IN THE FUTURE BECAUSE THE MAJORITY OF OUR SHARES OF COMMON STOCK ARE OWNED BY OUR PRESIDENT, CHIEF EXECUTIVE OFFICER, AND DIRECTOR. THUS, THE OTHER SHAREHOLDERS MAY NOT BE ABLE TO INFLUENCE OR CONTROL THE COMPANY’S BOARD OF DIRECTORS, OR MANAGEMENT’S DECISION MAKING.

As of the date of this prospectus, Rongxuan Zhang, our President, Chief Executive Officer, and Director, beneficially owns, either directly or through entities controlled by him, a majority or approximately 67.4% of our outstanding common stock. Mr. Zhang’s interests may not always be the same as those of our minority shareholders. Mr. Zhang is not simply a passive investor, but is also our Chief Executive Officer, President, and Director, and his interests as an executive may at times be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon Mr. Zhang exercising, in a manner fair to all our shareholders, his fiduciary duties as an officer and/or director. Also, Mr. Zhang can control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all our assets, amendments to our Articles of Incorporation and the election of directors. This concentration of ownership may also delay, defer, or prevent a change of control of the Company, that may be disadvantageous to minority shareholders.

BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR SHAREHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell them. There is no assurance that shareholders will be able to sell shares when desired.

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RISKS RELATED TO THE MARKET FOR OUR STOCK GENERALLY

OUR COMMON STOCK IS CURRENTLY QUOTED ON THE OVER-THE-COUNTER PINK OPEN MARKET THAT MAY HAVE AN UNFAVORABLE IMPACT ON OUR STOCK PRICE AND LIQUIDITY.

Our common stock is quoted Over-the-Counter on the OTC Pink Open Market. The OTC Pink Open Market is a significantly more limited market than established trading markets such as the New York Stock Exchange or NASDAQ. The quotation of our shares on the OTC Pink Open Market may result in a less liquid market available for existing and potential shareholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future. We plan to list our common stock on the Over-the-Counter Bulletin Board, or on a senior exchange such as NASDAQ as soon as practicable. However, we cannot assure you that we could meet the initial listing standards of any stock exchange, or that we could maintain any such listing.

RISKS RELATING TO DOING BUSINESS IN CHINA

CHANGES IN THE POLITICAL AND ECONOMIC POLICIES OF THE PRC GOVERNMENT MAY MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND MAY RESULT IN OUR INABILITY TO SUSTAIN OUR GROWTH AND EXPANSION STRATEGIES.

Most of our operations are conducted in the PRC and substantially all our revenue is sourced from the PRC. Accordingly, our financial condition and results of operations are affected to a significant extent by economic, political and legal developments in the PRC.

The PRC economy differs from the economies of most developed countries in many respects, including the extent of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, regulating financial services and institutions and providing preferential treatment to particular industries or companies.

While the PRC economy has experienced significant growth in the past three decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall PRC economy, but may also have a negative effect on us. Our financial condition and results of operation could be materially and adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. In addition, the PRC government has implemented in the past certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity, which in turn could lead to a reduction in demand for our services and consequently have a material adverse effect on our businesses, financial condition and results of operations.

THERE ARE UNCERTAINTIES REGARDING THE INTERPRETATION AND ENFORCEMENT OF PRC LAWS, RULES AND REGULATIONS.

Most of our operations are conducted in the PRC, and are governed by PRC laws, rules and regulations. Our PRC subsidiaries are subject to laws, rules and regulations applicable to foreign investment in China. The PRC legal system is a civil law system based on written statutes. Unlike the common law system in the U.S., prior court decisions may be cited for reference, but have limited precedential value.

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In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degrees of interpretation by PRC regulatory agencies. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the nonbinding nature of such decisions, and because the laws, rules and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation.

Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered and could materially and adversely affect our business, financial condition and results of operations.

IF THE PRC GOVERNMENT FINDS THAT THE CONTRACTUAL ARRANGEMENTS IN RELATION TO OUR VARIABLE INTEREST ENTITIES DO NOT COMPLY WITH PRC GOVERNMENTAL RESTRICTIONS ON FOREIGN INVESTMENT, OR IF THESE REGULATIONS OR THE INTERPRETATION OF EXISTING REGULATIONS CHANGES IN THE FUTURE, WE COULD BE SUBJECT TO PENALTIES OR BE FORCED TO RELINQUISH OUR INTERESTS IN THOSE OPERATIONS.

Foreign ownership of certain types of businesses is subject to restrictions under applicable PRC laws, rules and regulations. All of our revenue during 2016 and 2017, and the nine months ended September 30, 2018, was generated by Kaifeng Jufeel’s PRC incorporated variable interest entities. These variable interest entities are owned by PRC citizens who are our founders or senior employees or by PRC entities owned by such PRC citizens, or the variable interest entity equity holders, with whom we have contractual arrangements, or the contractual arrangements. The contractual arrangements give us effective control over each of the variable interest entities and enable us to obtain substantially all the economic benefits arising from the variable interest entities as well as consolidate the financial results of the variable interest entities in our results of operations. Although the structure we have adopted is consistent with longstanding industry practice, and is commonly adopted by comparable companies in China, the PRC government may not agree that these arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future.

It is uncertain whether any new PRC laws, rules or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. If we or any of our variable interest entities are found to be in violation of any existing or future PRC laws, rules or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures, including revoking the business and operating licenses of our PRC subsidiaries or the variable interest entities, requiring us to discontinue or restrict our operations, restricting our right to collect revenue, blocking one or more of our websites, requiring us to restructure our operations or taking other regulatory or enforcement actions against us. The imposition of any of these measures could result in a material adverse effect on our ability to conduct all or any portion of our business operations. In addition, it is unclear what impact the PRC government actions would have on us and on our ability to consolidate the financial results of any of our variable interest entities in our consolidated financial statements, if the PRC government authorities were to find our legal structure and contractual arrangements to be in violation of PRC laws, rules and regulations. If the imposition of any of these government actions causes us to lose our right to direct the activities of any of our material variable interest entities or otherwise separate from any of these entities and if we are not able to restructure our ownership structure and operations in a satisfactory manner, we would no longer be able to consolidate the financial results of our variable interest entities in our consolidated financial statements. Any of these events would have a material adverse effect on our business, financial condition and results of operations.

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OUR CONTRACTUAL ARRANGEMENTS MAY NOT BE AS EFFECTIVE IN PROVIDING CONTROL OVER THE VARIABLE INTEREST ENTITIES AS DIRECT OWNERSHIP.

We rely on contractual arrangements with our variable interest entities to operate part of our businesses in China where foreign investment in certain businesses is restricted or prohibited. For a description of these contractual arrangements, see “INFORMATION WITH RESPECT TO OUR BUSINESS – The Business--Our History and Corporate Structure — Contractual Arrangements among Our Wholly-foreign Owned Enterprises, Variable Interest Entities and the Variable Interest Entity Equity Holders.” These contractual arrangements may not be as effective as direct ownership in providing us with control over our variable interest entities.

If we had direct ownership of the variable interest entities, we could exercise our rights as an equity holder directly to effect changes in the boards of directors of those entities, which could effect changes at the management and operational level. Under our contractual arrangements, we may not be able to directly change the members of the boards of directors of these entities and would have to rely on the variable interest entities and the variable interest entity equity holders to perform their obligations to exercise our control over the variable interest entities. The variable interest entity equity holders may have conflicts of interest with us or our shareholders, and they may not act in the best interests of our company or may not perform their obligations under these contracts. For example, our variable interest entities and their respective equity holders could breach their contractual arrangements with us by, among other things, failing to conduct their operations, including maintaining our websites and using our domain names and trademarks which the relevant variable interest entities have exclusive rights to use, in an acceptable manner or taking other actions that are detrimental to our interests. Pursuant to the call option, we may replace the equity holders of the variable interest entities at any time pursuant to the contractual arrangements. However, if any equity holder is uncooperative and any dispute relating to these contracts or the replacement of the equity holders remains unresolved, we will have to enforce our rights under the contractual arrangements through the operations of PRC law and arbitral or judicial agencies, which may be costly and time-consuming and will be subject to uncertainties in the PRC legal system. See “— Any failure by our variable interest entities or their equity holders to perform their obligations under the contractual arrangements would have a material adverse effect on our business, financial condition and results of operations.” Consequently, the contractual arrangements may not be as effective in ensuring our control over the relevant portion of our business operations as direct ownership.

ANY FAILURE BY OUR VARIABLE INTEREST ENTITIES OR THEIR EQUITY HOLDERS TO PERFORM THEIR OBLIGATIONS UNDER THE CONTRACTUAL ARRANGEMENTS WOULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

If our variable interest entities or their equity holders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. Although we have entered into call option agreements in relation to each variable interest entity, which provide that we may exercise an option to acquire, or nominate a person to acquire, ownership of the equity in that entity or, in some cases, its assets, to the extent permitted by applicable PRC laws, rules and regulations, the exercise of these call options is subject to the review and approval of the relevant PRC governmental authorities. We have also entered into equity pledge agreements with respect to each variable interest entity to secure certain obligations of such variable interest entity or its equity holders to us under the contractual arrangements. However, the enforcement of such agreements through arbitral or judicial agencies may be costly and time-consuming and will be subject to uncertainties in the PRC legal system. Moreover, our remedies under the equity pledge agreements are primarily intended to help us collect debts owed to us by the variable interest entities or the variable interest entity equity holders under the contractual arrangements and may not help us in acquiring the assets or equity of the variable interest entities.

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In addition, although the terms of the contractual arrangements provide that they will be binding on the successors of the variable interest entity equity holders, as those successors are not a party to the agreements, it is uncertain whether the successors in case of the death, bankruptcy or divorce of a variable interest entity equity holder will be subject to or will be willing to honor the obligations of such variable interest entity equity holder under the contractual arrangements. If the relevant variable interest entity or its equity holder (or its successor), as applicable, fails to transfer the shares of the variable interest entity according to the respective call option agreement or equity pledge agreement, we would need to enforce our rights under the call option agreement or equity pledge agreement, which may be costly and time-consuming and may not be successful.

The contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration or court proceedings in China. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. Moreover, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a variable interest entity should be interpreted or enforced under PRC law, and as a result it may be difficult to predict how an arbitration panel or court would view such contractual arrangements. As a result, uncertainties in the PRC legal system could limit our ability to enforce the contractual arrangements. Under PRC law, if the losing parties fail to carry out the arbitration awards or court judgments within a prescribed time limit, the prevailing parties may only enforce the arbitration awards or court judgments in PRC courts, which would require additional expense and delay. If we cannot enforce the contractual arrangements, we may not be able to exert effective control over the variable interest entities, and our ability to conduct our business, as well as our financial condition and results of operations, may be materially and adversely affected.

WE MAY LOSE THE ABILITY TO USE, OR OTHERWISE BENEFIT FROM, THE LICENSES, APPROVALS AND ASSETS HELD BY OUR VARIABLE INTEREST ENTITIES, WHICH COULD SEVERELY DISRUPT OUR BUSINESS, RENDER US UNABLE TO CONDUCT SOME OR ALL OUR BUSINESS OPERATIONS AND CONSTRAIN OUR GROWTH.

Although the significant majority of our revenues are generated, and the significant majority of our operational assets are held, by our wholly-foreign owned enterprises, which are our subsidiaries, our variable interest entities hold licenses and approvals and assets that are necessary for our business operations, as well as equity interests in a series of our portfolio companies, to which foreign investments are typically restricted or prohibited under applicable PRC law. The contractual arrangements contain terms that specifically obligate variable interest entity equity holders to ensure the valid existence of the variable interest entities and restrict the disposal of material assets of the variable interest entities. However, in the event the variable interest entity equity holders breach the terms of these contractual arrangements and voluntarily liquidate our variable interest entities, or any of our variable interest entities declares bankruptcy and all or part of its assets become subject to liens or rights of third-party creditors, or are otherwise disposed of without our consent, we may be unable to conduct some or all of our business operations or otherwise benefit from the assets held by the variable interest entities, which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, if any of our variable interest entities undergoes a voluntary or involuntary liquidation proceeding, its equity holders or unrelated third-party creditors may claim rights to some or all the assets of such variable interest entity, thereby hindering our ability to operate our business as well as constrain our growth.

THE EQUITY HOLDERS, DIRECTORS AND EXECUTIVE OFFICERS OF THE VARIABLE INTEREST ENTITIES, AS WELL AS OUR EMPLOYEES WHO EXECUTE OTHER STRATEGIC INITIATIVES MAY HAVE POTENTIAL CONFLICTS OF INTEREST WITH OUR COMPANY.

PRC laws provide that a director and an executive officer owes a fiduciary duty to the company he or she directs or manages. The directors and executive officers of the variable interest entities, including Rongxuan Zhang, our founder and executive chairman, must act in good faith and in the best interests of the variable interest entities and must not use their respective positions for personal gain. On the other hand, as a director of our company, Mr. Zhang has a duty of care and loyalty to our company and to our shareholders under Wyoming law. We control our variable interest entities through contractual arrangements and the business and operations of our variable interest entities are closely integrated with the business and operations of our subsidiaries. Nonetheless, conflicts of interests for these individuals may arise due to dual roles both as directors and executive officers of the variable interest entities and as directors or employees of our Company, and may also arise due to dual roles both as variable interest entity equity holders and as directors or employees of our company.

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We cannot assure you that these individuals will always act in the best interests of our Company should any conflicts of interest arise, or that any conflicts of interest will always be resolved in our favor. We also cannot assure you that these individuals will ensure that the variable interest entities will not breach the existing contractual arrangements. If we cannot resolve any such conflicts of interest or any related disputes, we would have to rely on legal proceedings to resolve these disputes and/or take enforcement action under the contractual arrangements. There is substantial uncertainty as to the outcome of any such legal proceedings. See “--Any failure by our variable interest entities or their equity holders to perform their obligations under the contractual arrangements would have a material and adverse effect on our business, financial condition and results of operations.”

THE CONTRACTUAL ARRANGEMENTS WITH OUR VARIABLE INTEREST ENTITIES MAY BE SUBJECT TO SCRUTINY BY THE PRC TAX AUTHORITIES. ANY ADJUSTMENT OF RELATED PARTY TRANSACTION PRICING COULD LEAD TO ADDITIONAL TAXES, AND THEREFORE SUBSTANTIALLY REDUCE OUR CONSOLIDATED NET INCOME AND THE VALUE OF YOUR INVESTMENT.

The tax regime in China is rapidly evolving and there is significant uncertainty for taxpayers in China as PRC tax laws may be interpreted in significantly different ways. The PRC tax authorities may assert that we or our subsidiaries or the variable interest entities or their equity holders owe and/or are required to pay additional taxes on previous or future revenue or income. Under applicable PRC laws, rules and regulations, arrangements and transactions among related parties, such as the contractual arrangements with our variable interest entities, may be subject to audit or challenge by the PRC tax authorities. If the PRC tax authorities determine that any contractual arrangements were not entered into on an arm’s length basis and therefore constitute a favorable transfer pricing, the PRC tax liabilities of the relevant subsidiaries and/or variable interest entities and/or variable interest entity equity holders could be increased, which could increase our overall tax liabilities. In addition, the PRC tax authorities may impose late payment interest. Our net income may be materially reduced if our tax liabilities increase.

IF CHINA DOES NOT CONTINUE ITS POLICY OF ECONOMIC REFORMS, IT COULD, AMONG OTHER THINGS, RESULT IN AN INCREASE IN TARIFFS AND TRADE RESTRICTIONS ON PRODUCTS WE PRODUCE OR SELL FOLLOWING A BUSINESS COMBINATION, MAKING OUR PRODUCTS LESS ATTRACTIVE AND POTENTIALLY REDUCING OUR REVENUES AND PROFITS.

China’s government has been reforming its economic system since the late 1970s. The economy of China has historically been a nationalistic, “planned economy,” meaning it has functioned and produced according to governmental plans and pre-set targets or quotas.

However, in recent years, the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership in business enterprises. Although we believe that the changes adopted by the government of China have had a positive effect on the economic development of China, additional changes still need to be made. For example, a substantial portion of productive assets in China are still owned by the Chinese government. Additionally, the government continues to play a significant role in regulating industrial development. We cannot predict the timing or extent of any future economic reforms that may be proposed, but should they occur, they could reduce our operating flexibility or require us to divert our efforts to products or ventures that are less profitable than those we would elect to pursue on our own.

A recent positive economic change has been China’s entry into the World Trade Organization, the global international organization dealing with the rules of trade between nations. It is believed that China’s entry will ultimately result in a reduction of tariffs for industrial products, a reduction in trade restrictions and an increase in trading with the United States. However, China has not fully complied with all its WTO obligations to date, including fully opening its markets to American goods and easing the current trade imbalance between the two countries. If actions are not taken to rectify these problems, trade relations between the United States and China may be strained, and this may have a negative impact on China’s economy and our business by leading to the imposition of trade barriers on items that incorporate our products, which would reduce our revenues and profits.

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BECAUSE CHINESE LAW GOVERNS ALMOST ALL OUR MATERIAL AGREEMENTS, WE MAY NOT BE ABLE TO ENFORCE OUR LEGAL RIGHTS WITHIN CHINA OR ELSEWHERE THAT COULD RESULT IN A SIGNIFICANT LOSS OF BUSINESS, BUSINESS OPPORTUNITIES, OR CAPITAL.

Chinese law governs almost all our material agreements. We cannot assure you that we will be able to enforce any of our material agreements or that remedies will be available outside of China. The system of laws and the enforcement of existing laws in China may not be as certain in implementation and interpretation as in the United States. The Chinese judiciary is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

Additionally, substantially all our assets will be located outside of the United States and most of our officers and directors will reside outside of the United States. As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws. Moreover, we have been advised that China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extradition treaties now in effect between the United States and China would permit effective enforcement of criminal penalties of the Federal securities laws.

IT WILL BE EXTREMELY DIFFICULT TO ACQUIRE JURISDICTION AND ENFORCE LIABILITIES AGAINST OUR OFFICERS, DIRECTORS AND ASSETS BASED IN CHINA.

Because our officers and directors reside outside of the United States, it may be difficult, if not impossible, to acquire jurisdiction over those persons if a lawsuit is initiated against us and/or our officers and directors by a shareholder or group of shareholders in the United States. Also, because our officers will likely be residing in China at the time such a suit is initiated, achieving service of process against such persons would be extremely difficult. Furthermore, because most our assets are in China, it would also be extremely difficult to access those assets to satisfy an award entered against us in United States court. Moreover, we have been advised that China does not have treaties with the United States providing for the reciprocal recognition and enforcement of judgments of courts

WE MAY HAVE DIFFICULTY ESTABLISHING ADEQUATE MANAGEMENT, LEGAL AND FINANCIAL CONTROLS IN CHINA, THAT COULD IMPAIR OUR PLANNING PROCESSES AND MAKE IT DIFFICULT TO PROVIDE ACCURATE REPORTS OF OUR OPERATING RESULTS.

China historically has not followed Western style management and financial reporting concepts and practices, and its access to modern banking, computer and other control systems has been limited. We may have difficulty in hiring and retaining enough qualified employees to work in China in these areas. Because of these factors, we may have trouble in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards, making it difficult for management to forecast its needs and to present the results of our operations accurately.

IMPOSITION OF TRADE BARRIERS AND TAXES MAY REDUCE OUR ABILITY TO DO BUSINESS INTERNATIONALLY, AND THE RESULTING LOSS OF REVENUE COULD HARM OUR PROFITABILITY.

We may experience barriers to conducting business and trade in our targeted emerging markets in the form of delayed customs clearances, customs duties and tariffs. In addition, we may be subject to repatriation taxes levied upon the exchange of income from local currency into foreign currency, substantial taxes of profits, revenues, assets and payroll, as well as value-added tax. The markets in which we plan to operate may impose onerous and unpredictable duties, tariffs and taxes on our business and products, and there can be no assurance that this will not reduce the level of sales that we achieve in such markets, which would reduce our revenues and profits.

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THERE CAN BE NO GUARANTEE THAT CHINA WILL COMPLY WITH THE MEMBERSHIP REQUIREMENTS OF THE WORLD TRADE ORGANIZATION, WHICH COULD LEAVE US SUBJECT TO RETALIATORY ACTIONS BY OTHER GOVERNMENTS AND REDUCE OUR ABILITY TO SELL OUR PRODUCTS INTERNATIONALLY.

China has agreed that foreign companies will be allowed to import most products into any part of China. In the sensitive area of intellectual property rights, China has agreed to implement the trade-related intellectual property agreement of the Uruguay Round. There can be no assurances that China will implement any or all the requirements of its membership in the World Trade Organization in a timely manner. If China does not fulfill its obligations to the World Trade Organization, we may be subject to retaliatory actions by the governments of the countries into which we sell our products, which could render our products less attractive, thus reducing our revenues and profits.

There can be no guarantee that our management will continuously meet its obligations under Chinese law to enable distribution of profits earned in China to entities outside of China.

A circular recently promulgated by the State Administration of Foreign Exchange, or SAFE, has increased the ability of foreign holding companies to receive distributions of profits earned by Chinese operating subsidiaries. While they have agreed to meet those annual requirements, it is possible that they will fail to do so, which could limit our ability to gain access to the profits earned by Kaifeng Jufeel. The result could be the inability to pay dividends to our shareholders or to deploy capital outside of China in a manner that would be beneficial to our business.

WE MAY INCUR MATERIAL PRODUCT LIABILITY CLAIMS, THAT COULD INCREASE OUR COSTS AND HARM OUR FINANCIAL CONDITION AND OPERATING RESULTS.

It is possible that widespread product liability claims could increase our costs, and adversely affect our revenues and operating income. Moreover, liability claims arising from a serious adverse event may increase our costs through higher insurance premiums and deductibles, and may make it more difficult to secure adequate insurance coverage in the future. In addition, as we do not maintain product liability insurance, we will be responsible to cover future product liability claims, thereby requiring us to pay substantial monetary damages and adversely affecting our business. We haven’t had any incident that damages were reported and determined to be cause by our products.

Substantially all our assets are in the PRC, and substantially all our revenue comes from PRC sources. Accordingly, our results of operations, financial position and prospects are subject to a significant degree to the economic, political and legal developments of the PRC.

THE CHINESE GOVERNMENT EXERTS SUBSTANTIAL INFLUENCE OVER THE WAY WE MUST CONDUCT OUR BUSINESS ACTIVITIES.

China only recently has permitted provincial and local economic autonomy and private economic activities. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

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FUTURE INFLATION IN CHINA MAY INHIBIT OUR ABILITY TO CONDUCT BUSINESS IN CHINA.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products and our company.

PRC REGULATIONS RELATING TO INVESTMENTS IN OFFSHORE COMPANIES BY PRC RESIDENTS MAY SUBJECT OUR PRC-RESIDENT BENEFICIAL OWNERS OR OUR PRC SUBSIDIARIES TO LIABILITY OR PENALTIES, LIMIT OUR ABILITY TO INJECT CAPITAL INTO OUR PRC SUBSIDIARIES OR LIMIT OUR PRC SUBSIDIARIES’ ABILITY TO INCREASE THEIR REGISTERED CAPITAL OR DISTRIBUTE PROFITS.

SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, on July 4, 2014, which replaced the former circular commonly known as “SAFE Circular 75” promulgated by SAFE on October 21, 2005. SAFE Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular 37 as a “special purpose vehicle.” SAFE Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. If a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls.

We have notified substantial beneficial owners of ordinary shares who we know are PRC residents of their filing obligation, and we have periodically filed SAFE Circular 75 reports prior to the promulgation of SAFE Circular 37 on behalf of certain employee shareholders who we know are PRC residents. However, we may not be aware of the identities of all our beneficial owners who are PRC residents. We do not have control over our beneficial owners and cannot assure you that all our PRC-resident beneficial owners will comply with SAFE Circular 37 and subsequent implementation rules. The failure of our beneficial owners who are PRC residents to register or amend their SAFE registrations in a timely manner pursuant to SAFE Circular 37 and subsequent implementation rules, or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in SAFE Circular 37 and subsequent implementation rules, may subject such beneficial owners or our PRC subsidiaries to fines and legal sanctions. Furthermore, since SAFE Circular 37 was recently promulgated and it is unclear how this regulation, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant PRC government authorities, we cannot predict how these regulations will affect our business operations or future strategy. Failure to register or comply with relevant requirements may also limit our ability to contribute additional capital to our PRC subsidiaries and limit our PRC subsidiaries’ ability to distribute dividends to our company. These risks may have a material adverse effect on our business, financial condition and results of operations.

THE VALUE OF OUR SECURITIES WILL BE AFFECTED BY THE CURRENCY EXCHANGE RATE BETWEEN U.S. DOLLARS AND RMB.

The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and RMB, and between those currencies and other currencies in which our sales may be denominated. For example, if we need to convert U.S. dollars into RMB for our operational needs and the RMB appreciates against the U.S. dollar at that time, our financial position, our business, and the price of our common stock may be harmed. Conversely, if we decide to convert our RMB into U.S. dollars for declaring dividends on our common stock or for other business purposes and the U.S. dollar appreciates against the RMB, the U.S. dollar equivalent of our earnings from our subsidiaries in China would be reduced.

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Our procurement strategy is to diversify our suppliers both in the PRC and overseas. And some of our processing equipment is currently imported. These transactions are often settled in U.S. dollars or other foreign currency. If the U.S. dollars or other foreign currency appreciate against RMB, our costs will increase. If we cannot pass the resulted cost increase to our customers, our profitability and operating results will suffer. In addition, because our sales to international customers are growing, we are subject to the risk of foreign currency depreciation.

WE MAY BE EXPOSED TO LIABILITIES UNDER THE FOREIGN CORRUPT PRACTICES ACT, AND ANY DETERMINATION THAT WE VIOLATED THE FOREIGN CORRUPT PRACTICES ACT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

We are subject to the Foreign Corrupt Practice Act, or the FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute, for obtaining or retaining business. We have operations, agreements with third parties and we make sales in China. Our activities in China create the risk of unauthorized payments or offers of payments by the employees, consultants, sales agents or distributors of our Company, even though they may not always be subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the U.S. government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

WE MAY BE TREATED AS A RESIDENT ENTERPRISE FOR PRC TAX PURPOSES UNDER THE PRC ENTERPRISE INCOME TAX LAW, AND WE MAY THEREFORE BE SUBJECT TO PRC INCOME TAX ON OUR GLOBAL INCOME.

Under the PRC Enterprise Income Tax Law and its implementing rules, both of which came into effect on January 1, 2008, enterprises established under the laws of jurisdictions outside of China with “de facto management bodies” located in China may be considered PRC tax resident enterprises for tax purposes and may be subject to the PRC enterprise income tax at the rate of 25% on their global income. “De facto management body” refers to a managing body that exercises substantive and overall management and control over the production and business, personnel, accounting books and assets of an enterprise. The State Administration of Taxation issued the Notice Regarding the Determination of Chinese-Controlled Offshore-Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, or Circular 82, on April 22, 2009. Circular 82 provides certain specific criteria for determining whether the “de facto management body” of a Chinese-controlled offshore-incorporated enterprise is located in China. Although Circular 82 only applies to offshore enterprises controlled by PRC enterprises, not those controlled by foreign enterprises or individuals, the determining criteria set forth in Circular 82 may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises. Currently, we generate only a small portion of our revenues offshore. However, if this proportion were to increase and if we were to be considered a PRC resident enterprise, we would be subject to PRC enterprise income tax at the rate of 25% on our global income. In such case, our profitability and cash flow may be materially reduced as a result of our global income being taxed under the Enterprise Income Tax Law. We believe that none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.”

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DIVIDENDS PAYABLE TO OUR FOREIGN INVESTORS AND GAINS ON THE SALE OF OUR COMMON STOCK BY OUR FOREIGN INVESTORS MAY BECOME SUBJECT TO PRC TAX LAW.

Under the Enterprise Income Tax Law and its implementation regulations issued by the State Council, a 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises, which do not have an establishment or place of business in the PRC or which have such establishment or place of business but the dividends are not effectively connected with such establishment or place of business, to the extent such dividends are derived from sources within the PRC. Similarly, any gain realized on the transfer of common stock by such investors is also subject to PRC tax at a current rate of 10%, subject to any reduction or exemption set forth in relevant tax treaties, if such gain is regarded as income derived from sources within the PRC. If we are deemed a PRC resident enterprise, dividends paid on our common stock, and any gain realized from the transfer of our common stock, would be treated as income derived from sources within the PRC and would as a result be subject to PRC taxation. See “Regulation — Regulations on Tax.” Furthermore, if we are deemed a PRC resident enterprise, dividends payable to individual investors who are non-PRC residents and any gain realized on the transfer of common stock by such investors may be subject to PRC tax at a current rate of 20%, subject to any reduction or exemption set forth in applicable tax treaties. It is unclear whether if we or any of our subsidiaries established outside China are considered a PRC resident enterprise, holders of our common stock would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas. If dividends payable to our non-

PRC investors, or gains from the transfer of our common stock by such investors are subject to PRC tax, the value of your investment in our common stock may decline significantly.

USE OF PROCEEDS

We are registering these shares pursuant to the registration rights granted to the Selling Shareholders. We will not receive any proceeds from the sale or other disposition by the Selling Shareholders of the shares of our common stock covered by this prospectus.

DETERMINATION OF THE OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

DILUTION

Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of shares of common stock and the pro forma as adjusted net tangible book value per share of common stock immediately after completion of this offering. Since the Company is not offering new shares and it will not receive any proceeds from the offering, as a result there is no dilution as a result of the offering.

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SELLING SECURITY HOLDERS

The Selling Shareholders listed below will be offering their shares in private transactions or on the public market through registered broker dealers. All sales may be offered at a price of $6.00 per share for the duration of the offering. In the case of sales through broker dealers, sales commissions shall be limited to 5%.

Selling Shareholder	Number of Shares Beneficially Owned Before the Offering (1)	Percentage Beneficially Before the Offering	Number of Common Stock Shares Offered	Number of Shares Beneficially Owned After the Offering (2)
Ning Rao	300,000	1.07%	80,000	220,000
Yaokun Wang	420,000	1.5%	420,000	0

(1) “Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act and includes more than direct individual ownership. Beneficial ownership includes indirect ownership, or ownership of shares through an entity.

(2) Assumes the Selling Shareholders dispose of all the shares covered by this prospectus and do not acquire beneficial ownership of any other shares of the Company. The registration of the shares does not necessarily mean that the selling shareholders will sell all or any portion of the shares covered by this prospectus. However, if the Selling Shareholders dispose of all the shares covered by this prospectus, none will hold 1% or more of the Company’s common stock.

Material Relationships with Selling Shareholders

None of the Selling Shareholders on this prospectus have or have had in the past five years any material relationship with the Company other than as a holder of the Company’s common stock. Neither of the Selling Shareholders are associated persons of, or otherwise affiliated, with any broker-dealers. They both received their shares for their service provided to Kaifeng Jufeel from September 2016 to October 2017, and received their share certificates of the Company in September and October 2017. They paid no consideration for the shares, but the fair value of their service was evaluated at $0.42 per share.

PLAN OF DISTRIBUTION

The Selling Shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions shall be at $6.00 per share for the duration of the offering.

The Selling Shareholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at the offering price;
•	a combination of any such methods of sale; and
•	any other method permitted by applicable law.

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The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the Selling Shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Shareholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed with the Selling Shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

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REGULATION M

The Selling Shareholders who will offer and sell the shares, offered hereby, are aware that they are required to comply with the provisions of Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

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DESCRIPTION OF SECURITIES

COMMON STOCK

Jufeel’s Articles of Incorporation authorize the issuance of an unlimited number of shares of common stock, no par value per share, of which 28,030,010 shares were outstanding as of December 31, 2017. Holders of shares of common stock are entitled to one vote for each share on all matters entitled to a shareholder vote. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share pro rata in dividends, if any are declared. Our Board of Directors has discretion to declare dividends from time to time from any funds legally available. In a liquidation, dissolution, or winding up of the Company’s affairs, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the liquidation preference to holders of preferred stock. Holders of common stock have no preemptive rights to purchase Jufeel’s common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Any action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting, and without prior notice, if written consent of not less than the minimum number of votes that would be required to authorize or take such action at a meeting at which all shares entitled to vote were present and voted.

PREFERRED STOCK

Jufeel’s Articles of Incorporation authorizes the issuance of an unlimited number of shares of preferred stock, no par value, of which no shares are outstanding as of September 30, 2018.

The holders of preferred stock shall have such preferences, limitations and relative rights as may be determined, prior to the issuance of such preferred stock, by the Board of Directors. Jufeel desires to have preferred stock available to provide flexibility in structuring possible future acquisitions and financings and to address corporate needs that may arise. If opportunities arise that would make desirable the issuance of preferred stock through either a public offering or private placements, the flexible preferred stock provisions in our Articles of Incorporation allow the Company to avoid the possible delay and expense of holding a shareholder meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock that would dilute the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right that may be included in the terms of any series of preferred stock may also dilute the net income per share and the net book value of the common stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. Therefore, it is not possible now to determine how a particular series of preferred stock would affect Jufeel’s common stock or any other series of preferred stock that Jufeel may issue. Our Board of Directors may issue additional preferred stock in future financings, but has no current plans to do so.

The issuance of preferred stock could make it more difficult for a third party to acquire a majority of the outstanding voting stock of Jufeel.

Jufeel intends to furnish holders of its common stock annual reports containing audited financial statements and to make public quarterly reports containing unaudited financial information.

STOCK TRANSFER AGENT

The transfer agent for our common stock is Globex Stock Transfer, LLC.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

JMS Law Group, PLLC may render an opinion with respect to the validity of the shares of common stock covered by this prospectus. JMS Law Group, PLLC does not own any shares of the Company.

The consolidated financial statements as of December 31, 2015, 2016 and 2017 and for each of the three years in the period ended December 31, 2017 included in this prospectus, have been audited by Marcum Bernstein & Pinchuk LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the Registration Statement. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The office address of Marcum Bernstein & Pinchuk LLP is 7 Penn Plaza Suite 830, New York, NY 10001

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INFORMATION WITH RESPECT TO THE REGISTRANT

The Business

Overview

Jufeel International Group (“Jufeel,“ “we” or the “Company”) is a Wyoming corporation. The Company was established through a series of transactions more fully described under the section entitled “Reorganization” below. Our wholly owned subsidiary, Jufeel Holdings Co., Ltd., wholly owns Ivan International Biology Limited, a Hong Kong corporation that owns 100% of the shares of a PRC-registered wholly owned foreign entity Kaifeng Ivan King Biotechnology Co., Ltd. (“Ivan King”). Ivan King has entered into variable interest agreements with Kaifeng Jufeel Biotechnology Co., Ltd. (“Kaifeng Jufeel”), a PRC entity engaged in the cultivation, processing, research and development, and sale of aloe vera products developed for the health, beauty, nutritional, and pharmaceutical industries. Our business is headquartered in Henan province, PRC. On August 5, 2011, our current business began operating through Kaifeng Jufeel and its four PRC subsidiaries. We are a bio-tech company that cultivates, produces, develops, and sells raw aloe vera and aloe vera based consumer products through our distribution network in mainland China.

Corporate History

Bros Holding Company (“BHC”) incorporated in Nevada on April 28, 2010 as a holding company for a BVI subsidiary and its subsidiaries, and traded on OTC Markets under the trading symbol “BSHG.” After 2013, BHC management ceased paying Nevada franchise taxes and BHC’s transfer agent ceased providing services for non-payment, and therefore apparently BHC management abandoned the company. The corporate charter was revoked. On August 26, 2016, the Nevada district court, pursuant to Nevada Revised Statutes §78.347, appointed a non-affiliated shareholder as BHC’s custodian to preserve its corporate existence. Pursuant to that court order, the custodian issued to himself 85 million common shares as compensation for expenses incurred reviving the Company, resulting in 100,005,000 shares issued and outstanding as of January 24, 2017. On January 24, 2017, the custodian sold those shares to Rong Rao (acting as nominee for Mr. Zhang) and appointed her as the sole member of the BHC Board of Directors.

On or about January 30, 2017, BHC changed its name to Jufeel International Group (“Jufeel Nevada”). In February 2017, BHC changed its trading symbol to “CNJG,” and effected a 1-for-500 reverse split of its common stock. As a result of the reverse split, there were 200,010 common shares issued and outstanding, of which 170,000 were owned by Rong Rao (acting as nominee for Mr. Zhang, beneficially owned by Mr. Zhang) and 30,010 shares were owned by the former shareholders.

Ms. Rao transferred 170,000 shares to our President and CEO, Rongxuan Zhang on February 27, 2017 for no consideration. These 200,010 shares were outstanding prior to the establishment of the Variable Interest Entities (the “VIE”) entities and the issuance of shares of the publicly traded parent to shareholders of the PRC operating company. On March 27, 2017, Jufeel Nevada’s Board of Directors authorized the issuance of 27,830,000 additional shares to Mr. Zhang and approximately 60 employees, consultants, cooperation partners and service providers of the Company.

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Reorganization

In 2017, the Company went through a series of corporate transactions whereby ultimately Jufeel Wyoming merged with Jufeel International Group (a Nevada Corporation, formerly Bros Holding Company (as described below) hereinafter “Jufeel Nevada”).

The following chart illustrates the structure of the Company prior to reorganization:

Timeline

2010 to 2016	Bros Holding Company (Nevada corporation)

2017	Bros Holding Company changes its name to Jufeel International Group and incorporates 4 subsidiaries, to carry out reorganization (“Jufeel Nevada”)

Jufeel International Group, Wyoming corporation (“Jufeel Wyoming”)

Bros Holding Company, Oklahoma corporation (“Bros Oklahoma”)

	Jufeel International Group, Oklahoma corporation (“Jufeel Oklahoma”)	Jufeel Interim Corporation, Oklahoma corporation (“Jufeel Interim”)

On January 14, 2017, Jufeel Nevada was purchased by a third party on behalf of Mr. Zhang for $120,000 and then transferred to Mr. Zhang on February 27, 2017 for no consideration. In February 2017, Jufeel Nevada effected a 1-for-500 reverse split of its common stock. As a result of the reverse split, there were 200,010 common shares issued and outstanding, of which 170,000 were beneficially owned by Mr. Zhang and 30,010 shares were owned by the former shareholders. The 30,010 shares owned by the former shareholders have been presented as outstanding as of the beginning of the earliest period presented. In July 2017, Jufeel Nevada reorganized as a holding company, incorporating three tiers of Oklahoma subsidiaries (Jufeel Interim Corporation (“Jufeel Interim”), Jufeel International Group, Inc. (“Jufeel Oklahoma”), Bros Holding Company and Jufeel Wyoming). In August 2017, Jufeel Nevada merged into Jufeel Interim, and then merged into Bros Holding Company, with Bros Holding Company as the surviving entity. Bros Holding Company was sold to a non-affiliated third party, and later dissolved on November 3, 2017. On August 22, 2017, Jufeel Oklahoma merged into Jufeel Wyoming in order to change its domicile to Wyoming, with Jufeel Wyoming as the surviving entity.

Effective on August 22, 2017, shareholders of Kaifeng Jufeel and Ivan King or WOFE entered into a series of contractual agreements (“VIE Agreements” which are described below). As a result, the Company, through its wholly owned subsidiaries Ivan King, identify Kaifeng Jufeel as a variable interest entity (or “VIE”) and has been determined to be the primary beneficiary of Kaifeng Jufeel. Accordingly, the Company consolidates Kaifeng Jufeel’s operations, assets and liabilities.

As a part of the holding company reorganization, on September 15, 2017 and October 24, 2017, Jufeel Wyoming issued 27,830,000 additional shares to Mr. Zhang and employees, service providers and cooperation partners of the Company. The issuance of these shares represented interests for each holders in Kaifeng Jufeel prior to the reorganization. Following the issuances, Mr. Zhang owns, either directly or through entities controlled by him, approximately 18,892,943 shares, or 67.4% of the Company’s common stock. On October 25, 2017, the reorganization was completed.

Immediately before and after the Reorganization, the ultimate owners’ equity interests of Kaifeng Jufeel were almost identical of those of the Company. Accordingly, the Reorganization is accounted for as a legal reorganization of the entities under common control in a manner akin to a pooling of interest as if the Company, through its wholly owned subsidiaries, had been in existence and been the primary beneficiary of the VIE throughout the periods presented in the consolidated financial statements.

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Current Operations

Jufeel Holdings Co., Ltd. (“Jufeel Holdings”) was established in the British Virgin Islands (“BVI”) on May 10, 2017 by a third party on behalf of Mr. Rongxuan Zhang, the founder, president, chairman and the controlling shareholder of the Company (“Mr. Zhang”). On May 16, 2017, the third party transferred all the shares to Mr. Zhang for no consideration. On August 22, 2017, Mr. Zhang has transferred all the shares to Jufeel Wyoming.

Ivan International Biology Limited. (“Ivan International”) was established as an investment holding company by a third party in Hong Kong Special Administrative Region of the People’s Republic of China (the “PRC”) on April 23, 2015. On June 7, 2017, the shares of Ivan International were transferred to Mr. Zhang for US$1,200. On the same day, Jufeel Holdings signed a shareholding entrustment agreement with Mr. Zhang to state that Mr. Zhang holds the equity interest in Ivan International on behalf of Jufeel Holding. On October 27, 2017, the official transfer of shares of Ivan International to Jufeel Holdings was completed.

Kaifeng Ivan King Biotechnology Co., Ltd. (“Ivan King” or “WFOE”) was established as a wholly foreign owned enterprise on August 09, 2017 in Kaifeng, the PRC by Ivan International. Ivan King is principally engaged in providing related technical supports and business consulting services to Kaifeng Jufeel Biotech Co, Ltd. (“Kaifeng Jufeel”).

Kaifeng Jufeel was incorporated on August 05, 2011 registered in Kaifeng, Henan Province, under the laws of the PRC with a principal office in Zhengzhou, Henan. Kaifeng Jufeel was 49% owned by Mr. Zhang and 51% owned by Henan Jufeel Technology Group Co., Ltd. (“Henan Jufeel”) an entity owned by Mr. Zhang, before September 23, 2016. From September 23, 2016 to October 24, 2017, Mr. Zhang contributed 32.5% of the equity interests of Kaifeng Jufeel to certain shareholders (See Note 17 to the financial statements for details). After the contribution, Mr. Zhang owns 67.5% of the equity interests of Kaifeng Jufeel.

Hainan Zhongchen Biological Engineering Co, Ltd. (“Hainan Zhongchen”), was incorporated on July 03, 2001 in Haikou, Hainan Province, under the laws of the PRC by former independent third parties. In 2012, the 70% ownership interest of Hainan Zhongchen was sold to Jufeel Technology and Trading Co., Ltd., a company which was controlled by Mr. Zhang, for $3,103,133 and Mr. Zhang became the ultimate controlling shareholder of Hainan Zhongchen. In October 2016, the 70% ownership interest of Hainan Zhongchen owned by Jufeel Technology and Trading Co., Ltd. was transferred to Kaifeng Jufeel. As the result, the transfer of the 70% ownership interest was accounted as business combination under common control.

Suzhou Yihuotong E-business Co, Ltd (“Suzhou Yihuotong”) was incorporated on August 10, 2016 registered in Suzhou, Jiangsu Province, under the laws of the PRC, a wholly owned subsidiary of Kaifeng Jufeel.

Wuxi Jufeel PMAS Life Technology Co, Ltd (“Wuxi Jufeel”) was incorporated on October 11, 2016 registered in Suzhou, Jiangsu Province, under the laws of the PRC. The shareholders Mrs. Zhang Yi, Henan Jufeel Technology Investment Co., Ltd. and Mr. Lu Dajie hold 70%, 10% and 20% of Wuxi Jufeel’s equity interest, respectively. On the same day, Mrs. Zhang Yi and Henan Jufeel Technology Investment Co., Ltd. signed a share entrustment agreement with Kaifeng Jufeel and agreed that they hold the equity interest in Wuxi Jufeel on behalf of Kaifeng Jufeel. In this regard, Kaifeng Jufeel owns 80% equity interest in Wuxi Jufeel. As a result, the Company consolidates Wuxi Jufeel and there is 20% non-controlling interests.

Changzhou Jufeel PMAS Aloe Biotechnology Co, Ltd. (“Changzhou Jufeel”) was incorporated on May 23, 2017 registered in Changzhou, Jiangsu Province, under the laws of the PRC. Kaifeng Jufeel owns 70%, and Wuxi Jufeel owns 30% of its equity interests.

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Contractual Arrangements among Our Wholly-foreign Owned Enterprises, Variable Interest Entities and the Variable Interest Entity Equity Holders

On August 22, 2017, Ivan King, Kaifeng Jufeel, and the shareholders of Kaifeng Jufeel have entered into a series of contractual agreements in order to enable the Company to (1) have power to direct the activities that most significantly affects the economic performance of Kaifeng Jufeel, and (2) receive the economic benefits of Kaifeng Jufeel that could be significant to Kaifeng Jufeel. The Company is fully and exclusively responsible for the management of Kaifeng Jufeel, assumes all of risk of losses of Kaifeng Jufeel and has the exclusive right to exercise all voting rights of Kai-feng Jufeel's shareholder. Therefore, in accordance with ASC 810 "Consolidation", the Company is considered the primary beneficiary of Kaifeng Jufeel and has consolidated Kaifeng Jufeel’s assets, liabilities, results of operations, and cash flows in the accompanying consolidated financial statements. The VIE Agreements are as follows:

(1)	Business Operations Agreement: Pursuant to the terms of a Business Operations Agreement dated August 22, 2017, between Ivan King and the shareholders of Kaifeng Jufeel (the “Business Operations Agreement”), Kaifeng Jufeel and their shareholders agreed to entrust the operations and management of its business to Ivan International Biology Limited. According to the Entrusted Management Agreement, Ivan International Biology Limited possesses the full and exclusive right to manage Kaifeng Jufeel’s operations, assets and personnel, and Kaifeng Jufeel shall pledge to Ivan International all of its assets, including accounts receivable, and the latter has the obligation to guarantee all of the obligations of the former. The Business Operations Agreement has a ten-year term but may be terminated earlier if (i) the parties mutually agree to terminate the agreement; (ii) the dissolution of Kaifeng Jufeel; or (iii) Ivan International Biology Limited acquires all the assets or equity of Kaifeng Jufeel (as more fully described below under “Exclusive Option Agreement”).

(2)	Exclusive Consulting and Service Agreement: Pursuant to the terms of an Exclusive Consulting and Service Agreement dated August 22, 2017, between Ivan Hong Kong and Kaifeng Jufeel (the “Service Agreement”), Ivan Hong Kong is the exclusive technology consulting service provider to Kaifeng Jufeel. Kaifeng Jufeel agreed to pay Ivan Hong Kong all fees payable for technology which may be developed or owned by Ivan. The Service Agreement shall remain in effect for ten years or until (i) the parties mutually agree to terminate the agreement; (ii) the dissolution of Kaifeng Jufeel; or (iii) Ivan Hong Kong acquires Kaifeng Jufeel (as more fully described below under “Exclusive Option Agreement”).

(3)	Shareholder’s Voting Proxy Agreement: Pursuant to the terms of certain Shareholder’s Voting Proxy Agreements dated August 22, 2017, between Ivan Hong Kong and each of the shareholders of Kaifeng Jufeel (the “Shareholder’s Voting Proxy Agreements”), the shareholders of Kaifeng Jufeel irrevocably appointed Ivan Hong Kong as their proxy to exercise on such shareholders’ behalf all of their voting rights as shareholders pursuant to PRC law and the Articles of Association of Kaifeng Jufeel, including the appointment and election of directors of Kaifeng Jufeel. The Shareholder’s Voting Proxy Agreements have a term of 10 years and will be mutually extended on each 10-year anniversary; provided that should the Business Operations Agreement terminate, the Shareholder’s Voting Proxy Agreements will automatically terminate.

(4)	Exclusive Equity Option Agreement: Pursuant to the terms of an Exclusive Option Agreement dated August 22, 2017, between Ivan Hong Kong, Kaifeng Jufeel, and the shareholders of Kaifeng Jufeel (the “Exclusive Option Agreement”), the shareholders of Kaifeng Jufeel granted Ivan International Biology Limited (or its designee) an irrevocable and exclusive purchase option (the “Option”) to acquire Kaifeng Jufeel’s equity interests and/or remaining assets, but only to the extent that the acquisition does not violate limitations imposed by PRC law on such transactions. The Option is exercisable at any time at Ivan International Biology Limited’s discretion so long as such exercise and subsequent acquisition of Kaifeng Jufeel does not violate PRC law. The consideration for the exercise of the Option shall be the registered capital of Kaifeng Jufeel. Ivan International Biology Limited may transfer all rights and obligations under the Exclusive Option Agreements to a third party. The Exclusive Option Agreement may be terminated by Ivan International Biology Limited if its exercise becomes prohibited by law.

(5)	Equity Interest Pledge Agreement: Pursuant to the terms of an Equity Interest Pledge Agreement dated August 22, 2017, between Ivan Hong Kong and the shareholders of Kaifeng Jufeel (the “Pledge Agreement”), the shareholders of Kaifeng Jufeel pledged all of their equity interests in Kaifeng Jufeel to Ivan International Biology Limited, including the proceeds thereof, to guarantee all of Ivan International Biology Limited’s rights and benefits under the Business Operations Agreement, the Exclusive Option Agreements, and the Shareholder’ Voting Proxy. Prior to termination of the Pledge Agreement, the pledged equity interests cannot be transferred without Ivan Hong Kong’s prior written consent. The Pledge Agreements may be terminated only upon the written agreement of the parties, and expire two years after the last to terminate of any of the other named agreements.

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Ivan International Biology Limited acquired Kaifeng Jufeel using the VIE arrangement based on our need to further develop our business and comply with PRC regulatory requirements.

In September and October 2017, 27,830,000 shares were issued by Jufeel Wyoming. Following the issuance, Mr. Zhang owns, either directly or through entities controlled by him, approximately 18,892,943 shares, or 67.4% of the Company’s common stock shares.

Corporate Structure

The following chart illustrates our Company’s corporate structure as of the date of this prospectus:

VIE AGREEMENTS

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*Began operating in 2017

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Our Business

Our founder, Rongxuan Zhang, began researching the aloe vera industry in the United States in 1999. He believed that this plant, virtually unknown in China, could be developed and marketed for domestic production, and began a worldwide search for the best plant stock and processing practices. As a result, he organized Jufeel into a vertically integrated producer, developer and supplier of products from the aloe vera plant. We believe that Aloe vera (Aloe barbadensis miller) has a great potential in the cosmetic and health industry as there are more than 75 bioactive compounds found in the plant. Aloe vera has traditionally been used as an emollient remedy for skin conditions such as burns, sunburns, frostbite and psoriasis, but has seen wide use in cosmetics and health supplements. Aloe vera may have health benefits as a home remedy for gastrointestinal and other ailments. High purity polysaccharides including acetylated mannan may be beneficial to the human immune system and are believed to have other pharmacological applications. We produce aloe products for four major consumer market categories: health, beauty, nutritional supplements and pharmaceutical.

On December 3, 2018, the Office of the National Leading Group for the Identification and Management of High-tech Enterprises issued the Notice on Promulgation the Third Batch of Proposed High-tech Enterprises in Henan Province in 2018, and Kaifeng Jufeel Biotechnology Co., Ltd. was listed among them, becoming a high-growth enterprise supported by the state.

Raw Materials and Cultivation

Aloe vera is a tropical plant, and grows best in tropical climates with moderate rainfall and black cotton soils (heavy soils) such as those found in Hainan, China. Hainan, colloquially known as “China’s Hawaii,” is an island province in the south of China across the Gulf of Tonkin from Vietnam. The aloe vera plant is native to Africa, the Mediterranean, and the Middle East, but has been grown commercially in the U.S. in the Rio Grande Valley of Texas and in California, and worldwide in similar desert climates. The plant is primarily propagated by planting suckers, or offshoots of the parent plant. Natural propagation of aloe vera by suckers is slow, and has historically been unable to meet the increasing demand of the health and cosmetic industries. Aloe plant suckers can be harvested approximately two to three years after planting.

We use both raw materials harvested from our own cultivation facilities in Hainan and materials purchased from two unrelated party cultivators in Hainan, Jinquisong Agricultural Development Co., Ltd., which is engaged in general agricultural production and has supplied us since 2013, and an individual aloe vera cultivator, Mr. Zhou Haitao, an individual aloe leaf supplier Haikou, who has supplied us with aloe leaves since 2010. We grow our plants on our 305-acre farm located in Hainan Province, People’s Republic of China. In China, all land is owned by the state and agricultural land is generally owned by rural collectives. We lease our current aloe growing properties under leases that expire in 2019, 2031 and 2043. We are currently negotiating the lease of an additional 100 acres of land to increase our production capacity.

Production

Following harvest, the aloe vera leaves go through a state of the art production process to extract the gel and juice. Our processing and extraction facility is in Haikou City, Hainan. When current construction is complete, we will also have a production base of PMAS at our corporate headquarters in Kaifeng, Henan Province. We also purchase some of our cosmetic products from a company in Guangzhou, and outsource the production of our aloe drinks to a company in Henan.

We use state of the art, reverse osmosis cold processing technology that enables separation, purification, concentration and disinfection to be conducted at normal room temperatures, thus preserving the plant’s bioactive properties. The cleanliness of our processing facility is certified to produce food-grade product, and we process the plants without using chemicals or additives. Harvested leaf must be refrigerated if it is not immediately processed to preserve the integrity of the active ingredients.

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Our Products

We sell both raw aloe materials and a variety of branded aloe products sold under our Jufeel trademark. We believe PMAS, the bioactive ingredient in many of our Jufeel products, is the world’s most advanced living cell anti-aging technology and bioimmunopolysaccharide purification technology. PMAS, or “pure acetate” (phthalocyanine) is derived from the acetylated mannan (Acemannan) polysaccharide found in aloe leaves. Approximately .7 grams of PMAS can be extracted from each kilogram of aloe leaves. We have developed proprietary processing methods to produce what we believe is the purest and most efficacious PMAS product worldwide.

Our most popular products are Super ZD and PMAS aloe tablet, Jufeel PMAS aloe toothpaste, PMAS Oral Instant Membrane, and Qi Jiantao beauty products (whitening creams, sunscreen, skin care)

Our revenues by category are as follows:

	Year ended	Percentage	Year ended	Percentage	Year ended	Percentage
	12/31/2017	of Revenues	12/31/2016	of Revenues	12/31/2015	of Revenues
Health care products and cosmetics	$26,367,931	94.6%	$10,803,273	91.0%	$2,556,699	63.1%
Aloe material sales	1,210,167	4.3%	1,025,188	8.6%	1,000,274	24.7%
Related party sales of aloe material	269,002	1.0%	-	-	494,736	12.2%
Related party sales of health/cosmetics	16,872	0.1%	41,735	0.4%	633	0.0%
Total sales	$27,863,972	100.0%	$11,870,196	100.0%	$4,052,342	100%

	Nine months ended	Percentage	Nine months ended	Percentage
	09/30/2018	of Revenues	09/30/2017	of Revenues
Health care products and cosmetics	$11,775,601	93.9%	$8,299,679	86.8%
Aloe material sales	750,705	6.0%	980,040	10.2%
Related party sales of aloe material	-	-	267,162	2.8%
Related party sales of health/cosmetics	17,636	0.1%	16,439	0.2%
Total sales	$12,543,942	100.0%	$9,563,320	100.0%

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New Products

In August 2017, we launched our own aloe based branded beverage called “IDD aloe juice.” This product is our first attempt to deploy our high-quality aloe vera raw material in the fast beverage industry. We believe our IDD aloe juice drink with its quality ingredients, ideal taste, and competitive price is poised to become a leading plant-based health drink in China’s health conscious beverage market. In addition, we expend significant resources in research and development to develop other commercial health and beauty uses for our aloe vera products.

In 2018, the Company introduced its latest product, PMAS No. 6, an aloe vera gel products which is an upgraded version of aloe vera Oral Instant Membrane using nanotechnology. We believe that the introduction of new products will substantially increase revenue and gross margins.

Product Distribution

We are constantly monitoring the market for our products and adapting our sales techniques in an effort to maximize our sales potential. Starting the second half of 2016, we sold our products through exclusive distributors who purchased local territories, generally smaller buyers. Distributors were required to advertise our branded products at the manufacturer’s suggested retail prices. Our agreements with exclusive distributors renew yearly, thus we can evaluate their efficacy at frequent intervals. During this time, substantially all of our branded product sales were also sold online or through our WeChat account opened by our PRC subsidiary Suzhou Yihuotong. Our distributors and agents provide our WeChat app account called “Yihuotong” to the end consumer or small retailer, and the distributor’s account is automatically credited. Following the order, our products ship directly to consumers from our Zhengzhou headquarters. This marketing strategy aims to allow swift market entry without the significant costs of establishing traditional regional distribution and warehousing facilities in a territory as large as China. We had licensed distributor territories throughout a significant portion of mainland China, but we still have some territories available for sale. The Company requires the distributors/agents to pay a membership fee in exchange for the exclusive right to sell our products in a defined geographic area.

In the fourth quarter of 2016 the Company launched a sales promotion on the Yihuotong system under which, in part, agents had priority buying of our new product (PMAS No. 1), which resulted in strong sales for the end of 2016. In considering the feasibility of this model, the Company decided, in the first quarter of 2017, rather than rely on smaller buyers of its products, and the agency model, to rather target larger customers (dealers).

In 2017, we had 466 distributors, compared to 404 in 2016, and 181 in 2015. However, we had higher distributor concentration in 2017. Our distributor sales account for approximately 85% of our total finished product sales. One distributor, Anhui Xunhe E-business Co., Ltd (and its affiliated company, Anhui Pupuying E-business Co., Ltd), has accounted for 5% or more in sales for two years (5% in 2016 and 15% in 2017) of our total sales revenues; another distributor, Zhengzhou Jiuxing Biotechnology Information Center, accounted for 20% in 2017, and three other distributors accounted for 8-10% each in 2017.

Our Major Customers

We earn revenues through the sale of our products through an established network of distributors who sell our products to customers throughout China, and through our online website and our WeChat account called Yihuotong.

Historically, our largest single customer has been Coca-Cola Beverages (Shanghai) Co., Ltd., (“Coca-Cola”) for which sales accounted for 20%, 6% and 3% of our total sales for fiscal years 2015, 2016 and 2017, respectively. The sales to Coca-Cola consisted of raw also materials that Coca-Cola uses as ingredients in their aloe soft drink beverages sold in China. As is typical for sales of raw aloe materials, those sales have a lower gross margin than those of our other branded consumer products. We expect our sales to Coca-Cola to decrease as a percentage of our total sales as we continue to develop and launch our own branded products. Three customers accounted for 20%, 15% and 11% of annual sales for the year ended December 31, 2017, respectively. No customer accounted for more than 10% of annual sales for the year ended December 31, 2016. One customer accounted for 20% of annual sales for the year ended December 31, 2015.

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Our Growth Strategy

Although China has a long tradition of herbal remedies, the aloe plant is not native to China. In the United States, according to a 2015 survey conducted by industry trade group the Council for Responsible Nutrition, over 50% of adults take herbal supplements. China has a long history of natural remedy use, but Chinese consumers are comparatively unfamiliar with the potential health uses of aloe. We believe our domestic sales will increase quickly and significantly as Chinese consumers learn more about the potential health benefits and uses for aloe.

To help increase market penetration, we have established a sales and marketing center in Kaifeng, Henan Province where we have approximately 35 employees engaged in sales and marketing activities. We plan to reach out to potential distributors in provinces where we do not currently have any distributors. Currently, our branded products are primarily sold in mainland China, but we plan to enter international markets in Europe, Asia, and the United States as we increase production. We plan to open a sales office in the United States in 2018.

Research and Development

We currently operate our research and development department located in our Kaifeng headquarters. As of October 2017, we have five research and development personnel, two of which hold advanced degrees. Our research and development department is responsible for developing advanced health and beauty technologies and new pharmacological products.

We spent approximately $596,297, $310,897, and $269,945 on research and development expenses during 2017, 2016, in 2015, respectively. These expenses included the costs of development new products like our new IDD aloe soft drink beverage, new processing and extraction methods and methods to improve our current processes. For the nine months ended September 30, 2018, we spent $703,939 on research and development expenses. We plan to continue our research and development activities in 2018 and have budgeted similar amounts for these costs.

In the past few years, we have established cooperation relationships with the School of Pharmacy of Nanjing Traditional Chinese Medicine University (one of the most well-known schools of Chinese medicine research), the School of Pharmaceutical and Life Sciences of Changzhou University (one of the most well-known schools in China in the field of food processing) and the Zhongshan Medical University of Taiwan. We have also hired scholars and academicians from the United States and Australia to help us with scientific research. We have invested heavily in the research of aloe extract technology, aloe extract on AIDS treatment, aloe extract on tumor control research, and achieved good results.

In April 2018, Mr. Zhang won the "Gold Award" of medical health field at the 46th Science and Technology Expo in Geneva on behalf of the Company; in August 2018, the Company's "Aloe PMAS Oral Instant Dissolution Film Development and Industrialization" was awarded the scientific and technological achievements of the Ministry of Science and Technology of China; in September 2018, the 20th STD-AIDS and Infectious disease international meeting was held in Thailand, Mr. Zhang was invited to attend this meeting. The chairman of the conference presented Mr. Zhang with a certificate of honor jointly awarded by the world's three prestigious universities, the University of Oxford, the University of Strasbourg, France, and the University of California; in September 2018, the Company's PMAS No. 1 product was approved by the Chinese People's Liberation Army General Hospital (one of the most authoritative hospitals in China) to conduct a study about the impact of PMAS on women's climacteric syndrome (MPS), and began phase II clinical trials.

Competition

The market for aloe products in China has just emerged in recent years, but is still relatively undeveloped.

As with most other products, a competitive advantage in the market for aloe products is derived from a favorable combination of quality, price, and customer service. We believe that we are well-positioned to compete successfully in each of those areas. Our state of the art cold processing method allows us to extract a high percentage of the available bioactive compounds in the aloe leaves, thus making our products more potent and effective than our competitors’ products. We also believe our aloe strains are of the highest and most productive varieties available worldwide. We cultivate our aloe plants organically, do not use synthetic pesticides or fertilizers for the three years prior to harvest, and use only non-GMO rootstock. Thus, our aloe products are 100% organic as defined by USDA guidelines.

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In addition, we believe that our cultivation potential is higher than any of our competitors, particularly after we finalize our negotiation for the lease of an additional 100 acres of cultivation property. Due to the aloe plant’s long cultivation period and the relatively higher cost of propagation by suckers compared to seed growing, commercial aloe farming requires significant cash resources. The large cash requirement acts as a barrier to market entry. To our knowledge, our 305-acre organic aloe plant farm in Haikou City (Hainan, China) is the largest organic aloe planting base in China, and we are among the best capitalized companies in our industry.

Finally, our distribution model enables us to provide superior customer service as our products ship directly from our distribution center in Henan rather than through our regional distributors. This direct shipping model enables the customer to receive the product more quickly.

Due to the significant barriers to market entry including the requirement of significant startup capital, large tracts of arable land with soil conducive to the cultivation of aloe plants, and the equipment required to process the raw materials, there are relatively minimal competition in our industry. Currently, we believe there are very few other PRC companies cultivating, producing, and selling high-quality branded aloe products.

Currently, there are at least two companies engaged in large-scale commercial cultivation and processing of aloe in Hainan and Yunnan provinces, namely Yunnan Evergreen Aloe Biological Co., Ltd. and Taishan AGHG Aloe Products Co., Ltd. Additionally, there are other companies offering aloe juice beverages in their product lines including JiRay Food Co., Ltd.

Licenses

We are licensed as a food sales operator for sales of prepackaged food excluding chilled and frozen food. We are also licensed to conduct foreign trade, and are designated a “high-tech enterprise” by Henan Provincial Science and Technology Agency where our main offices are located. We plan to obtain a license to produce designated health food, as required by the Chinese Food and Drug Administration to sell products designated as such, but as of the date of this prospectus, we are only licensed to produce ordinary food.

Compliance with Government Regulation

Restrictions on Food and Drug Production and Labeling

In accordance with the provisions of Article 77 of China’s Food Safety Law, adopted in 2015, and the relevant provisions of the Regulations on Health Food Registration and Filing, health food can only be lawfully produced by enterprises holding a health food production license and the health food produced must be registered with the Food and Drug Administration based on different raw materials used. Whereas the Company does not hold a license to produce designated health food, it must market, advertise, and sell its products as ordinary food.

Restrictions on Advertisement

In accordance with the provisions of Article 17 of China’s Advertising Law, only medical, pharmaceutical, and medical device products may be advertised as disease treatment. This law also prohibits the use of medical terms and misleading statements to advertise or market products not registered for medical or pharmaceutical use. Also, trademarks used in product advertisements should comply with the foregoing laws. Should our products be found to violate any of these laws, we could be subject to fines and legal liability in China.

Restriction on Foreign Ownership

The Company and its subsidiaries operate in compliance with the laws and regulations of the PRC. The principal regulation governing foreign ownership of businesses in China is the Foreign Investment Industrial Guidance Catalogue, effective December 11, 2007 (the “Catalogue”). The Catalogue classifies various industries into four categories: encouraged, permitted, restricted and prohibited. The business of the Company and its subsidiaries fall within the “Encouraged” category of the Catalogue.

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Such a designation offers businesses distinct advantages. For example, businesses engaged in “encouraged” industries:

•	are not subject to restrictions on foreign investment, and, as such, foreigners can own a majority in Sino-foreign joint ventures or establish wholly-owned foreign enterprises in the PRC;
•	with total investment of less than $100 million, are subject to regional (not central) government examination and approval which are generally more efficient and less time-consuming; and
•	may import certain equipment while enjoying a tariff and import-stage value-added tax exemption.

The National Development and Reform Commission and the Ministry of Commerce periodically jointly revise the Catalogue. As such, there is a possibility that our Company’s business may fall outside the scope of the definition of an encouraged industry in the future. Should this occur, we would no longer benefit from such designation.

Taxation and Subsidies

The Chinese government provides tax incentives and subsidies to domestic companies in our industry to encourage the development of agricultural and high technology businesses in China. During 2016, we received business tax exemptions or reductions, subsidies, and government incentives from the local tax administration due to being awarded numerous awards and accolades for being a high-tech company developing technologies with broad health and social benefit.

The Chinese government authorities may reduce or eliminate these high-tech industry tax incentives through new legislation or other regulatory actions at any time in the future. Should we no longer be exempt from regular taxation, our applicable tax rate would increase from 15% to up to 25%, the standard business income tax rate in China.

Regulation of Foreign Currency Exchange and Dividend Distribution

Foreign Currency Exchange. The principal regulations governing foreign currency exchange in China are the Foreign Exchange Administration Regulations (1996), as amended, and the Administration Rules of the Settlement, Sale and Payment of Foreign Exchange (1996). Under these regulations, Renminbi are freely convertible for current account items, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions, but not for most capital account items, such as direct investment, loans, repatriation of investment and investment in securities outside China, unless the prior approval of SAFE or its local counterpart is obtained. In addition, any loans to an operating subsidiary in China that is a foreign invested enterprise, cannot, in the aggregate, exceed the difference between its respective approved total investment amount and its respective approved registered capital amount. Furthermore, any foreign loan must be registered with SAFE or its local counterparts for the loan to be valid. Any increase in the amount of the total investment and registered capital must be approved by the PRC Ministry of Commerce or its local counterpart. We may not be able to obtain these government approvals or registrations on a timely basis, if at all, which could result in a delay in the process of making loans to our subsidiaries.

Dividend Distribution. The principal regulations governing the distribution of dividends by foreign holding companies include the Foreign Investment Enterprise Law (1986), as amended, and the Administrative Rules under the Foreign Investment Enterprise Law (2001).

Under these regulations, foreign investment enterprises in China may pay dividends only out of their retained profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, foreign investment enterprises in China are required to allocate at least 10% of their respective retained profits each year, if any, to fund certain reserve funds unless these reserves have reached 50% of the registered capital of the enterprise. These reserves are not distributable as cash dividends.

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Notice 75. On October 21, 2005, SAFE issued Notice 75, which became effective as of November 1, 2005. According to Notice 75, prior registration with the local SAFE branch is required for PRC residents to establish or to control an offshore company for the purposes of financing that offshore company with assets or equity interests in an enterprise located in the PRC. An amendment to registration or filing with the local SAFE branch by such PRC resident is also required for the injection of equity interests or assets of an onshore enterprise in the offshore company or overseas funds raised by such offshore company, or any other material change involving a change in the capital of the offshore company.

Under the relevant rules, failure to comply with the registration procedures set forth in Notice 75 may result in restrictions being imposed on the foreign exchange activities of the relevant onshore company, including the increase of its registered capital, the payment of dividends and other distributions to its offshore parent or affiliate and capital inflow from the offshore entity, and may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations.

PRC residents who control our company are required to register with SAFE in connection with their investments in us. Such individuals began this registration process on March 8, 2010. If we use our stock or other equity interest to purchase the assets or equity interest of a PRC company owned by PRC residents in the future, such PRC residents will be subject to the registration procedures described in Notice 75.

New M & A Regulations and Overseas Listings. On August 8, 2006, six PRC regulatory agencies, including the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, CSRC and SAFE, jointly issued Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the New M&A Rule, which became effective on September 8, 2006. This New M&A Rule, among other things, includes provisions that purport to require that an offshore special purpose vehicle formed for purposes of overseas listing of equity interests in PRC companies and controlled directly or indirectly by PRC companies or individuals obtain the approval of CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

On September 21, 2006, CSRC published on its official website procedures regarding its approval of overseas listings by special purpose vehicles. The CSRC approval procedures require the filing of a number of documents with the CSRC and it would take several months to complete the approval process. The application of this new PRC regulation remains unclear with no consensus currently existing among leading PRC law firms regarding the scope or the applicability of the CSRC approval requirement.

Regulations on Offshore Parent Holding Companies’ Direct Investment in and Loans to Their PRC Subsidiaries. An offshore company may invest equity in a PRC company which will become the PRC subsidiary of the offshore holding company after investment. Such equity investment is subject to a series of laws and regulations generally applicable to any foreign-invested enterprise in China, which include the Wholly Foreign Owned Enterprise Law, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Contractual Joint Venture Enterprise Law, all as amended from time to time, and their respective implementing rules; the Tentative Provisions on the Foreign Exchange Registration Administration of Foreign-Invested Enterprise; and the Notice on Certain Matters Relating to the Change of Registered Capital of Foreign-Invested Enterprises.

Under the aforesaid laws and regulations, the increase of the registered capital of a foreign-invested enterprise is subject to the prior approval of the authority which approved the initial investment. In addition, the increase in registered capital and the total investment amount must both be registered with SAIC and SAFE.

Shareholder loans made by offshore parent holding companies to their PRC subsidiaries are regarded as foreign debts in China for regulatory purposes which are subject to several PRC laws and regulations, including the PRC Foreign Exchange Administration Regulations, the Interim Measures on Administration on Foreign Debts, the Tentative Provisions on the Statistics Monitoring of Foreign Debts and the Administration Rules on the Settlement, Sale and Payment of Foreign Exchange.

Under these regulations, shareholder loans made by offshore parent holding companies to their PRC subsidiaries are to be registered with SAFE. Furthermore, the total amount of foreign debts that can be incurred by such PRC subsidiaries, including any shareholder loans, shall not exceed the difference between the total investment amount and the registered capital amount of the PRC subsidiaries, both of which are subject to governmental approval.

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Stringent Environmental Regulations.

Our operations and properties are subject to extensive and increasingly stringent laws and regulations pertaining to, among other things, the discharge of materials into the environment and the handling and disposition of wastes (including solid and hazardous wastes) or otherwise relating to protection of the environment.

We have incurred, and we will continue to incur, capital and operating expenditures to comply with these laws and regulations. Upon expansion of our cultivation facilities, we would expect to spend at least that amount to continue to comply with environmental regulations.

Regulation of the Plant Growing Industry. The horticulture industry in the PRC is regulated by governmental agencies, including the Ministry of Agriculture, the Ministry of Commerce, the Ministry of Health, the General Administration of Quality Supervision, Inspection and Quarantine, and the State Environmental Protection Administration. If the relevant regulatory authorities set standards with which we are unable to comply or that increase our costs as to render our products non-competitive, our profitability and our ability to sell products in China may be impacted.

Each Chinese province requires horticulture operators to obtain and maintain a license for each farm owned and operated in that province. Currently, our cultivation facility is and is expected to remain located in Hainan Province. We need to maintain our license to operate our current facility, and will need to obtain a license for any additional property we may acquire to increase our cultivation.

Intellectual Property

Trademarks. China has domestic laws to protect legal rights in copyrights, patents, trademarks and trade secrets. China has also signed on to all the world’s major intellectual property conventions, including:

•	Convention establishing the World Intellectual Property Organization (WIPO Convention) (June 4, 1980);
•	Paris Convention for the Protection of Industrial Property (March 19, 1985);
•	Patent Cooperation Treaty (January 1, 1994); and
•	The Agreement on Trade-Related Aspects of Intellectual Property Rights (TRIPs) (November 11, 2001).

The PRC Trademark Law, adopted in 1982 and revised in 2001, and implementation rules adopted in 2002, protect registered trademarks. The Trademark Office of the State Administration of Industry and Commerce (“SAIC”) handles trademark registrations and grants trademark registrations for a term of ten years.

We have used the trade mark “Jufeel” and the logo  and  for various products commencing at various times since 2011. The trademarks have been registered in 22 classes with China’s SAIC Trademark Office, as follows (registrations are valid for ten-year periods expiring from 2021 to 2015, at which time each can be renewed for additional 10-year terms and 2012 until 2022):

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3 - Abrasives, cosmetics, beauty masks, perfume, essential oils, detergents, wrinkle creams, toothpaste, incenses

5 – Medicines for human purposes, medicine capsules, medicinal and chemical preparations, pharmaceuticals and pharmaceutical components, medicinal aloe preparations, antioxidants, injectables, air fresheners, pest control preparations, disinfecting wipes, medical health bags, dental impression materials

9 Computers, telephones, network communications equipment, video recorders, entertainment equipment connected to external displays, electronic chips, lifesaving equipment, alarms, glasses

10 – Medical apparatuses and instruments, dental equipment, medical x-ray equipment, hearing aids, medical pads, bottles, condoms, prostheses, orthopedic items, suture materials

11- Lamps, electric cookers, refrigeration, air conditioning, water supply, bathroom, disinfection and heating equipment and heating installations.

12- Luggage carts, vehicle interior decorations, antiskid devices, windshields, land vehicle power plants, wheels, automobiles, bicycles, baby carriages

16- Printed publications, periodicals, staplers, pens

18 - Fur covers, canes and harnesses.

20 – Nonmetallic containers for storage and transport, mirrors, bamboo craft, glass steel craft, non-metallic furniture parts

21- Porcelain ornaments, trash cans, drying racks

24 - Fabrics, tapestries, carpets, towels, quilt covers, quilts, bed sheets, bed covers, household plastic covers, flags

25 - Clothing, children’s garments, waterproof clothing, footwear, insoles, hats, socks, gloves, ties, belts

28 - Toys, sports car, chess, sports balls, body training and sports apparatuses, skids, plastic tracks, flak jackets, fishing tackle

30 - Chocolate drinks, candies, non-medical nutrition products, biscuits, pastries, starchy foods, ice cream

31 – Live animals, live poultry, live fish, trees, cereals, plants, fresh fruits, fresh vegetables, fodder and crustaceans.

35 - Import/export agency, auctions, business management, advertising, sales promotions, trade fairs, advertising, accounting

36 - Insurance, bank, capital investment, financial services, real estate agency, brokerage, surety

37 – Construction, interior remodeling, mechanical installation, maintenance and repair, painting services, disinfection

39 - Transportation, goods delivery, transport brokerage, car rental, parking services, warehouse rental, energy distribution, courier services, sightseeing.

41 Education, training, academic seminars, television and theatrical productions, club services, amusement parks, zoos, book publishing, providing recreational facilities

42 – Engineering, technical and scientific research, R & D for others, geological surveys, packaging design, surveys, computer programming, internet search engines, website design and maintenance

43 Catering, restaurant, bar, hotel, accommodation, camping facilities, nursing homes, daycare, animal kennels

The registration is valid from 2012 until 2022. As a registered trademark, “Jufeel” is exclusively owned by Kaifeng Jufeel Biotechnology Co. Ltd. for products within the range limited by Class No. 31; any identical or similar trademark may not be used on commodities involved in Class No. 31. Jufeel Kaifeng does not currently own any trademark on “Jufeel” outside of Class No. 31. In the event of trademark infringement, the SAIC has the authority to fine the infringer and to confiscate or destroy the infringing products. In addition to actions taken by SAIC, Jufeel Kaifeng would be entitled to sue an infringer for compensation.

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We have the following issued or applied-for patents, including 12 issued patents, and 12 patents pending:

No.	Name of Innovation and Creation	Application No. or Patent No.	Date of Application	Applicant

1	A method for preparing freeze-dried powder injection for promoting estrogen secretion by using aloe and notoginseng	ZL2013104489239	September 28, 2013	Kaifeng Jufeel Biological Technology Co., Ltd. (Patent for invention in China)
2	A method for preparing freeze-dried powder injection for the treatment of liver ascites tumor by using aloe and lucid ganoderma	ZL201310448919.2	September 28, 2013	Kaifeng Jufeel Biological Technology Co., Ltd. (Patent for invention in China)
3	A method of preparing freeze-dried powder injection for promoting estrogen secretion by using aloe and notoginseng	HK1190634	September 28, 2013	Kaifeng Jufeel Biological Technology Co., Ltd. (Patent for invention in Hong Kong)
4	A method for preparing freeze-dried powder injection for the treatment of liver ascites tumor by using aloe and lucid ganoderma	HK1190612	September 28, 2013	Kaifeng Jufeel Biological Technology Co., Ltd. (Patent for invention in Hong Kong)
5	Method of preparing lyophilized powder for injection comprising aloe and panax pseudo-ginseng	US 10,016,366 B2	January 29, 2016	Assigned to Kaifeng Jufeel Biological Technology Co., Ltd. by Rongxuan Zhang, Zhengzhou (United States Patent)
6	A method for planting high-content O-acetyl aloe	201310576251. X	November 19, 2013	Hainan Zhongchen Biologic Engineering Co., Ltd. (Patent for invention in China)
7	A processing method for high-content O-acetyl aloe raw materials aloe products	201310576104.2	November 19, 2013	Hainan Zhongchen Biologic Engineering Co., Ltd. (Patent for invention in China)
8	A kind of aloe cutting and cleaning device	ZL201620103670.0	February 2, 2016	Hainan Zhongchen Biologic Engineering Co., Ltd. (Patent for utility models)
9	A kind of aloe flesh separation canning mechanism	ZL201620112920.7	February 4, 2016	Hainan Zhongchen Biologic Engineering Co., Ltd. (Patent for utility models)
10	A kind of process technology of high-content polysaccharide and O-acetyl aloe powder products	201410036579.7	January 26, 2014	Hainan Zhongchen Biologic Engineering Co., Ltd.
11	A kind of process technology of high-content polysaccharide and O-acetyl aloe condensed juice products	201410036666.2	January 26, 2014	Hainan Zhongchen Biologic Engineering Co., Ltd.
12	A kind of process technology of high-content polysaccharide and O-acetyl aloe liquid products	201410036669.6	January 26, 2014	Hainan Zhongchen Biologic Engineering Co., Ltd.
	The following are pending patents:
1	A method for preparing aloe injection freeze-dried powder injection by using aloe powder	201310405844.X	September 9, 2013	Kaifeng Jufeel Biological Technology Co., Ltd.
2	A method for preparing aloe injection by using aloe liquid	201310405920.7	September 9, 2013	Kaifeng Jufeel Biological Technology Co., Ltd.
3	Cleaning Device for Aloe Processing	201820342315.8	March 14th, 2018	Kaifeng Jufeel Biotechnology Co., Ltd
4	Dicing Device for Aloe Juice Extracting	201820342339.3	March 14th, 2018	Kaifeng Jufeel Biotechnology Co., Ltd
5	A Quick Cleaning Device for Aloe Vera	201820342310.5	March 14th, 2018	Kaifeng Jufeel Biotechnology Co., Ltd
6	A Handy Device for Mashing and Extracting Aloe Juice	201820342317.7	March 14th, 2018	Kaifeng Jufeel Biotechnology Co., Ltd
7	Cleanable Aloe Juice Extractor	201820342327.0	March 14th, 2018	Kaifeng Jufeel Biotechnology Co., Ltd
8	A Rapid Crushing Device for Extracting Aloe PMAS	201820342321.3	March 14th, 2018	Kaifeng Jufeel Biotechnology Co.
9	A Cleanable Device for Aloe Vera Piece Mixing and Crushing	201820342328.5	March 14th, 2018	Kaifeng Jufeel Biotechnology Co.
10	Aloe Juice Extraction and Filtration Device for PMAS Extracting	201820342346.3	March 14th, 2018	Kaifeng Jufeel Biotechnology Co.
11	Natural Aloe Vera Gel Two-stage Extraction Device	201820342314.3	March 14th, 2018	Kaifeng Jufeel Biotechnology Co.
12	Portable Aloe Freeze-dried Powder Cold Closet	201820342326.6	March 14th, 2018	Kaifeng Jufeel Biotechnology Co., Ltd

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Business Trade Secrets.

We rely on Chinese business secret laws to protect our interests. All our business processes have been developed internally. We have taken several measures to maintain our formulations as a business secret under Chinese law. Notwithstanding these measures, if we are required to sue to protect our rights in the formulations, the ultimate determination of whether the formulations constitutes a business secret protected under Chinese law will be made on the facts of the case itself. We cannot guarantee that we will be found to have a business secret or that any court will protect our rights in the formulations.

Description of Property

There is no private ownership of land in China. All land is owned by the PRC government on behalf of all Chinese citizens or collectively owned by farmers. Land use rights can be granted or transferred with or without consideration upon approval by the PRC State Land Administration Bureau or its authorized branches.

Our principal executive offices are located 19/F, Building 3, Yabao Oriental International Plaza, 85 Jinshui East Road, Zhengzhou, Henan Province, PRC. Our new centralized administration offices and production facilities in the Kaifeng Jufeel Biotechnology Industrial Park are under construction and are expected to be complete by the first quarter of 2019. We are also in the process of negotiating for the long-term lease of additional cultivation acreage in Hainan.

The following table summarizes our real property interests as of the date of this prospectus:

Facility Location	Address	Operational Purpose	Area	Ownership Status and Term
Henan	19/F and 20/F, Building 3, Yabao Oriental International Plaza, 85 Jinshui East Road, Zhengzhou	Office	2,553.56 sq. meters	Lease from a related party*
Hainan	Yingtou Village Yangfeng Township, Meilan District, Hainan Province	Cultivation	250 mu	Lease until 10/1/2019
Hainan	Yangqin Village, Fushan Township, Chengmai, Hainan Province	Cultivation	800 mu**	Lease until 2/28/2031
Hainan	Duncha Village Fushan Township, Chengmai, Hainan Province	Cultivation	800 mu***	Lease until 12/08/2043
Hainan	99 Hainan Road, Haikou City, Hainan Province	Office and processing facility	1,900 sq. meters	Lease until 9/30/2021
Henan	Longhai 3rd Road, Kaifeng, Henan Province	Principal Executive Offices and Marketing Center	40,858.94 sq. meters	Owned
Henan	North of Longhai 3rd Road, Kaifeng, Henan Province	Future office, processing and warehouse****	75,334.5 sq. meters	Land grant until 9/30/2065
Jiangsu	Room 501~507, Building 1-B, 801 Changwu Zhonglu, Changzhou city, Jiangsu Province	Office	1,928.34 sq. meters	Owned
Shanghai	Room 01-04, 20/F, 89 Zhapu Road, Hongkou district, Shanghai	Office	1,260.1 sq. meters	Lease until 2/9/2021

___________

* The Company leases its administrative offices, consisting of 2,554 square meters of office space on two floors of a commercial office building owned by Mr. Zhang, its President and principal shareholder, and his spouse, Mrs. Guo Li. The lease is for a term of one year, renewable annually on each September 1.

** This land is currently not cultivated.

*** Out of the total 800mu land, 300 mu is currently cultivated with Aloe, and the remaining 500 mu is not cultivated.

**** Under construction – estimated to be completed in first quarter of 2019.

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Employees and Employment Agreements

We have 121 full-time employees, 63 of which are based at our corporate headquarters and marketing center in Zhengzhou, Henan Province, eight of which are based at our cultivation center and processing facility in Haikou City, Hainan Province, six of which are based at our subsidiary in Changzhou and four of which are based at Wuxi cities, Jiangsu Province. All executive officers of the Company are full time employees of the Company with the exception of the Chief Financial Officer who is part time. The employees of at least two of the Company’s PRC operating companies, Hainan ZhongChen Biologic Engineering Co., Ltd. and Kaifeng Jufeel Biological Technology Co., Ltd. have signed a typical PRC employment contract containing terms concerning government mandated health insurance, social insurance, employment injury insurance, unemployment, maternity insurance provisions and monthly compensation.

The Company entered into agreements with its Executive Officers as follows (material terms contained below, all agreements are governed by the labor contract law of the People's Republic of China):

RongXuan Zhang, President, CEO, Director: On May 6, 2018 the Company entered into an agreement with Mr, Zhang for a term three years at a monthly salary of 17,500 RMB, plus overtime pay and allowances.

Wenxing Fu, COO, Director: On October 1, 2016 the Company entered into an agreement with Mr. Fu for a term of three years at a monthly salary of 5,000 RMB plus overtime pay and allowances. He was issued 269,730 shares of common stock.

Lin Bao, CFO: On February 22, 2018 the Company entered into an agreement with Ms. Bao for a term of one year, at a monthly salary of 45,000 RMB. In the event the agreement is terminated by the Company, the Company must pay Ms. Bao the equivalent of one month’s salary for each year of service.

Lei Chen, CAO: On October 1, 2016 the Company entered into an agreement with Mr. Chen for a term of three years at a monthly salary of 3,000 RMB plus overtime pay and allowances. He was issued 3,420 shares of common stock.

Aizhen Ren, CMO, Director: On December 13, 2016 the Company entered into an agreement with Ms. Ren for a term of three years at a monthly salary of 4,000 RMB, plus overtime pay and allowances. She was issued 41,504 shares of common stock.

LEGAL PROCEEDINGS

The Company is not a party to any pending legal proceeding. In January 2016, Zhongyuan Bank filed a claim against Kaifeng Jufeel in Kaifeng People’s Court on an unpaid balance due on a loan in the amount of RMB 16 million (approximately US $2.349 million). The loan was made on September 11, 2015, and due December 10, 2015. On July 5, 2016, the court ordered Kaifeng Jufeel to repay the loan, together with penalty interest, within 10 days. Kaifeng Jufeel paid the judgment by the end of November 2016.

MARKET PRICE OF AND DIVIDENDS ON COMMON STOCK

Our common stock is presently quoted on the OTC Pink Open Market tier of the OTC Markets Group, Inc. (“OTC Pink Market”) under the symbol “CNJG”. There is currently no bid or ask price for the common stock, but the last sale price recorded was $130 per share on January 18, 2017.

On February 24, 2017, the Company changed its trading symbol, previously “BSHG”, to “CNJG” and effected a 1- for -500 reverse stock split. From the initial quotation of the Company’s common stock on June 13, 2014, only 72 shares traded. Because trading has been sporadic and irregular, there is no established public trading market for our common equity. As of December 31, 2017, there were approximately 177 record holders of our common stock. The following table provides historical trading information as adjusted for the February 2017 reverse stock split. Prices do not reflect retail mark-downs and commissions and may not reflect actual transactions. The last sale price of the common stock was $0.26 on February 23, 2017, prior to the effective date of the Company’s reverse stock split, or $130 as adjusted to reflect such split.

Calendar Quarter Ended	High Sales Price*	Low Sales Price*
December 31, 2016	$275.00	$275.00
September 30, 2016	75.00	75.00
June 30, 2016	50.00	50.00
March 31, 2016	50.00	50.00
December 31, 2015	50.00	50.00
September 30, 2015	50.00	50.00
June 30, 2015	50.00	50.00
March 31, 2015	50.00	50.00

* The forgoing table provides historical trading information as adjusted for the reverse stock split. In other words, the stock sale transactions referenced below were not made at the referenced prices, but at prices 1/500th thereof, or $0.55 rather than $275, $0.15 rather than $75 and $0.10 rather than $50.

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Dividends

We have never declared or paid a cash dividend. Any decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our shareholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We have not adopted any compensatory or benefit plans for the future issuance of our securities.

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JUFEEL INTERNATIONAL GROUP

CONSOLIDATED CONDENSED BALANCE SHEET AS OF SEPTEMBER 30, 2018 (unaudited)	F-44

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017 (unaudited)	F-45

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY FOR THE FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017 (unaudited)	F-46

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS FOR THE FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017 (unaudited)	F-47

NOTES TO CONSOLIDATED CONDENSED UNAUDITED FINANCIAL STATEMENTS	F-48

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors

of Jufeel International Group

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Jufeel International Group and Subsidiaries (the “Company”) as of December 31, 2017, 2016 and 2015, and the related consolidated statements of operations and comprehensive income (loss), changes in equity and cash flows for each of the three years in the period ended December 31, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company, as of December 31, 2017, 2016 and 2015, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2017 in conformity with accounting principles generally accepted in the United States of America.

Restatement of Previously Issued Financial Statements

As discussed in Note 24, the accompanying 2016 and 2015 financial statements have been restated.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/Marcum Bernstein & Pinchuk llp

Marcum Bernstein & Pinchuk llp

We have served as the Company’s auditor since 2017.

New York, New York

November 13, 2018

F-2

Jufeel International Group and Subsidiaries

Consolidated Balance Sheets

(Amounts in US$)

	December 31,	December 31,	December 31,
	2017	2016	2015
		(Restated)	(Restated)
Assets
Current assets
Cash and cash equivalents	$16,391,266	$1,902,197	$105,455
Accounts receivable, net	7,613,832	57,561	17,238
Loan to a third party	306,510	-	-
Other receivables, net	514,369	1,153,051	1,049,739
Prepayments	2,087,131	316,053	228,719
Amounts due from related parties	-	13,680,609	1,823,372
Inventories	797,889	591,115	704,105
Deferred inventory costs	1,922,486	-	-
Total current assets	29,633,483	17,700,586	3,928,628
Non-current assets
Property, plant and equipment, net	13,158,725	3,138,418	2,218,664
Land use right, net	2,416,213	2,323,495	2,532,979
Equipment related prepayment	4,029,015	-	-
Long term prepayments and other non-current assets	3,140,944	3,120,468	3,527,168
Total non-current assets	22,744,897	8,582,381	8,278,811
Total assets	$52,378,380	$26,282,967	$12,207,439

Liabilities and Equity
Current Liabilities
Income tax payable	$3,990,404	$2,092,861	$1,264,631
Accounts payable	1,035,006	442,340	427,751
Advanced payments from customers	7,160,513	8,876,313	2,541,581
Deferred revenue	7,571,026	-	-
Amounts due to related parties	705,441	2,145,823	2,271,482
Short-term bank loan	-	-	667,827
Other taxes payables	4,973,474	1,534,480	324,198
Accrued expenses and other liabilities	605,974	489,803	584,405
Liability to be settled by shareholder	-	875,443	-
Total current liabilities	26,041,838	16,457,063	8,081,875
Non-current liabilities
Farmland lease payable	801,139	754,620	806,148
Total non-current liabilities	801,139	754,620	806,148
Total liabilities	26,842,977	17,211,683	8,888,023

Commitments and contingencies	-	-	-

Equity
Preferred stock (No par value, Unlimited number authorized, Issued and outstanding: none)	-	-	-
Common stock (No par value, Unlimited number authorized, 28,030,010 shares issued and outstanding as of December 31, 2017, 2016 and 2015)	-	-	-
Additional paid in capital	7,057,676	3,862,062	3,103,133
Statutory reserve	1,779,412	598,854	-
Retained earnings (accumulated deficit)	15,634,756	4,933,839	(97,878)
Accumulated other comprehensive income (loss)	558,264	(516,019)	(16,302)
Total Jufeel International Group’s shareholders’ equity	25,030,108	8,878,736	2,988,953
Non-controlling interests	505,295	192,548	330,463
Total Equity	25,535,403	9,071,284	3,319,416
Total liabilities and equity	$52,378,380	$26,282,967	$12,207,439

See accompanying notes to the consolidated financial statements.

F-3

Jufeel International Group and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income (Loss)

For the Years Ended December 31, 2017, 2016 and 2015

(Amounts in US$)

	For the Year Ended	For the Year Ended	For the Year Ended
	December 31,	December 31,	December 31,
	2017	2016	2015
		(Restated)	(Restated)
Net revenue
Product sale to third parties	$27,578,098	$11,828,461	$3,556,973
Product sale to related parties	285,874	41,735	495,369
Total net revenue	27,863,972	11,870,196	4,052,342

Cost of revenue
Cost of product sales – third parties	4,133,794	1,974,960	1,174,715
Cost of product sales – related parties	58,854	5,956	87,745
Total cost of revenue	4,192,648	1,980,916	1,262,460
Gross profit	23,671,324	9,889,280	2,789,882

Operating expenses:
Selling and marketing expenses	2,684,587	1,061,767	467,788
General and administrative expenses	5,253,734	1,685,955	1,676,970
Research and development expenses	596,297	310,897	269,945
Acquisition costs	-	-	642,221
Total operating expenses	8,534,618	3,058,619	3,056,924

Income (loss) from Operations	15,136,706	6,830,661	(267,042)

Other (income) expenses	(68,202)	35,974	72,370

Income (loss) before income taxes	15,204,908	6,794,687	(339,412)
Income tax expense	3,032,253	1,286,091	313,356
Net income (loss)	12,172,655	5,508,596	(652,768)
Net (income) loss attributable to non-controlling interests	(291,180)	121,975	207,232
Net income (loss) attributable to Jufeel International Group	$11,881,475	$5,630,571	$(445,536)

Net income (loss)	$12,172,655	$5,508,596	$(652,768)
Other comprehensive income
Foreign currency translation gain (loss), net of nil income taxes	1,074,283	(499,717)	(190,947)
Comprehensive income (loss)	$13,246,938	$5,008,879	$(843,715)
Comprehensive (income) loss attributable to non-controlling interests	(312,747)	137,915	231,167
Comprehensive income (loss) attributable to Jufeel International Group	$12,934,191	$5,146,794	$(612,548)
Earnings (loss) per share-basic and diluted	$0.42	$0.20	$(0.02)

Weighted average number of common stock outstanding-basic and diluted
Basic and diluted	28,030,010	28,030,010	28,030,010

See accompanying notes to the consolidated financial statements.

F-4

Jufeel International Group and Subsidiaries

Consolidated Statements of Changes in Equity

For the Years Ended December 31, 2017, 2016 and 2015

(Amounts in US$)

		Attributable to Jufeel International Group’s Shareholders’ Equity
	Common Stock	Additional paid in capital	Statutory reserves	(Accumulated deficit) retained earnings	Accumulated other comprehensive income (loss)	Non-controlling Interests	Total Equity

Balance, January 1, 2015 (Restated)	28,030,010	$3,103,133	$-	$347,658	$174,645	$561,630	$4,187,066
Net loss	-	-	-	(445,536)	-	(207,232)	(652,768)
Foreign currency translation adjustment	-	-	-	-	(190,947)	(23,935)	(214,882)
Balance, December 31, 2015 (Restated)	28,030,010	$3,103,133	$-	$(97,878)	$(16,302)	$330,463	$3,319,416
Equity interests contribution by the shareholder related to sales promotion	-	758,929	-	-	-	-	758,929
Net income	-	-	-	5,630,571	-	(121,975)	5,508,596
Foreign currency translation adjustment	-	-	-	-	(499,717)	(15,940)	(515,657)
Statutory reserve	-	-	598,854	(598,854)	-	-	-
Balance, December 31, 2016 (Restated)	28,030,010	$3,862,062	$598,854	$4,933,839	$(516,019)	$192,548	$9,071,284
Equity interests contribution by shareholder for employee and non-employee compensation expenses	-	3,195,614	-	-	-	-	3,195,614
Net income	-	-	-	11,881,475	-	291,180	12,172,655
Foreign currency translation adjustment	-	-	-	-	1,074,283	21,567	1,095,850
Statutory reserve	-	-	1,180,558	(1,180,558)	-	-	-
Balance, December 31, 2017	28,030,010	$7,057,676	$1,779,412	$15,634,756	$558,264	$505,295	$25,535,403

See accompanying notes to the consolidated financial statements.

F-5

Jufeel International Group and Subsidiaries

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2017, 2016 and 2015

(Amounts in US$)

	For the Year Ended	For the Year Ended	For the Year Ended
	December 31,	December 31,	December 31,
	2017	2016	2015
		(Restated)	(Restated)
Cash Flows From Operating Activities
Net income (loss)	$12,172,655	$5,508,596	$(652,768)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	125,519	115,662	107,067
Amortization expense	175,737	178,635	264,084
Loss on disposal of property and equipment	4,132	25	2,002
Shareholder contribution for employee and non-employee compensation expenses	2,320,171	875,443	-
Provision for allowance for doubtful accounts	72,216	-	-
Inventory impairment	-	25,312	-
Write off of prepayments	-	-	642,221
Deferred income tax	3,061	(3,111)	-
Changes in operating assets and liabilities:
Accounts receivable	(7,370,262)	(43,263)	119,660
Other receivables	675,216	(177,970)	(986,840)
Prepayments	(1,695,142)	(106,479)	2,533
Amounts due from related parties	3,399,231	(11,327,002)	4,215,675
Inventories	(164,845)	45,690	270,530
Deferred inventory costs	(1,860,525)	-	-
Accounts payable	547,175	43,792	344,794
Income taxes payable	1,711,531	949,401	(640,609)
Deferred revenue	7,327,014	-	-
Advanced payments from customers	(2,190,045)	6,785,483	1,515,289
Amount due to related parties	430,689	20,397	(1,426,219)
Other taxes payable	3,236,611	1,285,628	110,724
Accrued expenses and other current liabilities	96,839	270,953	(23,447)
Net cash provided by operating activities	19,016,978	4,447,192	3,864,696

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(12,627,307)	(1,341,091)	(2,243,234)
Purchases of land use right	-	-	(912,350)
Return of acquisition deposit	-	-	160,555
Repayment from related parties	8,704,916	-	-
Loans to related parties	-	(2,711,696)	(2,004,163)
Loan to a third party	(296,217)	-	-
Payment of cooperation deposit	(888,651)	-	-
Net cash used in investing activities	(5,107,259)	(4,052,787)	(4,999,192)

Cash Flows From Financing Activities
Proceeds from short-term bank loans	-	-	2,970,271
Repayment of short-term bank loans	-	(652,880)	(2,274,007)
Repayment of borrowings from a third party	-	(150,551)	-
Borrowings from a third party	-	-	160,555
Borrowings from a related party	-	1,533,604	266,522
Proceeds from equity interest related to sales promotion	-	758,929	-
Net cash provided by financing activities	-	1,489,102	1,123,341

Effect of exchange rate fluctuation on cash and cash equivalents	579,350	(86,765)	(6,657)

Net increase (decrease) in cash and cash equivalents	14,489,069	1,796,742	(17,812)
Cash and cash equivalents, beginning of year	1,902,197	105,455	123,267
Cash and cash equivalents, end of year	$16,391,266	$1,902,197	$105,455

Supplemental disclosure information:
Cash paid for income tax expense	$1,320,624	$339,801	$953,965
Cash paid for interest expense	$-	$106,061	$30,066

Supplemental disclosure of non-cash investing and financing activities
Purchase of property and equipment financed by other payables	$247,694	$218,582	$37,768

See accompanying notes to the consolidated financial statements.

F-6

Jufeel International Group and Subsidiaries

Notes to Consolidated Financial Statements

(Amounts in US$ unless otherwise noted)

 NOTE 1. DESCRIPTION OF BUSINESS AND ORGANIZATION

Organization and description of business

Jufeel International Group (the “Company” or “Jufeel Wyoming”) was incorporated on July 27, 2017 under the laws of the state of Wyoming, United States of America. Through the reorganization as described below, Jufeel Wyoming ultimately merged with Jufeel International Group Nevada (“Jufeel Nevada”) (formerly Bros Holding Company). The shareholders of Jufeel Nevada became the shareholders of Jufeel Wyoming on a one-for-one basis and Jufeel Wyoming became the ultimate holding company of Jufeel Holdings Co., Ltd. (“Jufeel Holdings”), Ivan International Biology Limited. (“Ivan International”), and Kaifeng Ivan King Biotechnology Co., Ltd. (“Ivan King” or “WFOE”).

Jufeel Holdings was established in the British Virgin Islands (“BVI”) on May 10, 2017 by a third party on behalf of Mr. Rongxuan Zhang, the founder, president, chairman and the controlling shareholder of the Company (“Mr. Zhang”). On May 16, 2017, the third party transferred all the shares to Mr. Zhang for no consideration. On August 22, 2017, Mr. Zhang has transferred all the shares to Jufeel Wyoming.

Ivan International was established as an investment holding company by a third party in Hong Kong Special Administrative Region of the People’s Republic of China (the “PRC”) on April 23, 2015. On June 7, 2017, the shares of Ivan International were transferred to Mr. Zhang for $1,200. On the same day, Jufeel Holdings signed a shareholding entrustment agreement with Mr. Zhang to state that Mr. Zhang holds the equity interest in Ivan International on behalf of Jufeel Holding. As a result, Jufeel Holdings holds 100% equity interest in Ivan International. On October 27, 2017 the official transfer of shares of Ivan International to Jufeel Holdings was completed.

Ivan King was established as a wholly foreign owned enterprise on August 9, 2017 in Kaifeng, the PRC by Ivan International. Ivan King is principally engaged in providing related technical supports and business consulting services to Kaifeng Jufeel Biotech Co, Ltd. (“Kaifeng Jufeel”).

Kaifeng Jufeel was incorporated on August 5, 2011 and registered in Kaifeng, Henan Province, under the laws of the PRC with a principal office in Zhengzhou, Henan. Kaifeng Jufeel was 49% owned by Mr. Zhang and 51% owned by Henan Jufeel Technology Group Co., Ltd. (“Henan Jufeel”), an entity owned by Mr. Zhang, before September 23, 2016. From September 23, 2016 to October 24, 2017, Mr. Zhang contributed 32.5% of the equity interests of Kaifeng Jufeel to certain shareholders (see Note 17 for details). After the contribution, Mr. Zhang owns 67.5% of the equity interests of Kaifeng Jufeel.

Hainan Zhongchen Biological Engineering Co, Ltd. (“Hainan Zhongchen”), was incorporated on July 3, 2001 in Haikou, Hainan Province, under the laws of the PRC by former independent third parties. In 2012, the 70% ownership interest of Hainan Zhongchen was sold to Jufeel Technology and Trading Co., Ltd., a company which was controlled by Mr. Zhang, for $3,103,133 and Mr. Zhang became the ultimate controlling shareholder of Hainan Zhongchen. In October 2016, the 70% ownership interest of Hainan Zhongchen owned by Jufeel Technology and Trading Co., Ltd. was transferred to Kaifeng Jufeel. As a result, the transfer of the 70% ownership interest was accounted as business combination under common control.

Suzhou Yihuotong E-business Co, Ltd (“Suzhou Yihuotong”) was incorporated on August 10, 2016 registered in Suzhou, Jiangsu Province, under the laws of the PRC, a wholly owned subsidiary of Kaifeng Jufeel.

Wuxi Jufeel PMAS Life Technology Co, Ltd (“Wuxi Jufeel”) was incorporated on October 11, 2016 registered in Suzhou, Jiangsu Province, under the laws of the PRC. The shareholders Mrs. Zhang Yi, Henan Jufeel Technology Investment Co., Ltd. and Mr. Lu Dajie hold 70%, 10% and 20% of Wuxi Jufeel’s ownership interest, respectively. On the same day, Mrs. Zhang Yi and Henan Jufeel Technology Investment Co., Ltd. signed a share entrustment agreement with Kaifeng Jufeel to state that they hold the equity interest in Wuxi Jufeel on behalf of Kaifeng Jufeel. In this regard, Kaifeng Jufeel owns 80% equity interest in Wuxi Jufeel. As a result, Kaifeng Jufeel consolidates Wuxi Jufeel and there is a 20% non-controlling interests in Wuxi Jufeel.

F-7

Changzhou Jufeel PMAS Aloe Biotechnology Co, Ltd. (“Changzhou Jufeel”) was incorporated on May 23, 2017 registered in Changzhou, Jiangsu Province, under the laws of the PRC, Kaifeng Jufeel owns 70%, and Wuxi Jufeel owns 30% of its equity interests.

Reorganization

On January 14, 2017, Jufeel Nevada was purchased by a third party on behalf of Mr. Zhang for $120,000 and then transferred to Mr. Zhang on February 27, 2017 for no consideration. In February 2017, Jufeel Nevada effected a 1-for-500 reverse split of its common stock. As a result of the reverse split, there were 200,010 common shares issued and outstanding, of which 170,000 were beneficially owned by Mr. Zhang and 30,010 shares were owned by the former shareholders. The 30,010 shares owned by the former shareholders have been presented as outstanding as of the beginning of the earliest period presented. In July 2017, Jufeel Nevada reorganized as a holding company, incorporating three tiers of Oklahoma subsidiaries (Jufeel Interim Corporation (“Jufeel Interim”), Jufeel International Group, Inc. (“Jufeel Oklahoma”), Bros Holding Company and Jufeel Wyoming). In August 2017, Jufeel Nevada merged into Jufeel Interim, and then merged into Bros Holding Company, with Bros Holding Company as the surviving entity. Bros Holding Company was sold to a non-affiliated third party, and later dissolved on November 3, 2017. On August 22, 2017, Jufeel Oklahoma merged into Jufeel Wyoming in order to change its domicile to Wyoming, with Jufeel Wyoming as the surviving entity.

Effective on August 22, 2017, shareholders of Kaifeng Jufeel and Ivan King or WOFE entered into a series of contractual agreements (“VIE Agreements” which are described below). As a result, the Company, through its wholly owned subsidiaries Ivan King, identify Kaifeng Jufeel as a variable interest entity (or “VIE”) and has been determined to be the primary beneficiary of Kaifeng Jufeel. Accordingly, the Company consolidates Kaifeng Jufeel’s operations, assets and liabilities.

As a part of the holding company reorganization, on September 15, 2017 and October 24, 2017, Jufeel Wyoming issued 27,830,000 additional shares to Mr. Zhang and employees, service providers and cooperation partners of the Company. The issuance of these shares represented interests for each holders in Kaifeng Jufeel prior to the reorganization. Following the issuances, Mr. Zhang owns, either directly or through entities controlled by him, approximately 18,892,943 shares, or 67.4% of the Company’s common stock. On October 25, 2017, the reorganization was completed.

Immediately before and after the Reorganization, the ultimate owners’ equity interests of Kaifeng Jufeel were almost identical of those of the Company. Accordingly, the Reorganization is accounted for as a legal reorganization of the entities under common control in a manner akin to a pooling of interest as if the Company, through its wholly owned subsidiaries, had been in existence and been the primary beneficiary of the VIE throughout the periods presented in the consolidated financial statements.

The VIE arrangements:

On August 22, 2017, Ivan King, Kaifeng Jufeel, and the shareholders of Kaifeng Jufeel have entered into a series of contractual agreements in order to enable the Company to (1) have power to direct the activities that most significantly affects the economic performance of Kaifeng Jufeel, and (2) receive the economic benefits of Kaifeng Jufeel that could be significant to Kaifeng Jufel. The Company is fully and exclusively responsible for the management of Kaifeng Jufeel, assumes all of risk of losses of Kaifeng Jufeel and has the exclusive right to exercise all voting rights of Kaifeng Jufeel’s shareholder. Therefore, the Company is considered the primary beneficiary of Kaifeng Jufeel and has consolidated Kaifeng Jufeel’s assets, liabilities, results of operations, and cash flows in the accompanying consolidated financial statements.

•	Agreements that transfer economic benefits to Ivan King

Business Operations Agreement. Pursuant to the terms of a business operations agreement dated August 22, 2017, between Ivan King and the shareholders of Kaifeng Jufeel (the “Business Operations Agreement”), Kaifeng Jufeel and their shareholders agreed to entrust the operations and management of its business to Ivan King. According to the Business Operations Agreement, Ivan King possesses the full and exclusive right to manage Kaifeng Jufeel’s operations, assets and personnel, and Kaifeng Jufeel shall pledge to Ivan King all of its assets, including accounts receivable, and the latter has the obligation to guarantee all of the obligations of the former. The Business Operations Agreement has a ten year term but may be terminated earlier if (i) the parties mutually agree to terminate the agreement; (ii) the dissolution of Kaifeng Jufeel; or (iii) Ivan King acquires all of the assets or equity of Kaifeng Jufeel (as more fully described below under “Exclusive Option Agreement”).

F-8

Exclusive Consulting and Service Agreement. Pursuant to the terms of an exclusive consulting and service agreement dated August 22, 2017, between Ivan King and Kaifeng Jufeel (the “Service Agreement”), Ivan King is the exclusive technology consulting service provider to Kaifeng Jufeel. Kaifeng Jufeel agreed to pay Ivan King all fees payable for technology which may be developed or owned by Ivan King. The Service Agreement shall remain in effect for ten years or until (i) the parties mutually agree to terminate the agreement; (ii) the dissolution of Kaifeng Jufeel; or (iii) Ivan King acquires Kaifeng Jufeel (as more fully described below under “Exclusive Option Agreement”).

•	Agreements that provide Ivan King effective control over Kaifeng Jufeel

Shareholder’s Voting Proxy Agreement. Pursuant to the terms of certain shareholder’s voting proxy agreements dated August 22, 2017, between Ivan King and each of the shareholders of Kaifeng Jufeel (the “Shareholder’s Voting Proxy Agreement”), the shareholders of Kaifeng Jufeel irrevocably appointed Ivan King as their proxy to exercise on such shareholders’ behalf all of their voting rights as shareholders pursuant to PRC law and the Articles of Association of Kaifeng Jufeel, including the appointment and election of directors of Kaifeng Jufeel. The Shareholder’s Voting Proxy Agreement has a term of 10 years and will be mutually extended on each 10-year anniversary; provided, that in the event of the termination of the Business Operations Agreement, the Shareholder’s Voting Proxy Agreements will automatically terminate.

Exclusive Equity Option Agreement. Pursuant to the terms of an exclusive option agreement dated August 22, 2017, between Ivan King, Kaifeng Jufeel, and the shareholders of Kaifeng Jufeel (the “Exclusive Option Agreement”), the shareholders of Kaifeng Jufeel granted Ivan King (or its designee) an irrevocable and exclusive purchase option (the “Option”) to acquire Kaifeng Jufeel’s equity interests and/or remaining assets, but only to the extent that the acquisition does not violate limitations imposed by PRC law on such transactions. The Option is exercisable at any time at Ivan King’s discretion so long as such exercise and subsequent acquisition of Kaifeng Jufeel does not violate PRC law. The consideration for the exercise of the Option shall be the registered capital of Kaifeng Jufeel. Ivan King may transfer all rights and obligations under the Exclusive Option Agreements to a third party. The Exclusive Option Agreement may be terminated by Ivan International if its exercise becomes prohibited by law.

Equity Interest Pledge Agreement. Pursuant to the terms of an equity interest pledge agreement dated August 22, 2017, between Ivan King and the shareholders of Kaifeng Jufeel (the “Pledge Agreement”), the shareholders of Kaifeng Jufeel pledged all of their equity interests in Kaifeng Jufeel to Ivan King including the proceeds thereof, to guarantee all of Ivan King’s rights and benefits under the Business Operations Agreement, the Exclusive Option Agreements, and the Shareholder’ Voting Proxy Agreements. Prior to termination of the Pledge Agreement, the pledged equity interests cannot be transferred without Ivan King’s prior written consent. The Pledge Agreements may be terminated only upon the written agreement of the parties, and expire two years after the last to terminate of any of the other named agreements.

Risks in relation to the VIE structure

The Company believes that the contractual arrangements with its VIE and their respective shareholders are in compliance with PRC laws and regulations and are legally enforceable. However, uncertainties in the PRC legal system could limit the Company’s ability to enforce the contractual arrangements. If the legal structure and contractual arrangements were found to be in violation of PRC laws and regulations, the PRC government could:

•	revoke the business and operating licenses of the Company’s PRC subsidiary and VIE;

•	discontinue or restrict the operations of any related-party transactions between the Company’s PRC subsidiary and VIE;

•	limit the Group’s business expansion in China by way of entering into contractual arrangements;

•	impose fines or other requirements with which the Company’s PRC subsidiary and VIE may not be able to comply;

F-9

•	require the Company or the Company’s PRC subsidiary and VIE to restructure the relevant ownership structure or operations; or

•	restrict or prohibit the Company’s use of the proceeds of the additional public offering to finance the Group’s business and operations in China.

The Company’s ability to conduct its business may be negatively affected if the PRC government were to carry out of any of the aforementioned actions. As a result, the Company may not be able to consolidate its VIE in its consolidated financial statements as it may lose the ability to exert effective control over the VIE and their respective shareholders and it may lose the ability to receive economic benefits from the VIE. The Company, however, does not believe such actions would result in the liquidation or dissolution of the Company, its PRC subsidiary or its VIE.

The interests of the shareholders of the VIE may diverge from that of the Company and that may potentially increase the risk that they would seek to act contrary to the contractual terms, for example by influencing the VIE not to pay the service fees when required to do so. The Company cannot assure that when conflicts of interest arise, shareholders of the VIE will act in the best interests of the Company or that conflicts of interests will be resolved in the Company’s favor. Currently, the Company does not have existing arrangements to address potential conflicts of interest the shareholders of the VIE may encounter in its capacity as beneficial owners and directors of the VIE, on the one hand, and as beneficial owners and directors of the Company, on the other hand. The Company believes the shareholders of the VIE will not act contrary to any of the contractual arrangements and the exclusive option agreements provide the Company with a mechanism to remove the current shareholders of the VIE should they act to the detriment of the Company. The Company relies on certain current shareholders of the VIE to fulfill their fiduciary duties and abide by laws of the PRC and act in the best interest of the Company. If the Company cannot resolve any conflicts of interest or disputes between the Company and the shareholders of the VIE, the Company would have to rely on legal proceedings, which could result in disruption of its business, and there is substantial uncertainty as to the outcome of any such legal proceedings.

Total assets and liabilities presented on the Company’s consolidated balance sheets and revenue, expense and net income presented on consolidated statements of income and comprehensive income as well as the cash flow from operating, investing and financing activities presented on the consolidated statements of cash flows are substantially the financial position, operation and cash flow of the Company’s VIE and its subsidiaries. The Company has not provided any financial support to Kaifeng Jufeel for the years ended December 31, 2017, 2016 and 2015. The assets and liabilities of the consolidated VIE as of December 31, 2017, 2016 and 2015 are listed below:

	December 31,	December 31,	December 31,
	2017	2016	2015
		(Restated)	(Restated)
Current assets	$29,598,898	$17,700,586	$3,928,628
Non-current assets	22,744,897	8,582,381	8,278,811
Total assets	$52,343,795	$26,282,967	$12,207,439
Current liabilities	$26,006,390	$16,457,063	$8,081,875
Non-current liabilities	801,139	754,620	806,148
Total liabilities	$26,807,529	$17,211,683	$8,888,023

F-10

Details of the subsidiaries and VIE of the Company are set out below:

	Date of incorporation	Place of incorporation	Percentage of ownership	Principal activities
Wholly owned subsidiaries
Jufeel Holdings	May 10, 2017	British Virgin Islands	100%	Investment holding
Ivan International	April 23, 2015	Hong Kong	100%	Investment holding
Ivan King	August 09, 2017	PRC	100%	Consultancy service
Variable Interest Entity (“VIE”)
Kaifeng Jufeel	August 05, 2011	PRC	VIE	Aloe product and distributorship sales
VIE’s subsidiaries
Hainan Zhongchen	July 03, 2001	PRC	70% owned by Kaifeng Jufeel	Aloe material sales
Suzhou Yihuotong	August 10, 2016	PRC	100% owned by Kaifeng Jufeel	Aloe product and distributorship sales
Wuxi Jufeel	October 11, 2016	PRC	80% owned by Kaifeng Jufeel	Aloe product sales
Changzhou Jufeel	May 23, 2017	PRC	70% owned by Kaifeng Jufeel and 30% owned by Wuxi Jufeel	Aloe product sales

NOTE 2. SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of preparation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (‘‘U.S. GAAP’’) and have been consistently applied.

b.	Principles of consolidation

The consolidated financial statements include the financial statements of the Company, its subsidiaries and its VIE. All inter-company transactions and balances have been eliminated upon consolidation.

Non-controlling interests represent the equity interests in the subsidiaries of the VIE that are not attributable, either directly or indirectly, to the Company.

c.	Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ from those estimates. Significant items subject to such estimates and assumptions include allowance for doubtful accounts, valuation of inventory and fair value of equity interests contribution from shareholders, valuation allowance for deferred tax assets and recoverability of carrying amount and the estimated useful lives of long-lived assets.

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d.	Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, cash in bank with no restrictions, as well as highly liquid investments which are unrestricted as to withdrawal or use, and which have remaining maturities of three months or less when initially purchased.

e.	Allowance for doubtful accounts

The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing receivables. The Company determines the allowance based on aging data, historical collection experience, customer specific facts and economic conditions. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

The Company usually receives customer payments in advance and only gives one month credit terms to several customers with long term cooperation history. The allowance for doubtful accounts as of December 31, 2017, 2016 and 2015 was $74,621, nil and nil, respectively.

f.	Inventory

The Company values its inventories at the lower of cost or net realizable value.

Where there is evidence that the utility of inventories, in their disposal in the ordinary course of business, will be less than cost, whether due to physical deterioration, obsolescence, changes in price levels, or other causes, the inventories are written down to net realizable value. Any idle facility costs or excessive spoilage are recorded as current period charges.

Hainan Zhongchen used weighted average method for its finished goods and first in first out method for other inventories. Wuxi Jufeel and Changzhou Jufeel used weighted average for inventories. Kaifeng Jufeel used first in first out method for inventories.

The impairment charged for the years ended December 31, 2017, 2016 and 2015 was nil, $25,312 and nil, respectively.

g.	Deferred inventory costs

The Company has not recognized revenue for the part of the inventory delivered where the collectability was not reasonably assured for the year ended December 31, 2017 and recognized deferred inventory costs for the delivered inventories as the costs related directly to contracts. The costs are expected to be recovered when the Company collects from its customers. The deferred inventory costs will be charged to the cost of revenue when collections are made from its customers and revenue is recognized.

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h.	Research and development expenditures

Research and development expenditures include salaries, wages and other costs of personnel engaged in research and development, costs of services performed by others for research and development on our behalf are expensed when incurred.

i.	Property, plant and equipment

Property and equipment are recorded at cost less accumulated depreciation with no residual value. Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets:

Machinery and equipment	3-11 years
Furniture and office equipment	3-10 years
Motor vehicles	4-8 years
Leasehold improvements	Shorter of estimated useful life (10-20 years) or remaining lease terms

When office equipment and electronic devices are retired or otherwise disposed of, resulting gain or loss is included in net income or loss in the year of disposition for the difference between the net book value and proceeds received thereon. Maintenance and repairs which do not improve or extend the expected useful lives of the assets are charged to expenses as incurred.

Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful life of the asset or the remaining lease term. Construction in progress is related to the construction or development of property (including land) and equipment that have not yet been placed in service for our intended use. Depreciation for equipment commences once it is placed in service and depreciation for buildings and amortization of leasehold improvements commences once they are ready for our intended use. Construction in progress represents capital expenditures for direct costs of construction or acquisition and design fees incurred, and the interest expenses directly related to the construction. Capitalization of these costs ceases and the construction in progress is transferred to the appropriate category of property, plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. Construction in progress is not depreciated.

j.	Land use right

Land use rights are stated at cost less accumulated amortization. Amortization is recorded using the straight-line method over their 50 year useful lives. All land in China is owned by the Chinese government. The government in China, according to law, may sell the right to use the land for a specified period of time. Thus, all of the Company’s land purchases in China are considered to be leasehold land under lease and are stated at cost less accumulated amortization.

k.	Long-Lived Assets

Certain assets such as property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets that are held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount exceeds the fair value of the asset. No impairment was recognized for the years ended December 31, 2017, 2016 and 2015.

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l.	Revenue recognition

The Company recognizes revenue in accordance with Accounting Standard Codification (“ASC”) 605, Revenue Recognition. Revenues are recognized when the four of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the title and risk of loss have passed, (iii) the fees are fixed or determinable, and (iv) collectability is reasonably assured. Amounts received for undelivered merchandise are recorded as advanced payments from customers.

Distributors/Agents: The Company recognizes revenue upon the delivery of products to distributors/agents, which is when title and risk and rewards of ownership have passed to distributors/agents and when collectability is reasonably assured. When the collectability is not reasonably assured, the revenue will not be recognized until payments are collected. Discounts provided were recorded as deduction of net sales.

Enterprise customers: For enterprise customers, the Company recognized revenue when the title and risk of loss have passed to enterprise customers and collectability is reasonably assured. When the collectability is not reasonably assured, the Company recognize revenue according to cost recovery method where no profit is recognized until the proceeds received exceed the related cost of the goods delivered. All collections received after the costs are fully recovered are reflected as income. The Company recorded deferred inventory costs of $1,922,486 as of December 31, 2017 for the related cost of inventory that was delivered where the collections of payment from the enterprise customers are not reasonably assured. The Company recorded accounts receivable of $7,571,026 as the Company had the legal right to claim on the proceeds from the enterprise customers and with credit to deferred revenue in the same amount as of December 31, 2017. Subsequently, $7,571,026 of the account receivable were collected and $1,922,486 deferred inventory costs were released to the cost of revenue when payments were collected.

Taxes that have been assessed by governmental authorities and that are directly imposed on revenue-producing transactions between the Company and its customers, including value-added, and tax surcharge, are presented on a net basis (excluded from net sales).

The Company organized sales promotion activities with its customers from September 2016 to December 2016. Henan Jufeel Technology Investment Co., Ltd., one of the shareholders of Kaifeng Jufeel, contributed its equity interests of Kaifeng Jufeel to customers to encourage them to participate in the sale promotion activities. Consideration in the form of equity instruments is recognized in the same period or periods and in the same manner as if the entity had used cash rebates as a sales discount instead of paying with or using the equity instruments. Then, it was presumed to be a reduction of the selling prices of the Company’s products or services and, therefore, be characterized as a reduction of revenue when recognized in the Company’s income statement.

m.	Advertising, Sales and Marketing Costs

Advertising, sales and marketing costs consist primarily of costs for the promotion of corporate image and product marketing. The Company expensed all marketing and advertising costs as incurred.

n.	Shipping and handling costs

The Company expenses shipping and handling costs in conjunction with sale of its products as incurred and the shipping and handling costs is included as part of selling and marketing expenses. Total shipping and handling costs were $286,431, $203,418 and $192,069 for the years ended December 31, 2017, 2016 and 2015, respectively.

o.	Share-based compensation

Employees’ share-based awards are measured at the grant date fair value of the awards and recognized as expenses over the requisite service period, which is the vesting period.

All transactions in which goods or services from non-employees are received in exchange for equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Non-employees’ share-based awards are measured at fair value at the earlier of the commitment date or the date the services are completed.

The fair value of the equity award granted was assessed using discounted cash flow method under income approach, with a discount for lack of marketability given that the equity interests underlying the awards were not publicly traded. This assessment required complex and subjective judgments regarding the Company’s projected financial and operating results, its unique business risks, the liquidity of its ordinary shares and its operating history and prospects at the time the promise to give the equity interests were made. The fair value of these awards was determined using management’s estimates and assumptions. Significant estimates and assumptions used were including revenue growth rate, terminal growth rate, and discount rate.

F-14

The assumptions used in share-based compensation expense recognition represent management’s best estimates, but these estimates involve inherent uncertainties and application of management judgment. If factors change or different assumptions are used, the share-based compensation expenses could be materially different for any period. Moreover, the estimates of fair value of the awards are not intended to predict actual future events or the value that ultimately will be realized by grantees who receive share-based awards, and subsequent events are not indicative of the reasonableness of the original estimates of fair value made by the Company for accounting purposes.

p.	Shareholder contribution

The value of the shares transferred should be reflected as an expense in the Company’s financial statements with a corresponding credit to contributed (paid-in) capital.

Share-based payments awarded to an employee of the reporting entity by a related party or other holder of an economic interest in the entity as compensation for services provided to the entity are share-based payment transactions to be accounted as above unless the transfer is clearly for a purpose other than compensation for services to the reporting entity. The substance of such a transaction is that the economic interest holder makes a capital contribution to the employees of the Company in exchange for services rendered.

q.	Income taxes

The provision for income taxes is determined using the asset and liability approach of accounting for income taxes. Under this approach, the provision for income taxes represents income taxes paid or payable (or received or receivable) for the current year plus the change in deferred taxes during the year. Deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid, and result from differences between the financial and tax bases of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when enacted.

F-15

Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. In evaluating the need for a valuation allowance, management considers all potential sources of taxable income, including income available in carryback periods, future reversals of taxable temporary differences, projections of taxable income, and income from tax planning strategies, as well as all available positive and negative evidence. Positive evidence includes factors such as a history of profitable operations, projections of future profitability within the carryforward period, including from tax planning strategies, and the Company’s experience with similar operations. Existing favorable contracts and the ability to sell products into established markets are additional positive evidence. Negative evidence includes items such as cumulative losses, projections of future losses, or carryforward periods that are not long enough to allow for the utilization of a deferred tax asset based on existing projections of income. Deferred tax assets for which no valuation allowance is recorded may not be realized upon changes in facts and circumstances, resulting in a future charge to establish a valuation allowance.

Tax benefits related to uncertain tax positions taken or expected to be taken on a tax return are recorded when such benefits meet a more likely than not threshold. Otherwise, these tax benefits are recorded when a tax position has been effectively settled, which means that the statute of limitation has expired or the appropriate taxing authority has completed their examination even though the statute of limitations remains open. Interest and penalties related to uncertain tax positions are recognized as part of the provision for income taxes and are accrued beginning in the period that such interest and penalties would be applicable under relevant tax law until such time that the related tax benefits are recognized.

r.	Value added taxes (“VAT”)

Before July 1, 2017, the Company is subject to VAT at the rate of 17% on sales of its products, 13% on sales of the agricultural products, and at the rate of 6% on its membership revenue. The Company issued membership fee VAT invoices though membership fees are recognized with the sales of aloe products as a single unit of accounting under U.S. GAAP. The PRC government has announced VAT tax rate change on sales of agricultural product to 11% from 13%, which was in effect from July 2017. Therefore, on and after July 1, 2017, sales for certain agricultural products that applied 13% tax rate before July 1, 2017 applied 11% tax rate after July 1, 2017. The Company is also subject to surcharges, which includes urban maintenance and construction taxes and additional education fees on VAT payments in accordance with PRC law. Therefore, the Company’s product sales revenues are subject to VAT at a rate of 17% and 13% before July 1, 2017 and subject to VAT rates of 16% and 11% after July 1, 2017, membership revenue at a rate of 6%, after deducting the VAT paid for the services purchased from suppliers. The surcharges is at the rate of 12% of the VAT, depending on which tax jurisdiction the Company’s PRC operating subsidiaries and the VIE operate in. The payable balances for VAT and surcharges were recorded in other taxes payables.

s.	Related parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

t.	Foreign currency transactions and translations

An entity’s functional currency is the currency of the primary economic environment in which it operates, normally that is the currency of the environment in which the entity primarily generates and expends cash. Management’s judgment is essential to determine the functional currency by assessing various indicators, such as cash flows, sales price and market, expenses, financing and inter-company transactions and arrangements. The functional currency of the Company is the Renminbi (“RMB’), and PRC is the primary economic environment in which the Company operates. The reporting currency of these combined financial statements is the United States dollar (“US Dollars” or “$”).

F-16

For financial reporting purposes, the financial statements of the Company, which are prepared using the RMB, are translated into the Company’s reporting currency, the United States Dollar. Assets and liabilities are translated using the exchange rate at each balance sheet date.  Revenue and expenses are translated using average rates prevailing during each reporting period, and shareholders’ equity is translated at historical exchange rates. Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive income (loss) in stockholders’ equity.

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions. The resulting exchange differences are included in the determination of net loss of the combined financial statements for the respective periods.

The exchange rates used for foreign currency translation were as follows (US Dollars $1 = RMB):

	Year End	Average
12/31/2017	6.5342	6.7518
12/31/2016	6.9370	6.6423
12/31/2015	6.4936	6.2284
12/31/2014	6.1190	6.1428

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

u.	Statutory Reserve

The Company’s PRC subsidiaries, VIE and VIE’s subsidiaries in China are required to make appropriations to certain non-distributable reserve funds.

In accordance with the laws applicable to China’s Foreign Investment Enterprises, the Company’s subsidiaries that are foreign investment enterprises in China have to make appropriations from their after-tax profit (determined under the Accounting Standards for Business Enterprises promulgated by the Ministry of Finance of the People’s Republic of China (“PRC GAAP”) to reserve funds including (i) general reserve fund; (ii) enterprise expansion fund; and (iii) staff bonus and welfare fund. The appropriation to the general reserve fund must be at least 10% of the after-tax profits calculated in accordance with PRC GAAP. Appropriation is not required if the reserve fund has reached 50% of the registered capital of the respective companies. Appropriations to the other two reserve funds are subject to discretion of respective companies.

v.	Earnings per share

Companies are required to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

F-17

The following table sets forth the computation of basic and diluted earnings per share for the years ended December 31, 2017, 2016 and 2015:

	Years ended December 31,
	2017	2016	2015
		(Restated)	(Restated)

Numerator:
Net income (loss) attributable to Jufeel International Group	$11,881,475	$5,630,571	$(445,536)
Denominator:
Weighted-average shares outstanding:
-Common stock issued and outstanding	28,030,010	28,030,010	28,030,010
Denominator for basic and diluted earnings per share	28,030,010	28,030,010	28,030,010
Basic and diluted earnings (loss) per share	$0.42	$0.20	$(0.02)

w.	Comprehensive Income

Comprehensive income is defined as the change in equity of the Company during a period from transactions and other events and circumstances excluding those resulting from investments by and distributions to shareholders. Accumulated other comprehensive income (loss), as presented on the accompanying consolidated balance sheets, only consists of cumulative foreign currency translation adjustment.

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x.	Segment Reporting

The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s reportable segments are based on products, geography, legal structure, management structure, or any other manner in which management disaggregates a company. The Company has two reportable segments (aloe product sales and aloe material sales) in 2017, 2016 and 2015.

y.	Fair Value Measurements

The Company’s financial instruments are accounted for at fair value on a recurring basis. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The three levels of the fair value hierarchy are described below:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no transfers between level 1, level 2 or level 3 measurements for the years ended December 31, 2017, 2016 and 2015.

As of December 31, 2017, 2016 and 2015, none of the Company’s nonfinancial assets or liabilities was measured at fair value on a nonrecurring basis.

The carrying values of the Company’s financial assets and liabilities, including cash and cash equivalents, accounts receivables, short-term bank loan and accounts payable, are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their stated interest rate approximates current rates available.

z.	JOBS Act Accounting Election

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows the Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, the financial statements may not be comparable to companies that comply with public company effective dates.

F-19

aa.	Recently issued accounting standards

In February 25, 2016, the Financial Accounting Standard Board (“FASB”) issued Accounting Standards Update (ASU) 2016-02, Leases (Topic 842). It requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. Public business entities should apply the amendments in ASU 2016-02 for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years (i.e., January 1, 2019, for a calendar year entity). Early application is permitted for all public business entities and all nonpublic business entities upon issuance. The Company (as an EGC) that is taking advantage of the extended transition period offered to private entities would apply this for fiscal years beginning after December 15, 2019. The Company is currently evaluating the impact of adopting ASU 2016-02 on its consolidated financial statements.

In May 2014, the FASB issued Accounting Standards Update 2014-09, Revenue from Contracts with Customers, or ASU 2014-09. This new standard (Topic 606) will replace all current U.S. GAAP guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to correlate with the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. In July 2015, the FASB voted to defer the effective date of ASU 2014-09 by one year, while allowing a company to adopt the new revenue standard early but not before the original effective date.

In March 2016, the FASB issued ASU 2016-08, which amends the principal-versus-agent implementation guidance and illustrations in the new revenue standard. ASU No. 2016-08 specifically provides clarification around performance obligations for goods or services provided by another entity, assisting in determining whether the entity is the provider of the goods or services, the principal, or whether the entity is providing for the arrangement of the goods or services, the agent.

In April 2016, the FASB issued ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. ASU No. 2016-10 provides guidance around identifying whether promised goods or services are distinct and separately identifiable, whether promised goods or services are material or immaterial to the contract, and whether shipping and handling is considered an activity to fulfill a promise or an additional promised service. ASU No. 2016-10 also provides guidance around an entity’s promise to grant a license providing a customer with either a right to use or a right to access the license, which then determines whether the obligation is satisfied at a point in time or over time, respectively.

In May 2016, the FASB issued ASU No. 2016-11, Revenue Recognition (Topic 605) and Derivatives and Hedging (Topic 815): Rescission of SEC Guidance Because of Accounting Standards Updates 2014-09 and 2014-16 Pursuant to Staff Announcements at the March 3, 2016 EITF Meeting, which rescinds various standards codified as part of Topic 605, Revenue Recognition in relation to the future adoption of Topic 606. These rescissions include changes to topics pertaining to revenue and expense recognition including accounting for shipping and handling fees and costs and accounting for consideration given by a vendor to a customer.

In May 2016, the FASB issued ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients (“ASU 2016-12”). In December 2016, the FASB issued ASU No. 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers (“ASU 2016-20”). ASU 2016-12 and ASU 2016-20 do not change the core principle of the guidance in Topic 606. Rather, ASU 2016-12 and ASU 2016-20 affects only certain narrow aspects of Topic 606.

In September 2017, the FASB issued ASU No. 2017-13, Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842): Amendments to SEC Paragraphs Pursuant to the Staff Announcement at the July 20, 2017 EITF Meeting and Rescission of Prior SEC Staff Announcements and Observer Comments.

F-20

In November 2017, the FASB issued ASU No.2017-14, Income Statement—Reporting Comprehensive Income (Topic 220), Revenue Recognition (Topic 605), and Revenue from Contracts with Customers (Topic 606) (“ASU 2017-14”), including the Amendments to SEC Paragraphs Pursuant to Staff Accounting Bulletin No. 116 and SEC Release No. 33-10403.

The management has not yet selected a transition method. The Company anticipates adopting this new guidance on January 1, 2019 and plans on giving additional updates on its progress and further conclusions.

In February 2018, the FASB issued guidance to address the income tax accounting treatment of the tax effects within other comprehensive income due to the enactment of the Tax Cuts and Jobs Act (the “Act”). This guidance allows entities to elect to reclassify the tax effects of the change in the income tax rates from other comprehensive income to retained earnings. The guidance is effective for periods beginning after December 15, 2018 although early adoption is permitted. The Company has evaluated and concluded that there was no impact on its consolidated financial position and results of operations.

In March 2018, the FASB issued ASU 2018-05: “Income Taxes (Topic 740)-Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118”. The amendments in this ASU add various SEC paragraphs pursuant to the issuance of SEC Staff Accounting Bulletin No. 118, which expresses the view of the staff regarding application of Topic 740, Income Taxes, in the reporting period that includes December 22, 2017 – the date on which the Tax Cuts and Jobs Act was signed into law. The Company has evaluated and concluded that there was no impact on its consolidated financial position and results of operations.

In June 2018, the FASB issued ASU 2018-07: “Compensation – Stock Compensation (Topic 718) – Improvements to Nonemployee Share-Based Payment Accounting”. This ASU expands the scope of Topic 718, Compensation—Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. This ASU supersedes Subtopic 505-50, Equity—Equity-Based Payments to Nonemployees. The amendments in this ASU are effective for public companies for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. For all other companies, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than a company’s adoption date of Topic 606, Revenue from Contracts with Customers. The Company does not currently expect the adoption of the amendment to have a material impact on our consolidated financial position and results of operations.

In July 2018, the FASB issued ASU 2018-09: “Codification improvements”. The amendments represent changes to clarify, correct errors in, or make minor improvements to the Codification, eliminating inconsistencies and providing clarifications in current guidance. The amendments in this ASU include those made to: Income Statement-Reporting Comprehensive Income-Overall; Debt-Modifications and Extinguishments; Distinguishing Liabilities from Equity-Overall; Compensation-Stock Compensation-Income Taxes; Business Combinations-Income Taxes; Derivatives and Hedging-Overall; Fair Value Measurement-Overall; Financial Services-Brokers and Dealers-Liabilities; and Plan Accounting-Defined Contribution Pension Plans-Investments-Other. The amendments are effective for all entities for annual periods beginning after December 15, 2018. The effectiveness of this update is not expected to have a significant effect on the Company’s consolidated financial position or results of operations.

In July 2018, the FSAB issued ASU 2018-10 ASC Topic 842: “Codification Improvements to Leases” The amendments are to address stakeholders’ questions about how to apply certain aspects of the new guidance in Accounting Standards Codification (ASC) 842, Leases. The clarifications address the rate implicit in the lease, impairment of the net investment in the lease, lessee reassessment of lease classification, lessor reassessment of lease term and purchase options, variable payments that depend on an index or rate and certain transition adjustments. The amendments in ASC Topic 842 are effective for EGC for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. While early application is permitted, including adoption in an interim period, the Company has not elected to early adopt. The Company is currently evaluating the impact of this accounting standard update on its consolidated financial statements.

In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842). This update provides entities with an additional (and optional) transition method to adopt the new leases standard. Under this method, an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. Consequently, the prior comparative period’s financials will remain the same as those previously presented. Entities that elect this optional transition method must provide the disclosures that were previously required. The Company is evaluating the effect this new guidance will have on our consolidated financial statements and related disclosures.

No other recently issued accounting standards are expected to have a material effect on the financial position, results of operations or cash flows of the Company.

F-21

NOTE 3. SIGNIFICANT RISKS

Foreign currency risk

The Company’s operations are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment, and foreign currency exchange. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC, and by changes in governmental policies or interpretations with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

Credit risk

Credit risk is one of the most significant risks for the Company’s business. Credit risk exposures arise principally in lending activities which is an off-balance sheet financial instrument.

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivables. The Company places its cash and cash equivalents with financial institutions, which management believes are of high-credit ratings and quality.

The Company conducts credit evaluations of customers and generally does not require collateral or other security from its customers.

Concentration risk

Under PRC regulations, each bank account is insured by People’s bank of China with the maximum amount of RMB 500,000 (approximately US$ 76,520). The cash and cash equivalents balance held in the PRC bank accounts was $16,341,475, $1,869,623 and $99,439 as of December 31, 2017, 2016 and 2015, respectively.

For the years ended December 31, 2017, 2016 and 2015, most of the Company’s assets were located in the PRC and all of the Company’s revenues were derived from the PRC.

Three customers accounted for 20%, 15% and 11% of annual sales for the year ended December 31, 2017, respectively. No customer accounted for more than 10% of annual sales for the year ended December 31, 2016. One customer accounted for 20% of annual sales for the year ended December 31, 2015.

NOTE 4. ACCOUNTS RECEIVABLE, NET

	December 31,	December 31,	December 31,
	2017	2016	2015
Accounts receivable	$7,676,824	$57,561	$17,238
Allowance	(62,992)	-	-
Accounts receivable, net	$7,613,832	$57,561	$17,238

All of the accounts receivable are non-interest bearing. Based on the assessment of the collectability of the accounts receivable as of December 31, 2017, 2016 and 2015, the Company provided approximately $62,992, nil and nil allowance, respectively.

NOTE 5. LOAN TO A THIRD PARTY

Loan to a third party represented operating loan to a cooperation partner. The loan term was from December 2017 to February 2018 with an annual interest rate of 3.6%. The balance has been subsequently collected in April 2018.

F-22

NOTE 6. OTHER RECEIVABLES, NET

	December 31,	December 31,	December 31,
	2017	2016	2015
Supporting fund to agents	$-	$865,504	$924,603
Staff advance	84,996	84,656	91,387
Others	441,002	202,891	33,749
Other receivables	525,998	1,153,051	1,049,739
Allowance	(11,629)	-	-
Other receivables, net	$514,369	$1,153,051	$1,049,739

The supporting fund to agents is the money provided to individual agents to develop market for their sales channel. The balance was fully collected in October 2017.

Others included a deposit set aside and advanced to an employee for a potential farmland lease with the amount of $306,082 as of December 31, 2017. The contract was not signed since both parties did not reach an agreement at the end and the balance has been subsequently collected at the beginning of January 2018.

F-23

NOTE 7. PREPAYMENTS

	December 31,	December 31,	December 31,
	2017	2016	2015
		(Restated)	(Restated)
Prepayments for inventory purchase	$1,345,566	$247,832	$112,671
Prepaid service fee and others	741,565	68,221	116,048
Prepayment	$2,087,131	$316,053	$228,719

The Company entered into an agreement with a third party and paid approximately $813,961 to the counter-party as deposit for acquisition in 2014. In 2015, the acquisition was cancelled by both parties, and the counter-party returned approximately $160,555 to the Company and refused to return the remaining amount according to the agreement. The Company wrote off the balance during 2015.

As of December 31, 2017, prepaid service fee mainly included prepayments for consulting service for the Company’s listing with a third party and rental of a lab for research and development, the prepaid service fee will be charged into expenses in future periods.

NOTE 8. INVENTORIES

	December 31,	December 31,	December 31,
	2017	2016	2015
Raw materials	$53,129	$58,527	$53,406
Packaging materials	70,187	36,669	30,950
Finished goods	478,396	248,138	214,628
Work in progress	196,177	247,781	405,121
Inventories	$797,889	$591,115	$704,105

NOTE 9. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consists of the following:

	December 31,	December 31,	December 31,
	2017	2016	2015
Machinery and equipment	$1,483,519	$1,328,071	$1,396,628
Furniture and office equipment	471,197	402,066	382,002
Motor vehicles	385,665	135,608	144,868
Leasehold improvements	276,569	261,853	266,716
	2,616,950	2,127,598	2,190,214
Less: accumulated depreciation	(1,822,942)	(1,666,500)	(1,662,813)
	794,008	461,098	527,401
Add: construction in process	12,364,717	2,677,320	1,691,263
Property, plant and equipment, net	$13,158,725	$3,138,418	$2,218,664

Depreciation expense for the years ended December 31, 2017, 2016 and 2015 was $125,519, $115,662 and $107,067, respectively.

Construction in progress represented the Company’s new factory and office building in Kaifeng, Henan Province, PRC. The main construction work was completed in the second quarter of 2018 with main construction cost of approximately $17.5 million and it is expected to be placed in service in the end of first quarter of 2019 when the work on the interior of the building and landscaping are completed.

The Company had not obtained all required construction permits in accordance with Article 64 of the Urban and Rural Planning Law in China, however, the Company have received a waiver letter from local government that the Company would be not subject to any penalty for the construction.

F-24

NOTE 10. LAND USE RIGHT, NET

In 2015, the Company received land use rights for a period of 50 years with land sizes of approximately 75,335 square meters, of industrial land in Kaifeng, China from Henan Kaifeng Municipal People’s Government. The Company paid approximately $2.5 million for the land use right. Payment amount included land transfer tax and other fees. This land use right is being used for the Company’s buildings and new manufacturing operations in China. Upon the 50-year expiration of the land use right, the Company will be required to bid again to obtain an extension of these rights.

The following summarizes Land Use Right:

	December 31,	December 31,	December 31,
	2017	2016	2015
Land use right, cost	$2,525,658	$2,379,005	$2,541,450
Less: accumulated amortization	(109,445)	(55,510)	(8,471)
Land use right, net	$2,416,213	$2,323,495	$2,532,979

The Land Use Right was recorded at cost and is being amortized on a straight-line basis over its 50-year useful life. Amortization expense for the years ended December 31, 2017, 2016 and 2015 was $48,885, $49,691 and $8,832, respectively. The Company expects to record annual amortization expense of approximately $50,513 for each of the five succeeding years.

The land use right was frozen by the government during December 17, 2015 to December 28, 2016 due to the Company’s late tax payments.

NOTE 11. EQUIPMENT RELATED PREPAYMENT

Equipment related prepayments consisted of the prepayments made to an agent related to the equipment purchase in July 2017. Since the Company anticipated to change its equipment supplier and purchase the equipment after the completion of the factory construction work in 2019, it requested the return of the deposit. The deposit was subsequently returned to the Company in May and August 2018.

NOTE 12. OTHER NON-CURRENT ASSETS

	December 31,	December 31,	December 31,
	2017	2016	2015
Construction related prepayments	$-	$910,336	$1,057,195
Prepaid farmlands lease	2,192,474	2,188,632	2,469,973
Cooperation deposit	918,246	-	-
Deferred tax assets	-	2,979	-
Others	30,224	18,521	-
Long term prepayments and other non-current assets	$3,140,944	$3,120,468	$3,527,168

Construction related prepayments mainly consisted of the prepayments related to the construction in progress of Company’s new factory and office building (see Note 9).

The Company prepaid the lease of farmlands for cultivation of aloe plants with the contract term 5 to 30 years. Amortization for prepaid farmland lease is recorded using the straight-line method during the contract period. Amortization expense for prepaid farmlands lease and others for the years ended December 31, 2017, 2016 and 2015 was $126,852, $128,944 and $137,512, respectively. The accumulated amortization for prepaid farmland lease was $577,567, $420,565 and $317,386 as of December 31, 2017, 2016 and 2015, respectively.

Cooperation deposit represents deposit made for a healthcare project with a third party in 2017. Due to the local government’s policy changes, the project was suspended in May 2018 and the deposit was returned to the Company in November 2018.

F-25

NOTE 13. SHORT-TERM BANK LOAN

As of December 31, 2015, bank borrowing was for working capital from Zhongyuan Bank and was secured by personal guarantees executed by Mr. Zhang and other three independent third parties and individuals. The independent third parties and individuals provided the guarantee as they introduced the Company to the bank to earn the commission fee from the bank. The loan borrowed from Zhongyuan Bank with the principal of $2,463,965 had an annual interest rate of 8.28%. The loan period was from September 11, 2015 to December 10, 2015.

At the end of the loan period, the Company has not fully repaid the loan balance. Kaifeng Jufeel was sued in Kaifeng People’s Court in January 2016 by Zhongyuan Bank on the unpaid balance of this loan. On July 5, 2016, the court ordered Kaifeng Jufeel to repay the loan, together with penalty interest, within 10 days. The judgment was paid by the end of November 2016.

Interest expense for the years ended December 31, 2016 and 2015 was $76,202 and $32,565 respectively.

NOTE 14. OTHER CURRENT LIABILITIES

	December 31, 2017	December 31, 2016	December 31, 2015
		(Restated)	(Restated)
Employee reimbursement payables	$124,630	$121,747	$196,155
Rental payables	21,897	4,834	22,586
Construction related payables	236,102	209,295	39,269
Others	223,345	153,927	326,395
Accrued expenses and other liabilities	$605,974	$489,803	$584,405
Other taxes payable	$4,973,474	$1,534,480	$324,198

Others mainly consisted of freight payables, interest payables and balance of advance from a third party.

Other taxes payables mainly consisted of VAT payable, Company’s product sales were mainly subject to the 17% VAT.

NOTE 15. FARMLAND LEASE PAYABLE

The farmland lease payable represents the remaining balance of the farmland lease payments to the landlord Duncha Village Group (“Duncha”) in Hainan Province in China. The Company entered into a lease agreement with Duncha in June 2013, for a total consideration of $1,101,895 with the term of 30 years from 2013 to 2043. The Company paid $300,756 in 2013 and delayed the payment of the remaining balance because the farmland was affected by typhoon subsequently. The Company has been in negotiation with Duncha concerning the payment term of the remaining balance. It entered into an amendment in November 2018 to postpone the payment of the remaining balance to December 31, 2019.

NOTE 16. RELATED PARTY BALANCE AND TRANSACTIONS

a.	Balance

As of December 31, 2017, 2016 and 2015, the Company’s balances of due from related parties as follow:

	December 31,	December 31,	December 31,
	2017	2016	2015
Henan Jufeel Technology Investment Co., Ltd. (i) (a)	$-	$12,123,708	$1,087,938
Mr. Zhang (b)	-	1,344,592	564,781
Jufeel Technology and Trading Co., Ltd. (i) (c)	-	144,155	153,998
Henan Jufeel Industrial Co., Ltd (i) (d)	-	22,940	-
Sales director of Kaifeng Jufeel (e)	-	38,922	15,400
General manager of Hainan Zhongchen (holds 30% ownership interest of Hainan Zhongchen) (e)	-	1,220	1,255
General manager of Wuxi Jufeel (holds 20% ownership interest of Wuxi Jufeel) (e)	-	5,072	-
Amount due from related parties	$-	$13,680,609	$1,823,372

F-26

(a)

As of December 31, 2016, the balance due from Henan Jufeel Technology Investment Co., Ltd mainly consisted of sales proceeds collected by Henan Jufeel Technology Investment Co., Ltd on behalf of Kaifeng Jufeel with the balance of $11,926,781 and interest free loans from Kaifeng Jufeel with the balance of $5,150,929 offset by payments made by Henan Jufeel Technology Investment Co., Ltd on behalf of Kaifeng Jufeel of $4,954,002.

As of December 31, 2015, the balance due from Henan Jufeel Technology Investment Co., Ltd mainly consisted of interest free loans from Kaifeng Jufeel with the balance of $2,729,640 offset by payments made by Henan Jufeel Technology Investment Co., Ltd on behalf of Kaifeng Jufeel with the balance of $1,641,702.

(b)	As of December 31, 2016, the balance due from Mr. Zhang mainly consisted of payments on behalf of Mr. Zhang by Kaifeng Jufeel with the balance of $1,343,871 and loans from Kaifeng Jufeel with the amount of $721.

As of December 31, 2015, the balance due from Mr. Zhang consisted of payments on behalf of Mr. Zhang by Kaifeng Jufeel with the balance of $564,781.

(c)	The balances represented loans provided to the related party by Hainan Zhongchen.

(d)	The balance represented payment on behalf of the related party by Kaifeng Jufeel.

(e)	These balances were advance to these individuals from the Company for the Company’s operation purpose.

(i)	These companies are under common control of Mr. Zhang.

F-27

As of December 31, 2017, 2016 and 2015, the Company’s balances due to related parties as follow:

	December 31,	December 31,	December 31,
	2017	2016	2015
Jufeel Technology and Trading Co., Ltd. (i) (a)	$-	$1,182,715	$1,263,473
Henan Jufeel Technology Investment Co., Ltd. (i) (b)	514,145	747,392	555,254
Mr. Zhang (c)	104,337	98,279	104,990
Mrs. Guo Li (ii) (c)	-	42,247	42,665
Sales director of Kaifeng Jufeel (c)	29,891	68,113	-
General manager of Wuxi Jufeel and who held 20% ownership interest of Wuxi Jufeel (c)	56,242	5,045	-
Director of Hainan Zhongchen (c)	826	1,830	305,100
COO of the Company (c)	-	202	-
Amount due to related parties	$705,441	$2,145,823	$2,271,482

(a)	The balance represented loans provided to Kaifeng Jufeel by Jufeel Technology and Trading Co., Ltd.

(b)	The balance due to Henan Jufeel Technology Investment Co., Ltd. mainly consisted of an advance received by Hainan Zhongchen for aloe products.

(c)	These balances were mainly advances for the Company’s operations.

(i)	These Companies are under common control of Mr. Zhang.

(ii)	Spouse of Mr. Zhang.

b.	Transactions

	Years ended, December, 31
	2017	2016	2015
Collection sales proceeds on behalf of Kaifeng Jufeel (1)	$-	$12,456,006	$-
Related parties paid back the collected sales proceeds (1)	$3,728,337	$-	$-
Payment on behalf of Kaifeng Jufeel for daily operating expenses (2)	$-	$836,974	$1,519,439
Payment on behalf of Kaifeng Jufeel for others (3)	$-	$1,533,604	$266,522
Loans to related parties (4)	$-	$2,711,696	$2,004,163
Loans paid back from related parties (4)	$8,704,916	$-	$-
Sales to related parties (5)	$285,874	$41,735	$495,369
Lease from related parties (6)	$349,141	$346,926	$200,613
Guarantee provided to a related party (8)	$-	$4,036,327	$4,311,938

F-28

1. Collection sales proceeds on behalf of Kaifeng Jufeel

During December 10, 2015 to December 13, 2016, as the basic bank account of Kaifeng Jufeel was frozen by government due to late tax payments, the bank accounts of Mr. Zhang and Henan Jufeel Technology Investment Co., Ltd. was used to collect sales proceeds on behalf of Kaifeng Jufeel. The total amount of sales proceeds collected by the related parties during 2017 and 2016 amounted to $nil and $12,456,006, respectively. There were no sales proceeds collected by the related parties during the period from December 10, 2015 to December 31, 2015. After the Company paid the taxes and the late payment penalties, the restrictions on the basic bank account was lifted on December 13, 2016.

During 2017 and 2016, the related parties paid back the collected sales proceeds on behalf of Kaifeng Jufeel in the amount of $3,728,337 and $nil respectively.

2. Payment on behalf of Kaifeng Jufeel for daily operating expenses

During 2017, 2016 and 2015, Henan Jufeel Technology Investment Co., Ltd. and Mr. Zhang paid, on behalf of the Company, daily operating expenses totaling $nil, $836,974 and $1,519,439 respectively.

3. Payment on behalf of Kaifeng Jufeel for others

During 2017, 2016 and 2015, Henan Jufeel Technology Investment Co., Ltd. and Mr. Zhang paid on behalf of Kaifeng Jufeel for the repayment of loans and to construction vendors $nil, $1,533,604 and $266,522 respectively.

4. Loans to related parties

During 2017, 2016 and 2015, the Company lent to Jufeel Technology and Trading Co., Ltd. and Mr. Zhang $nil, $2,711,696 and $2,004,163 respectively. All the loans were no interest bearing and due on demand.

During 2017, 2016 and 2015, Jufeel Technology and Trading Co., Ltd. and Mr. Zhang have paid back to the Company the amount of $8,704,916, $nil and $nil respectively.

5. Sales to related parties

During 2017, 2016 and 2015, the Company product sales to Henan Jufeel Technology Investment Co., Ltd and other related parties totaled $285,874, $41,735 and $495,369 respectively.

F-29

6. Lease from related parties

Starting 2015, the Company leased two floors of an office building from Mr. Zhang and Mrs. Guo Li. The contract periods were from September 2015 with annual rental of approximately $242,519 and renewed in September 2017 and 2016. The lease agreement is expected to be renewed annually.

Starting from the year ended December 31, 2015, the Company leased four vehicles from Mr. Zhang. The contract term was from January 1, 2015 to December 31, 2016 with the annual rental of approximately $106,621 and renewed in January 2017. The lease agreement is expected to be renewed when expire.

Expense from these leases recorded during the years ended December 31, 2017, 2016 and 2015 was $349,141, $346,926 and $200,613 respectively.

7. Equity interests contributed by shareholder

From September 23, 2016 to December 31, 2016, Kaifeng Jufeel organized sales promotion activities with its customers (see Note 17).

On September 23, 2016, certain employees, service providers and cooperation partners were given equity interests of Kaifeng Jufeel by Mr. Zhang, the controlling shareholder of Kaifeng Jufeel directly (see Note 17).

8. Guarantee provided to a related party

At December 31, 2016 and 2015, the Company had guaranteed a bank loan Henan Jufeel Technology Investment Co., Ltd. borrowed from Henan Rural Credit Cooperatives in the amount of $4,036,327 and $4,311,938. On October 23, 2017, Henan Jufeel Technology Investment Co., Ltd. fully paid the loan balance and the guarantee has been released.

9. Balance net off and settlement

On October 10, 2017, Jufeel Technology and Trading Co., Ltd., Henan Jufeel Technology Investment Co., Ltd., Henan Jufeel Industrial Co., Ltd, Mr. Zhang and Mrs. Guo Li have reached an agreement to net off and settle the balances in the amount of $1,951,697 with the Company.

All remaining outstanding balances were transferred to and recorded as amount due from Henan Jufeel Technology Investment Co., Ltd, with a remaining balance of $2,284,915 (net). On October 10, 2017, Henan Jufeel Technology Investment Co., Ltd. paid $2,284,915 to the Company, which was included as item (4) “Loans paid back from related parties” of the table above. There was no gain or loss upon settlement. There was no balance of due from related parties as of December 31, 2017.

NOTE 17. SHAREHOLDER CONTRIBUTION

Awards to distributors contributed by Mr. Zhang and Henan Jufeel related to sales promotion

From September 23, 2016 to December 31, 2016, Kaifeng Jufeel organized sales promotion activities with its customers. As part of these promotional programs, Mr. Zhang and Henan Jufeel gave an aggregate of 5.21% of equity interests of Kaifeng Jufeel to certain customers after these customers paid cash to Kaifeng Jufeel to become exclusive regional distributor and purchase its inventory during that period.

The fair value of the equity interests was $758,929 based on the fair value of the Kaifeng Jufeel during the sales promotion period from September 23, 2016 to December 31, 2016. The fair value of the equity interests was assessed using discounted cash flow method under income approach, with a discount for lack of marketability given that the equity interests underlying the awards were not publicly traded at the time given to these customers. This assessment required complex and subjective judgments regarding the Kaifeng Jufeel’s projected financial and operating results, its unique business risks, the liquidity of the equity interests and its operating history and prospects at the time the equity interests were given. The fair value of these awards was determined using management’s estimates and assumptions. Significant estimates and assumptions used included revenue growth rate ranging from 9.1% to 12.5%, terminal growth rate of 3%, and discount rate of 15%.

The equity interests given are deemed as the consideration to its customers in the form of equity instruments. The fair value of the equity interests was presumed to be a reduction of the selling prices of the Company’s products and, therefore, characterized as a reduction of revenue.

F-30

Compensation expense paid by Mr. Zhang on behalf of the Company.

On September 23, 2016, certain eligible employees were given equity interests of Kaifeng Jufeel by Mr. Zhang, the controlling shareholder of Kaifeng Jufeel. These equity interests given represented 1.32% of Kaifeng Jufeel’s equity interests. The equity interests given had a one year employment requirement from signing the agreements to the issuance of the certificates. All these employees fulfilled the one year employment requirement. As a result, the expense was recognized on a ratable basis over the requisite service period of one year. The corresponding credit side should be recorded as a liability before the employees earned the equity interests and then transferred to APIC when they satisfied the employment requirement.

The fair value of the equity interests was $155,166, which was based on the fair value of the Kaifeng Jufeel on September 23, 2016. The fair value was assessed using discounted cash flow method under income approach, with a discount for lack of marketability given that the equity interests underlying the awards were not publicly traded. This assessment required complex and subjective judgments regarding Kaifeng Jufeel’s projected financial and operating results, its unique business risks, the liquidity of the equity interests and its operating history and prospects at the date the equity interests were promised to be given. The fair value of these awards was determined using management’s estimates and assumptions. Significant estimates and assumptions used were including revenue growth rate ranging from 9.1% to 12.5%, terminal growth rate of 3%, and discount rate of 15%.

For the years ended December 31, 2017 and 2016, total expenses recorded were $111,823 and $43,343, respectively.

Expense paid by Mr. Zhang to service providers and cooperation partners

On September 23, 2016, certain service providers for the US listing services and the local cooperation partners for business channel development were given an aggregate of 25.95% of equity interests of Kaifeng Jufeel by Mr. Zhang, the controlling shareholder of Kaifeng Jufeel for the services. The equity interests is subject clawback before services to be completed. The performance commitment date was determined to be the grant date of the awards because performance by the counterparty to earn the equity instruments is probable at grant date. This is due to the nature of the services needed to be provided by the service providers and cooperation partners to earn the shares of the Company. In addition, it’s provided in the agreement that if the service providers for US listing and cooperation partners for channel development not be able to perform the services to the Company, they are obligated to return the equity interests to Mr. Zhang, and pay the penalty of 15% of the value of equity interests given. It represented a sufficiently large disincentive for nonperformance. As a result, the measurement date is determined to be the commitment date which is the grant date of September 23, 2016 when both parties entered into the agreement and established mutual understanding of the key terms. These service providers and cooperation partners should complete the required services to the Company in a period of time from signing the agreements to the completion of the required services. As a result, the expense was recognized on a ratable basis over the requisite service period. The corresponding credit side should be recorded as a liability before these service providers and local cooperation partners fully earned the equity interests and then transferred to APIC when they completed the service requirements.

The fair value of the equity award was $3,040,448 based on the fair value of the Kaifeng Jufeel on September 23, 2016. The fair value was assessed using discounted cash flow method under income approach, with a discount for lack of marketability given that the equity interests underlying the awards were not publicly traded at the time the equity interests were given. This assessment required complex and subjective judgments regarding the Kaifeng Jufeel’s projected financial and operating results, its unique business risks, the liquidity of the equity interests and its operating history and prospects at the time the equity interests were given. The fair value of these awards was determined using management’s estimates and assumptions. Significant estimates and assumptions used were including revenue growth rate ranging from 9.1% to 12.5%, terminal growth rate of 3%, and discount rate of 15%.

For the years ended December 31, 2017 and 2016, total expenses recorded were $2,208,348 and $832,100, respectively.

NOTE 18. BENEFIT PLAN

Full-time employees of the Company in the People Republic China (“PRC”) participate in a government mandated defined contribution plan, pursuant to which certain pension benefits, medical care, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require that PRC operating entities make contributions to the government for these benefits based on certain percentages of the employees’ salaries. Except for required benefits mentioned above, the Company has no legal obligation for the benefits.

The total benefits paid were $84,460, $58,196 and $58,900 for the years ended December 31, 2017, 2016 and 2015, respectively.

F-31

NOTE 19. TAXATION

1.	Income Tax

The Company was incorporated in Wyoming, United States of America and it is a holding company and does not conduct any substantial operation on its own. The Company does not provide for U.S. taxes or foreign withholding taxes on undistributed earnings from its non-U.S. subsidiaries because such earnings are intended to be reinvested indefinitely. If undistributed earnings were distributed, foreign tax credits could become available under current law to reduce the resulting U.S. income tax liability.

On December 22, 2017, the U.S. enacted the Tax Cuts and Jobs Act (“TCJA” or the “Act”) (which is commonly referred to as “U.S. tax reform”). The Act significantly changes U.S. corporate income tax laws including but not limited to reducing the U.S. corporate income tax rate to 21% beginning in 2018 and imposing a one-time mandatory tax on previously deferred foreign earnings.

On December 22, 2017, the Securities and Exchange Commission staff issued Staff Accounting Bulletin No. 118 (“SAB 118”), which provides guidance on accounting for the tax effects of the Tax Act. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Act enactment date for companies to complete the accounting under ASC 740, Income Taxes. In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the Tax Act for which the accounting under ASC 740 is complete. To the extent that a company’s accounting for certain income tax effects of the Tax Act is incomplete but it is able to determine a reasonable estimate, it must record a provisional estimate in the financial statements.

The Company has evaluated and concluded that there was no impact on its consolidated financial position and results of operations. The Company’s U.S. deferred tax assets have been remeasured using the new statutory rate of 21%. The Company has not recorded provisional tax charge related to a one-time transition tax as there were no cumulative positive earnings and profits from its foreign subsidiaries.

Jufeel Holdings was incorporated in the British Virgin Islands (“BVI”). Under the current law of the BVI, Jufeel Holdings is not subject to tax on income or capital gains. Additionally, upon payments of dividends by Jufeel Holdings to its shareholders, no BVI withholding tax will be imposed.

F-32

Ivan International was incorporated in Hong Kong and does not conduct any substantial operations on its own. No provision for Hong Kong profits tax has been made in the financial statements as Ivan International has no assessable profits. Additionally, upon payments of dividends by Ivan International to its shareholders, no Hong Kong withholding tax will be imposed.

The Company’s PRC operating subsidiaries and VIE, being incorporated in the PRC, are governed by the income tax law of the PRC and is subject to PRC enterprise income tax (“EIT”). The EIT rate of PRC is 25%, which applies to both domestic and foreign invested enterprises.

In August 2015, Kaifeng Jufeel was approved by the related PRC governmental authorities as a High and New Technology Enterprise, which enabled the entity, as approved by the local tax authorities of Kaifeng, Henan province, the PRC, to enjoy the favorable statutory tax rate of 15% in years ended December 31, 2015, 2016 and 2017. Therefore, for the years ended December 31, 2017, 2016 and 2015, the applicable income tax rate of Kaifeng Jufeel Biotech Co, Ltd. was 15%. Kaifeng Jufeel is in the process of renewing the High and New Technology Enterprise qualification and expected to be approved by the local tax authorities and still enjoy the 15% favorable tax rate.

In accordance with PRC Tax Administration Law on the Levying and Collection of Taxes, the PRC tax authorities generally have up to five years to assess underpaid tax plus penalties and interest for PRC entities’ tax filings. In the case of tax evasion, which is not clearly defined in the law, there is no limitation on the tax years open for investigation. Accordingly, the PRC entities remain subject to examination by the tax authorities based on the above.

A reconciliation of the income tax expense determined at the PRC corporate income tax rate to the Company’s effective income tax expense is as follows:

	Year ended December 31, 2017	Year ended December 31, 2016	Year ended December 31, 2015
		(Restated)	(Restated)

Pre-tax income	$15,204,908	$6,794,687	$(339,412)
PRC tax rate	25%	25%	25%
Income tax expense computed at PRC tax rate	3,801,227	1,698,672	(84,853)
Reconciling items:
Effect of preferential tax rate	(1,371,239)	(859,470)	(40,887)
Changes in valuation allowance	(47,092)	96,585	166,743
Expired tax attribute carryforwards	36,499	-	-
Non-deductible expenses	606,409	340,945	20,329
Tax penalty	-	-	252,024
Others	6,449	9,359	-
Effective income tax expense	$3,032,253	$1,286,091	$313,356

The tax penalty represented late payment interest calculated by the tax bureau for year ended December 31, 2015. And due to the late payment of tax, the land use right (see Note 10) and the bank accounts Kaifeng Jufeel were frozen during December 2015 to December 2016.

For the years ended December 31, 2017, 2016 and 2015, the Company’s income tax expense consisted of:

	Year ended December 31, 2017	Year ended December 31, 2016	Year ended December 31, 2015
		(Restated)	(Restated)

Current income tax	$3,029,192	$1,289,202	$313,356
Deferred income expense (benefit)	3,061	(3,111)	-
	$3,032,253	$1,286,091	$313,356

F-33

Movement of valuation allowance:

	December 31, 2017	December 31, 2016	December 31, 2015
		(Restated)	(Restated)

Balance at beginning of the year	$429,299	$359,818	$199,884
Current year movement	(47,092)	96,585	166,743
Foreign currency translation adjustments	49,296	(27,104)	(6,809)
Balance at end of the year	$431,503	$429,299	$359,818

2.	Deferred Tax

Realization of the net deferred tax assets is dependent on factors including future reversals of existing taxable temporary differences and adequate future taxable income, exclusive of reversing deductible temporary differences and tax loss or credit carry forwards. The Company evaluates the potential realization of deferred tax assets on an entity-by-entity basis. As of December 31, 2017, 2016 and 2015, valuation allowances were provided against deferred tax assets in entities where it was determined it was more likely than not that the benefits of the deferred tax assets will not be realized. The Company had deferred tax assets as of December 31, 2017, 2016 and 2015, which can be carried forward to offset future taxable income. The management determines it is more likely than not that these deferred tax assets could not be recognized, so full allowances were provided as of December 31, 2017. The operating loss carry forward that will expire in year 2022.

The Company’s deferred tax assets were as follows:

	December 31, 2017	December 31, 2016	December 31, 2015
Tax effect of net operating losses carried forward	$418,572	$426,220	$359,818
Allowance for doubtful accounts and inventory impairment	12,931	6,058	-
Valuation allowance	(431,503)	(429,299)	(359,818)
Deferred tax assets, net	$-	$2,979	$-

The following represents the amounts and expiration dates of operating loss carry forwards for tax purpose:

Amount
2018	$145,998
2019	355,991
2020	172,512
2021	615,269
2022	382,097
Total	$1,671,867

There were no uncertain tax positions as of December 31, 2017, 2016 and 2015 and the Company does not believe that this will change over the next twelve months.

F-34

NOTE 20. SECURITIES

Jufeel International Group was incorporated in the State of Wyoming on July 27, 2017. As of the incorporation date, the authorized number of shares of common stock is unlimited with no par value. On October 24, 2017, 28,030,010 shares of common stock were outstanding, of which 18,892,943 shares were held by Mr. Zhang. The share structure before and after the reorganization was almost the same. As a result, the total number of 28,030,010 shares should be applied retrospectively as shares outstanding as of December 31, 2016 and 2015.

As of the incorporation date, the authorized number of preferred shares is unlimited with no par value and no preferred shares are outstanding.

NOTE 21. SEGMENT REPORTING

The Company disclose segment data based on how management makes decisions about allocating resources to segments and evaluating their performance. Reportable operating segments include components of an entity about which separate financial information is available and which operating results are regularly reviewed by the chief operating decision maker (“CODM”), the Company’s Chief Executive Officer, to make decisions about resources to be allocated to the segment and assess each operating segment’s performance.

Based on management’s assessment, the Company has determined that it has two operating segments which are Aloe product sales and Aloe material sales. These two operating segments are also identified as reportable segments. The accounting policies of the segments are the same as those described in the summary of significant accounting policies.

For the year ended December 31, 2017

	Aloe product sales	Aloe material sales	Inter- segment and reconciling item	Total
Revenues	$34,264,243	2,754,634	(9,154,905)	27,863,972
Cost of revenue	$11,290,537	1,848,718	(8,946,607)	4,192,648
Total operating expenses	$2,863,768	880,463	(182,501)	3,561,730
Unallocated corporate expenses	$-	-	-	4,972,888
Operating income (loss)	$20,109,938	25,453	(25,797)	15,136,706

Net income (loss)	$17,084,396	88,028	(25,797)	12,172,655
Segment assets –	$52,047,816	4,315,348	(4,019,370)	52,343,794
Unallocated corporate assets	$-	-	-	34,586
Total assets – December 31, 2017	$52,047,816	4,315,348	(4,019,370)	52,378,380

For the year ended December 31, 2016

	Aloe product sales	Aloe material sales	Inter- segment and reconciling item	Total
Revenues	$10,876,662	1,618,094	(624,560)	11,870,196
Cost of revenue	$1,281,622	1,286,416	(587,122)	1,980,916
Total operating expenses	$1,338,939	768,614	-	2,107,553
Unallocated corporate expenses	$-	-	-	951,066
Operating income (loss)	$8,256,101	(436,936)	(37,438)	6,830,661

Net income (loss)	$6,897,149	(400,047)	(37,438)	5,508,596
Segment assets –	$22,955,895	3,614,253	(287,181)	26,282,967
Total assets – December 31, 2016	$22,955,895	3,614,253	(287,181)	26,282,967

F-35

For the year ended December 31, 2015

	Aloe product sales	Aloe material sales	Inter- segment and reconciling item	Total
Revenues	$2,557,332	1,813,324	(318,314)	4,052,342
Cost of revenue	$447,046	1,133,728	(318,314)	1,262,460
Total operating expenses	$1,487,242	1,370,477	-	2,857,719
Unallocated corporate expenses	$-	-	-	199,205
Operating income (loss)	$623,044	(690,881)	-	(267,042)

Net income (loss)	$237,211	(690,774)	-	(652,768)
Segment assets –
Unallocated corporate assets	$-	-	-	-
Total assets – December 31, 2015	$8,322,745	3,884,694	-	12,207,439

NOTE 22.   COMMITMENT AND CONTINGENCIES

A.	Operating lease

The Company leases factory and office premises under various non-cancelable operating lease agreements, with an option to renew the lease. The rental expense for 2017, 2016 and 2015 was $693,645, $514,620 and $533,048, respectively. All leases are on a fixed repayment basis. None of the leases include contingent rentals. Minimum future commitments under these agreements as of December 31, 2017 are as follows:

Lease Commitment
Year ending December 31,
2018	$494,193
2019	125,183
2020	75,905
2021	55,860
2022	39,791
Thereafter	793,262
Total	$1,584,194

B.	Capital commitments

As of December 31, 2017, the Company’s capital commitments contracted but not yet reflected in the consolidated financial statements amounted to $6,685,353, which mainly related to the construction for new factory and office building as stated in Note 9. It will be financed by the Company’s available cash balance and cash flow generated by operating activities.

The Company has no significant pending litigation as of December 31, 2017.

F-36

NOTE 23. ADDITIONAL INFORMATION – CONDENSED FINANCIAL STATEMENTS

Relevant PRC statutory laws and regulations permit the payment of dividends by the Company’s PRC subsidiaries and VIE only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. In addition, PRC laws and regulations require that annual appropriations of certain percentages of the after-tax income or the increase in net assets for the year (as determined under accounting principles generally accepted in the PRC) should be set aside at each year end as a reserve prior to the payment of dividends. As a result of these PRC laws and regulations, the Company’s PRC subsidiaries and VIE are restricted in their ability to transfer a portion of their net assets to the Company either in the form of dividends, loans or advances. The Company’s restricted net assets, comprising of the registered paid in capital and statutory reserve of Company’s PRC subsidiaries and VIE, was approximately $4.9 million, $3.7 million and $3.1 million as of December 31, 2017, 2016 and 2015, respectively.

The condensed financial statements of the Company have been prepared using the same accounting policies as set out in the Company’s consolidated financial statements except that the Company used the equity method to account for investments in its subsidiaries and VIE.

The Company, its subsidiaries and VIE were included in the consolidated financial statements whereby the inter-company balances and transactions were eliminated upon consolidation. For the purpose of the Company’s condensed financial statements, its investments in subsidiaries are reported using the equity method of accounting.

The footnote disclosures contain supplemental information relating to the operations of the Company and, as such, these statements should be read in conjunction with the notes to the consolidated financial statements of the Company. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S GAAP have been condensed or omitted.

As of December 31, 2017, 2016 and 2015, there were no material contingencies, significant provisions for long-term obligations, or guarantees of the Company, except for those which have been separately disclosed in the consolidated financial statements, if any.

F-37

Parent-only financial statements as follows:

Balance sheets

(Amounts in US$)

	December 31,	December 31,	December 31,
	2017	2016	2015
Assets
Current assets
Cash and cash equivalents	$34,586	$-	$-
Total current assets	34,586	-	-
Non-current assets
Long term investment	25,000,970	8,878,736	2,988,953
Total non-current assets	25,000,970	8,878,736	2,988,953
Total assets	$25,035,556	$8,878,736	$2,988,953

Liabilities and Shareholders’ Equity
Current Liabilities
Accrued expenses and other liabilities	$5,448	$-	$-
Total current liabilities	5,448	-	-
Total liabilities	5,448	-	-

Shareholders’ Equity
Preferred stock (No par value, Unlimited number authorized, Issued and outstanding: none)	-	-	-
Common stock (No par value, Unlimited number authorized, 28,030,010 shares issued and outstanding as of December 31, 2017, 2016 and 2015)	-	-	-
Additional paid in capital	7,057,676	3,862,062	3,103,133
Retained earnings	17,407,986	5,532,693	(97,878)
Accumulated other comprehensive income (loss)	564,446	(516,019)	(16,302)
Total Shareholders’ Equity	25,030,108	8,878,736	2,988,953
Total liabilities and shareholders’ equity	$25,035,556	$8,878,736	$2,988,953

F-38

Statement of Operation

(Amounts in US$)

	For the Year Ended	For the Year Ended	For the Year Ended
	December 31,	December 31,	December 31,
	2017	2016	2015
Operating expenses:
General and administrative expenses	$815	$-	$-
Total operating expenses	815	-	-

Loss from Operations	(815)	-	-

Other expenses	(47)	-	-

Share of income (loss) from subsidiaries	11,882,337	5,630,571	(445,536)

Income (loss) before income taxes	11,881,475	5,630,571	(445,536)
Income tax expense	-	-	-
Net income (loss)	$11,881,475	$5,630,571	$(445,536)

Statement of Cash Flows

(Amounts in US$)

	For the Year Ended	For the Year Ended	For the Year Ended
	December 31,	December 31,	December 31,
	2017	2016	2015
Cash flows from operating activities	$4,586	$-	$-
Cash flows from investing activities	-	-	-
Cash flows from financing activities	30,000	-	-
Effects of exchange rate changes on cash and cash equivalents	-	-	-
Net increase in cash and cash equivalents	34,586	-	-
Cash and cash equivalents, beginning of year	-	-	-
Cash and cash equivalents, end of year	$34,586	$-	$-

F-39

NOTE 24. RESTATEMENT

During the course of preparing the 2017 consolidated financial statements, certain errors to the previously issued consolidated financial statements included in Form S-1 confidentially filed with the SEC on December 22, 2017, were discovered by management. The errors included:

1.

During September 2016 to December 2016, a number of equity interests given to distributors by Henan Jufeel related to sales promotion were not properly recorded by the Company. The fair value of the equity interests given by Henan Jufeel should have been accounted for as a deduction of revenue with a corresponding credit to additional paid in capital. (see Note 17)

2.

Certain compensation expenses paid by Mr. Zhang on behalf of the Company via transferring his equity interests were not properly recorded. The fair value of the equity interests transferred should be reflected as an expense in the Company's financial statements with a corresponding credit to liability when the counterparties has not completed the service or satisfied the employment requirement and then credit to contributed (paid-in) capital when it was completed. Also, the grant date of the equity interests contribution was not properly identified. As a result, the fair value of the equity interests transferred were misstated, and this also affected the amortization period for employees and non-employees (see Note 17).

3.

The membership fees in exchange for the exclusive right to sell its products in a defined geographic area were incorrectly separated from the product deliverable. It should be combined with the products as a single unit of accounting as the exclusive right has no stand-alone value to customers.

4.

A sales contract between the Company and one customer contains a refund provision. The revenue associated with this contract should have been deferred and recognized when the refund terms were expired.

5.

The Company incorrectly treated the farmland lease payments as prepayment for inventory purchase. It should be accounted as part of cost of acquiring the farmland lease and be amortized during the lease period.

6.

The outstanding number of common stock for the years ended December 31, 2016 and 2015 was not properly presented. It also affected the EPS calculation. The previously issued 2016 and 2015 financial statements did not give the retrospective effect to the approximately 27.3% of common stock (7,646,018) whose certificates were not issued until 2017 as part of legal reorganization process.

After the errors have been quantified, the previously-issued financial statements were evaluated to determine whether they were materially misstated in accordance with U.S. GAAP. The Company has concluded the previously-issued 2016 and 2015 consolidated financial statements are materially misstated. As a result, the Company restated the 2016 and 2015 consolidated financial statements.

The accompanying 2016 and 2015 consolidated financial statements have been restated:

	As at December 31, 2016
	As previously reported	Adjustments	As restated
Prepayments	$803,825		316,053
-(2)	$-	(301,376)
-(5)	$-	(186,396)
Long term prepayments and other noncurrent assets (5)	$2,028,850	1,091,618	3,120,468
Total assets	$25,679,121	603,846	26,282,967
Income tax payable *	$1,856,695	236,166	2,092,861
Advanced payments from customers	$12,854,755		8,876,313
-(1)	$-	(232,643)
-(3)	$-	(3,760,214)
-(4)	$-	14,415
Other taxes payables	$1,385,923		1,534,480
-(1)	$-	(50,955)
-(3)	$-	199,512
Account payable (5)	$436,667	5,673	442,340
Liability to be settled by shareholder (2)	$-	875,443	875,443
Total liabilities	$19,924,286	(2,712,603)	17,211,683

Additional paid in capital	$3,799,827		3,862,062
-(1)	$-	758,929
-(2)	$-	(696,694)
Statutory reserve *	$299,428	299,426	598,854
Retained earnings *	$1,922,180	3,011,659	4,933,839
Accumulated other comprehensive loss *	$(189,284)	(326,735)	(516,019)
Total Jufeel International Group’s shareholders’ equity	$5,832,151	3,046,585	8,878,736
Non-controlling interests (5)	$(77,316)	269,864	192,548
Total shareholders’ equity	$5,754,835	3,316,449	9,071,284

F-40

	As at December 31, 2015
	As previously reported	Adjustments	As restated
Prepayments (5)	$1,074,452	(845,733)	228,719
Long term prepayments and other noncurrent assets (5)	$2,317,687	1,209,481	3,527,168
Total assets	$11,843,691	363,748	12,207,439
Income tax payable *	$1,384,633	(120,002)	1,264,631
Advanced payments from customers (3)	$3,848,050	(1,306,469)	2,541,581
Total liabilities	$10,314,494	(1,426,471)	8,888,023

Retained deficit *	$(1,880,679)	1,782,801	(97,878)
Accumulated other comprehensive loss *	$85,404	(101,706)	(16,302)
Total Jufeel International Group’s shareholders’ equity	$1,307,858	1,681,095	2,988,953
Non-controlling interests (5)	$221,339	109,124	330,463
Total shareholders’ equity	$1,529,197	1,790,219	3,319,416

The effects of the restatements on the Company’s consolidated statements of operations and comprehensive income (loss) for the years ended December 31, 2016 and 2015 are as follows:

	For the year ended December 31, 2016
	As previously reported	Adjustments	As restated
Total net revenue	$9,906,525		11,870,196
-(1)	$-	(462,747)
-(3)	$-	2,441,473
-(4)	$-	(15,055)
Cost of revenue (5)	$1,938,561	42,355	1,980,916
Selling and marketing expenses (2)	$674,088	387,679	1,061,767
General and administrative expenses	$2,219,723		1,685,955
-(2)	$-	92,445
-(5)	$-	(626,213)
Income tax expense *	$922,128	363,963	1,286,091
Net income *	$3,805,155	1,703,441	5,508,596
Net loss attributable to non-controlling interests (5)	$297,132	(175,157)	121,975
Foreign currency translation loss *	$(274,688)	(225,029)	(499,717)
Comprehensive income *	$3,530,467	1,478,412	5,008,879

Earnings per share - basic *	$0.15	0.05	0.20
Earnings per share – diluted (6) *	$0.15	0.05	0.20

Weighted average number of common stock outstanding-basic and diluted
Basic (6)	27,517,296	512,714	28,030,010
Diluted (6)	27,624,541	405,469	28,030,010

F-41

	For the year ended December 31, 2015
	As previously reported	Adjustments	As restated
Total net revenue (3)	$4,886,439	(834,097)	4,052,342
Cost of revenue (5)	$1,217,291	45,169	1,262,460
General and administrative expenses (5)	$2,150,310	(473,340)	1,676,970
Income tax expense *	$438,470	(125,114)	313,356
Net loss *	$(371,955)	(280,813)	(652,768)
Net loss attributable to non-controlling interests (5)	$335,683	(128,451)	207,232
Foreign currency translation loss *	$(80,714)	(110,233)	(190,947)
Comprehensive loss *	$(452,669)	(391,046)	(843,715)

Loss per share – basic (6) *	$(0.002)	(0.014)	(0.016)
Loss per share – diluted (6) *	$(0.002)	(0.014)	(0.016)

Weighted average number of common stock outstanding-basic and diluted
Basic (6)	20,383,992	7,646,018	28,030,010
Diluted (6)	20,383,992	7,646,018	28,030,010

The effects of the restatements on the Company’s outstanding common stock as of December 31, 2016 and 2015 are as follows:

	Outstanding common stock
	As previously reported	Adjustments	As restated
Balance, January 1, 2015	20,383,992	7,646,018	28,030,010
Balance, January 1, 2016	20,383,992	7,646,018	28,030,010
Balance, December 31, 2016	20,383,992	7,646,018	28,030,010

The effects of the restatements on the Company’s consolidated statements of changes in shareholders’ equity for the years ended December 31, 2016 and 2015 are as follows:

	For the year ended December 31, 2016
	As previously reported	Adjustments	As restated
Balance, January 1, 2016	$1,529,197	$1,790,219	$3,319,416
Equity interest contribution by the shareholder related to promotion (1)	-	758,929	758,929
Share based compensation contribution by the shareholder (2)	696,694	(696,694)	-
Net income for the year *	3,805,155	1,703,441	5,508,596
Foreign currency translation adjustment *	(276,211)	(239,446)	(515,657)
Balance, December 31, 2016	$5,754,835	$3,316,449	$9,071,284

F-42

	For the year ended December 31, 2015
	As previously reported	Adjustments	As restated
Balance, January 1, 2015	$2,001,417	$2,185,649	$4,187,066
Net loss for the year *	(371,955)	(280,813)	(652,768)
Foreign currency translation adjustment *	(100,265)	(114,617)	(214,882)
Balance, December 31, 2015	$1,529,197	$1,790,219	$3,319,416

The effects of the restatements on the Company’s consolidated statements of cash flows for the year ended for the years ended December 31, 2016 and 2015 are as follows:

	For the year ended December 31, 2016
	As previously reported	Adjustments	As restated
Net income *	$3,805,155	1,703,441	5,508,596
Amortization (5)	$136,280	42,355	178,635
Write off of prepayments (5)	$626,213	(626,213)	-
Share based compensation expense (2)	$395,318	(395,318)	-
Shareholder contribution for employee and non-employee compensation expenses (2)	$-	875,443	875,443
Changes in operating assets and liabilities
- Prepayments(5)	$(100,553)	(5,926)	(106,479)
- Income tax payables*	$585,438	363,963	949,401
- Advanced payments from customers	$9,663,232		6,785,483
- (1)	$-	(242,966)
- (3)	$-	(2,649,838)
- (4)	$-	15,055
- Other taxes payable	$1,130,479		1,285,628
- (1)	$-	(53,216)
- (3)	$-	208,365
- Account payable(5)	$37,866	5,926	43,792
Net cash provided by operating activities	$5,206,121	(758,929)	4,447,192

Proceeds from equity interest related to sales promotion (1)	$-	758,929	758,929
Net cash provided by financing activities	$730,173	758,929	1,489,102

	For the year ended December 31, 2015
	As previously reported	Adjustments	As restated
Net loss *	$(371,955)	(280,813)	(652,768)
Amortization (5)	$218,915	45,169	264,084
Write off of prepayments (5)	$1,115,561	(473,340)	642,221
Changes in operating assets and liabilities
- Prepayments (5)	$(405,873)	408,406	2,533
- Income tax payables *	$(515,495)	(125,114)	(640,609)
- Advanced payments from customers (3)	$681,191	834,098	1,515,289
- Accrued expenses and other current liabilities (5)	$384,959	(408,406)	(23,447)
Net cash provided by operating activities	$3,864,696	-	3,864,696

*These items were adjusted due to the combination effect of the adjustments above.

NOTE 25. SUBSEQUENT EVENTS

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the consolidated financial statements were issued. Other than as described, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

-	the subsequent collection of loan to a third party as disclosed in Note 5.

-	collection of an advanced to an employee for a potential farmland lease as disclosed in Note 6.

-	the offices mentioned above and construction for new factory and office building as stated in Note 9.

-	subsequent collection of equipment related prepayment as disclosed in Note 11.

-	cooperation deposit as disclosed in Note 12.

-	farmland lease payable as disclosed in Note 15, and.

-	On January 16, 2018, Changzhou Jufeel entered into an agreement with a third party to purchase two floors of offices in Changzhou, Jiangsu Province for a total amount of approximately $3.0 million. Of which approximately $1.5 million, $0.5 million and $0.25 million were paid in January, March and June 2018, respectively, and the remaining balance was fully paid in November 2018. The Company has obtained the ownership certificate for one of the two floors in February 2018 and is applying for the ownership certificate for the other one as of November 13, 2018.

-	In June 2018, the Company lent operating loan to a cooperation partner in the amount of approximately $5.2 million. The loan term was from June 2018 to September 2018 without interest. $4.5 million in total has been collected in September and subsequently in October 2018. The cooperation partner entered into an extension agreement with the Company in September 2018 and agreed to repay the remaining balance in January 2019 with an annual interest rate of 4.5% for the remaining balance.

F-43

Jufeel International Group and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in US$)

	September 30,	December 31,
	2018	2017
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$8,847,050	$16,391,266
Accounts receivable, net	995,255	7,613,832
Loans to third parties	1,112,048	306,510
Other receivables, net	100,122	514,369
Prepayments	1,361,598	2,087,131
Amount due from a related party	872,194	-
Inventories	1,843,020	797,889
Deferred inventory costs	281,112	1,922,486
Total current assets	15,412,399	29,633,483
Non-current assets
Property, plant and equipment, net	22,412,124	13,158,725
Land use right, net	2,268,492	2,416,213
Equipment related prepayment	364,897	4,029,015
Long term prepayments and other non-current assets	3,787,551	3,140,944
Total non-current assets	28,833,064	22,744,897
Total assets	$44,245,463	$52,378,380

Liabilities and Equity
Current Liabilities
Income tax payable	$2,735,485	$3,990,404
Accounts payable	896,284	1,035,006
Advanced payments from customers	4,516,253	7,160,513
Deferred revenue	843,602	7,571,026
Amount due to related parties	2,012,815	705,441
Liability under credit facility	872,194	-
Other taxes payables	3,676,633	4,973,474
Accrued expenses and other liabilities	475,037	605,974
Total current liabilities	16,028,303	26,041,838
Non-current liabilities
Farmland lease payable	760,961	801,139
Total non-current liabilities	760,961	801,139
Total liabilities	16,789,264	26,842,977

Commitments and contingencies	-	-

Shareholders’ Equity
Preferred stock (No par value, Unlimited number authorized, Issued and outstanding: none)	-	-
Common stock (No par value, Unlimited number authorized, 28,030,010 shares issued and outstanding as of September 30, 2018 and December 31, 2017)	-	-
Additional paid in capital	7,057,676	7,057,676
Statutory reserve	1,779,412	1,779,412
Retained earnings	19,184,544	15,634,756
Accumulated other comprehensive (loss) income	(896,742)	558,264
Total Jufeel International Group’s shareholders’ equity	27,124,890	25,030,108
Non-controlling interests	331,309	505,295
Total Shareholders’ Equity	27,456,199	25,535,403
Total liabilities and shareholders’ equity	$44,245,463	$52,378,380

See accompanying notes to the condensed consolidated financial statements.

F-44

Jufeel International Group and Subsidiaries

Condensed Consolidated Statements of Income and Comprehensive Income

(Unaudited)

(Amounts in US$)

	Nine Months Ended	Nine Months Ended
	September 30,	September 30,
	2018	2017
Net revenue
Product sales to third parties	$12,526,306	$9,279,719
Product sales to related parties	17,636	283,601
Total net revenue	12,543,942	9,563,320

Cost of revenue
Cost of product sales – third parties	3,797,430	3,030,496
Cost of product sales – related parties	5,346	61,895
Total cost of revenue	3,802,776	3,092,391
Gross profit	8,741,166	6,470,929

Operating expenses:
Selling and marketing expenses	206,624	2,140,338
General and administrative expenses	3,706,187	2,432,364
Research and development expenses	703,939	367,121
Total operating expenses	4,616,750	4,939,823

Income from Operations	4,124,416	1,531,106

Other income (expenses)	35,577	(21,854)

Income before income taxes	4,159,993	1,509,252
Income tax expense	767,049	619,901
Net income	3,392,944	889,351
Net loss attributable to non-controlling interests	156,844	2,559
Net income attributable to Jufeel International Group.	$3,549,788	$891,910

Net income	$3,392,944	$889,351
Other comprehensive income
Foreign currency translation (loss) gain, net of nil income taxes	(1,455,006)	518,254
Comprehensive income	$1,937,938	$1,407,605
Comprehensive loss (income) attributable to non-controlling interests	173,986	(6,085)
Comprehensive income attributable to Jufeel International Group	$2,111,924	$1,401,520

Earnings per share-basic and diluted
	$0.13	$0.03
Weighted average number of common stock outstanding-basic and diluted
Basic and diluted	28,030,010	28,030,010

See accompanying notes to the condensed consolidated financial statements.

F-45

Jufeel International Group and Subsidiaries

Unaudited Condensed Consolidated Statements of Changes in Equity

(Amounts in US$)

		Attributable to Jufeel International Group’s Shareholders’ Equity
	Common Stock	Additional paid in capital	Statutory reserves	Retained earnings	Accumulated other comprehensive income (loss)	Non-controlling Interests	Total Equity
Balance, January 1, 2018	28,030,010	$7,057,676	$1,779,412	$15,634,756	$558,264	$505,295	$25,535,403
Net income (loss)	-	-	-	3,549,788	-	(156,844)	3,392,944
Foreign currency translation adjustment	-	-	-	-	(1,455,006)	(17,142)	(1,472,148)
Balance, September 30, 2018	28,030,010	$7,057,676	$1,779,412	$19,184,544	$(896,742)	$331,309	$27,456,199

See accompanying notes to the condensed consolidated financial statements.

F-46

Jufeel International Group and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended	Nine Months Ended
	September 30,	September 30,
	2018	2017
Cash Flows From Operating Activities
Net income	$3,392,944	$889,351
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	248,985	89,915
Amortization expense	136,668	130,901
Deferred income tax	(17,552)	3,040
Reversal of allowance for doubtful accounts	(8,393)	-
Shareholder contribution for employee and non-employee compensation expenses	-	2,282,211
Loss on disposal of property and equipment	-	7,571
Changes in operating assets and liabilities:
Accounts receivable	6,580,771	(1,524,812)
Other receivables	725,469	(568,376)
Prepayments	655,111	(2,139,501)
Amounts due from related parties	-	3,960,388
Inventories	(1,145,006)	(136,227)
Deferred inventory costs	1,630,183	-
Accounts payable	(91,605)	119,698
Income taxes payable	(1,112,981)	(636,530)
Deferred revenue	(6,697,888)	-
Advanced payments from customers	(2,411,206)	(236,743)
Amount due to related parties	1,401,996	179,056
Other taxes payable	(1,105,194)	653,717
Accrued expenses and other current liabilities	(133,801)	(81,510)
Long term prepayments and other non-current assets	(192,962)	-
Net cash provided by operating activities	1,855,539	2,992,149

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(7,775,057)	(9,369,494)
Repayment from related parties	-	5,818,416
Loans to third parties	(5,498,836)	-
Repayment of loan from a third party	4,325,444	-
Net cash used in investing activities	(8,948,449)	(3,551,078)

Cash Flows From Financing Activities
Net cash provided by financing activities	-	-

Effect of exchange rate fluctuation on cash and cash equivalents	(451,306)	72,416

Net decrease in cash and cash equivalents	(7,544,216)	(486,513)
Cash and cash equivalents, beginning of period	16,391,266	1,902,197
Cash and cash equivalents, end of period	$8,847,050	$1,415,684

Supplemental disclosure information:
Cash paid for income tax expense	$1,897,582	$1,256,333
Cash paid for interest expense	$-	$-
Supplemental disclosure of non-cash investing and financing activities:
Purchase of property and equipment financed by other payables	$208,936	$198,262

See accompanying notes to the condensed consolidated financial statements.

F-47

Jufeel International Group and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(Amounts in US$ unless otherwise noted)

NOTE 1. DESCRIPTION OF BUSINESS AND ORGANIZATION

Organization and description of business

Jufeel International Group (the “Company” or “Jufeel Wyoming”) was incorporated on July 27, 2017 under the laws of the state of Wyoming, United States of America. Through the reorganization as described below, Jufeel Wyoming ultimately merged with Jufeel International Group Nevada (“Jufeel Nevada”) (formerly Bros Holding Company). The shareholders of Jufeel Nevada became the shareholders of Jufeel Wyoming on a one-for-one basis and Jufeel Wyoming became the ultimate holding company of Jufeel Holdings Co., Ltd. (“Jufeel Holdings”), Ivan International Biology Limited. (“Ivan International”), and Kaifeng Ivan King Biotechnology Co., Ltd. (“Ivan King” or “WFOE”).

Jufeel Holdings was established in the British Virgin Islands (“BVI”) on May 10, 2017 by a third party on behalf of Mr. Rongxuan Zhang, the founder, president, chairman and the controlling shareholder of the Company (“Mr. Zhang”). On May 16, 2017, the third party transferred all the shares to Mr. Zhang for no consideration. On August 22, 2017, Mr. Zhang has transferred all the shares to Jufeel Wyoming.

Ivan International was established as an investment holding company by a third party in Hong Kong Special Administrative Region of the People’s Republic of China (the “PRC”) on April 23, 2015. On June 7, 2017, the shares of Ivan International were transferred to Mr. Zhang for $1,200. On the same day, Jufeel Holdings signed a shareholding entrustment agreement with Mr. Zhang to state that Mr. Zhang holds the equity interest in Ivan International on behalf of Jufeel Holding. As a result, Jufeel Holdings holds 100% equity interest in Ivan International. On October 27, 2017 the official transfer of shares of Ivan International to Jufeel Holdings was completed.

Ivan King was established as a wholly foreign owned enterprise on August 9, 2017 in Kaifeng, the PRC by Ivan International. Ivan King is principally engaged in providing related technical supports and business consulting services to Kaifeng Jufeel Biotech Co, Ltd. (“Kaifeng Jufeel”).

Kaifeng Jufeel was incorporated on August 5, 2011 and registered in Kaifeng, Henan Province, under the laws of the PRC with a principal office in Zhengzhou, Henan. Kaifeng Jufeel was 49% owned by Mr. Zhang and 51% owned by Henan Jufeel Technology Group Co., Ltd. (“Henan Jufeel”), an entity owned by Mr. Zhang, before September 23, 2016. From September 23, 2016 to October 24, 2017, Mr. Zhang contributed 32.5% of the equity interests of Kaifeng Jufeel to certain shareholders (see Note 13 for details). After the contribution, Mr. Zhang owns 67.5% of the equity interests of Kaifeng Jufeel.

Hainan Zhongchen Biological Engineering Co, Ltd. (“Hainan Zhongchen”), was incorporated on July 3, 2001 in Haikou, Hainan Province, under the laws of the PRC by former independent third parties. In 2012, the 70% ownership interest of Hainan Zhongchen was sold to Jufeel Technology and Trading Co., Ltd., a company which was controlled by Mr. Zhang, for $3,103,133 and Mr. Zhang became the ultimate controlling shareholder of Hainan Zhongchen. In October 2016, the 70% ownership interest of Hainan Zhongchen owned by Jufeel Technology and Trading Co., Ltd. was transferred to Kaifeng Jufeel. As a result, the transfer of the 70% ownership interest was accounted as business combination under common control.

Suzhou Yihuotong E-business Co, Ltd (“Suzhou Yihuotong”) was incorporated on August 10, 2016 registered in Suzhou, Jiangsu Province, under the laws of the PRC, a wholly owned subsidiary of Kaifeng Jufeel.

Wuxi Jufeel PMAS Life Technology Co, Ltd (“Wuxi Jufeel”) was incorporated on October 11, 2016 registered in Suzhou, Jiangsu Province, under the laws of the PRC. The shareholders Mrs. Zhang Yi, Henan Jufeel Technology Investment Co., Ltd. and Mr. Lu Dajie hold 70%, 10% and 20% of Wuxi Jufeel’s ownership interest, respectively. On the same day, Mrs. Zhang Yi and Henan Jufeel Technology Investment Co., Ltd. signed a share entrustment agreement with Kaifeng Jufeel to state that they hold the equity interest in Wuxi Jufeel on behalf of Kaifeng Jufeel. In this regard, Kaifeng Jufeel owns 80% equity interest in Wuxi Jufeel. As a result, Kaifeng Jufeel consolidates Wuxi Jufeel and there is a 20% non-controlling interests in Wuxi Jufeel.

Changzhou Jufeel PMAS Aloe Biotechnology Co, Ltd. (“Changzhou Jufeel”) was incorporated on May 23, 2017 registered in Changzhou, Jiangsu Province, under the laws of the PRC, Kaifeng Jufeel owns 70%, and Wuxi Jufeel owns 30% of its equity interests.

F-48

On August 22, 2017, Ivan King, Kaifeng Jufeel, and the shareholders of Kaifeng Jufeel have entered into a series of contractual agreements in order to enable the Company to (1) have power to direct the activities that most significantly affects the economic performance of Kaifeng Jufeel, and (2) receive the economic benefits of Kaifeng Jufeel that could be significant to Kaifeng Jufel. The Company is fully and exclusively responsible for the management of Kaifeng Jufeel, assumes all of risk of losses of Kaifeng Jufeel and has the exclusive right to exercise all voting rights of Kaifeng Jufeel's shareholder. Therefore, the Company is considered the primary beneficiary of Kaifeng Jufeel and has consolidated Kaifeng Jufeel’s assets, liabilities, results of operations, and cash flows in the accompanying consolidated financial statements.

Risks in relation to the VIE structure

The Company believes that the contractual arrangements with its VIE and their respective shareholders are in compliance with PRC laws and regulations and are legally enforceable. However, uncertainties in the PRC legal system could limit the Company’s ability to enforce the contractual arrangements. If the legal structure and contractual arrangements were found to be in violation of PRC laws and regulations, the PRC government could:

•	revoke the business and operating licenses of the Company’s PRC subsidiary and VIE;
•	discontinue or restrict the operations of any related-party transactions between the Company’s PRC subsidiary and VIE;
•	limit the Group’s business expansion in China by way of entering into contractual arrangements;
•	impose fines or other requirements with which the Company’s PRC subsidiary and VIE may not be able to comply;
•	require the Company or the Company’s PRC subsidiary and VIE to restructure the relevant ownership structure or operations; or
•	restrict or prohibit the Company’s use of the proceeds of the additional public offering to finance the Group’s business and operations in China.

The Company’s ability to conduct its business may be negatively affected if the PRC government were to carry out of any of the aforementioned actions. As a result, the Company may not be able to consolidate its VIE in its consolidated financial statements as it may lose the ability to exert effective control over the VIE and their respective shareholders and it may lose the ability to receive economic benefits from the VIE. The Company, however, does not believe such actions would result in the liquidation or dissolution of the Company, its PRC subsidiary or its VIE.

The interests of the shareholders of the VIE may diverge from that of the Company and that may potentially increase the risk that they would seek to act contrary to the contractual terms, for example by influencing the VIE not to pay the service fees when required to do so. The Company cannot assure that when conflicts of interest arise, shareholders of the VIE will act in the best interests of the Company or that conflicts of interests will be resolved in the Company’s favor. Currently, the Company does not have existing arrangements to address potential conflicts of interest the shareholders of the VIE may encounter in its capacity as beneficial owners and directors of the VIE, on the one hand, and as beneficial owners and directors of the Company, on the other hand. The Company believes the shareholders of the VIE will not act contrary to any of the contractual arrangements and the exclusive option agreements provide the Company with a mechanism to remove the current shareholders of the VIE should they act to the detriment of the Company. The Company relies on certain current shareholders of the VIE to fulfill their fiduciary duties and abide by laws of the PRC and act in the best interest of the Company. If the Company cannot resolve any conflicts of interest or disputes between the Company and the shareholders of the VIE, the Company would have to rely on legal proceedings, which could result in disruption of its business, and there is substantial uncertainty as to the outcome of any such legal proceedings.

Total assets and liabilities presented on the Company’s consolidated balance sheets and revenue, expense and net income presented on consolidated statements of income and comprehensive income as well as the cash flow from operating, investing and financing activities presented on the consolidated statements of cash flows are substantially the financial position, operation and cash flow of the Company’s VIE and its subsidiaries. The Company has not provided any financial support to Kaifeng Jufeel for the nine months period ended September 30, 2018 and year ended December 31, 2017. The assets and liabilities of the consolidated VIE as of September 30, 2018 and December 31, 2017 are listed below:

	September 30,	December 31,
	2018	2017
	(unaudited)
Current assets	$14,827,403	$29,598,898
Non-current assets	28,833,064	22,744,897
Total assets	$43,660,467	$52,343,795
Current liabilities	$15,757,855	$26,006,390
Non-current liabilities	760,961	801,139
Total liabilities	$16,518,816	$26,807,529

F-49

Details of the subsidiaries and VIE of the Company are set out below:

	Date of incorporation	Place of incorporation	Percentage of ownership	Principal activities
Wholly owned subsidiaries
Jufeel Holdings	May 10, 2017	British Virgin Islands	100%	Investment holding
Ivan International	April 23, 2015	Hong Kong	100%	Investment holding
Ivan King	August 09, 2017	PRC	100%	Consultancy service
Variable Interest Entity (“VIE”)
Kaifeng Jufeel	August 05, 2011	PRC	VIE	Aloe product and distributorship sales
VIE’s subsidiaries
Hainan Zhongchen	July 03, 2001	PRC	70% owned by Kaifeng Jufeel	Aloe material sales
Suzhou Yihuotong	August 10, 2016	PRC	100% owned by Kaifeng Jufeel	Aloe product and distributorship sales
Wuxi Jufeel	October 11, 2016	PRC	80% owned by Kaifeng Jufeel	Aloe product sales
Changzhou Jufeel	May 23, 2017	PRC	70% owned by Kaifeng Jufeel and 30% owned by Wuxi Jufeel	Aloe product sales

F-50

NOTE 2. SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of preparation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (‘‘U.S. GAAP’’) and have been consistently applied. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly state the operating results for the respective periods. Certain information and footnote disclosures normally present in annual consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. These unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and footnotes included in this form S-1 amendment. The interim results of operations are not necessarily indicative of the results to be expected for the full fiscal year or any future periods

b.	Principles of consolidation

The consolidated financial statements include the financial statements of the Company, its subsidiaries and its VIE. All inter-company transactions and balances have been eliminated upon consolidation.

Non-controlling interests represent the equity interests in the subsidiaries of the VIE that are not attributable, either directly or indirectly, to the Company.

c.	Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ from those estimates. Significant items subject to such estimates and assumptions include allowance for doubtful accounts, valuation of inventory and fair value of equity interests contribution from shareholders, valuation allowance for deferred tax assets and recoverability of carrying amount and the estimated useful lives of long-lived assets.

d.	Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, cash in bank with no restrictions, as well as highly liquid investments which are unrestricted as to withdrawal or use, and which have remaining maturities of three months or less when initially purchased.

e.	Allowance for doubtful accounts

The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing receivables. The Company determines the allowance based on aging data, historical collection experience, customer specific facts and economic conditions. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

The Company usually receives customer payments in advance and only gives one month credit terms to several customers with long term cooperation history. The allowance for doubtful accounts as of September 30, 2018 and December 31, 2017 was $62,925 and $74,621, respectively.

F-51

f.	Inventory

The Company values its inventories at the lower of cost or net realizable value.

Where there is evidence that the utility of inventories, in their disposal in the ordinary course of business, will be less than cost, whether due to physical deterioration, obsolescence, changes in price levels, or other causes, the inventories are written down to net realizable value. Any idle facility costs or excessive spoilage are recorded as current period charges.

Hainan Zhongchen used weighted average method for its finished goods and first in first out method for other inventories. Wuxi Jufeel and Changzhou Jufeel used weighted average for inventories. Kaifeng Jufeel used first in first out method for inventories.

g.	Deferred inventory costs

The Company has not recognized revenue for the part of the inventory delivered where the collectability was not reasonably assured for the nine months ended September 30, 2018 and year ended December 31, 2017 and recognized deferred inventory costs for the delivered inventories as the costs related directly to contracts. The costs are expected to be recovered when the Company collects from its customers. The deferred inventory costs will be charged to the cost of revenue when collections are made from its customers and revenue is recognized.

h.	Property, plant and equipment

Property and equipment are recorded at cost less accumulated depreciation with no residual value. Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets:

Machinery and equipment	3-11 years
Furniture and office equipment	3-10 years
Motor vehicles	4-8 years
Leasehold improvements	Shorter of estimated useful life (10 to 20 years) or remaining lease terms

When office equipment and electronic devices are retired or otherwise disposed of, resulting gain or loss is included in net income or loss in the year of disposition for the difference between the net book value and proceeds received thereon. Maintenance and repairs which do not improve or extend the expected useful lives of the assets are charged to expenses as incurred.

Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful life of the asset or the remaining lease term. Construction in progress is related to the construction or development of property (including land) and equipment that have not yet been placed in service for our intended use. Depreciation for equipment commences once it is placed in service and depreciation for buildings and amortization of leasehold improvements commences once they are ready for our intended use. Construction in progress represents capital expenditures for direct costs of construction or acquisition and design fees incurred, and the interest expenses directly related to the construction. Capitalization of these costs ceases and the construction in progress is transferred to the appropriate category of property, plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. Construction in progress is not depreciated.

i.	Revenue recognition

The Company recognizes revenue in accordance with Accounting Standard Codification (“ASC”) 605, Revenue Recognition. Revenues are recognized when the four of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the title and risk of loss have passed, (iii) the fees are fixed or determinable, and (iv) collectability is reasonably assured. Amounts received for undelivered merchandise are recorded as advanced payments from customers.

The sales of aloe products are derived principally from providing aloe products to customers, including both distributors/agents and enterprise customers.

(a) Distributors/Agents: The Company recognizes revenue upon the delivery of products to distributors/agents, which is when title and risk and rewards of ownership have passed to distributors/agents and when collectability is reasonably assured. When the collectability is not reasonably assured, the revenue will not be recognized until payments are collected. Discounts provided were recorded as deduction of net sales.

F-52

(b) Enterprise customers: For enterprise customers, the Company recognized revenue when the title and risk of loss have passed to enterprise customers and collectability is reasonably assured. When the collectability is not reasonably assured, the Company recognize revenue according to cost recovery method where no profit is recognized until the proceeds received exceed the related cost of the goods delivered. All collections received after the costs are fully recovered are reflected as income. The Company deferred the recognition of revenue with deferred inventory cost of $281,112 as of September 30, 2018 for the related cost of inventory already delivered where the collections of payment from the enterprise customers are not reasonably assured. The Company recorded accounts receivable of $843,602 as the Company had the legal right to claim on the proceeds from the enterprise customers and with credit to deferred revenue in the same amount as of September 30, 2018. Subsequently, $543,357 of the accounts receivable were collected and $184,711 deferred inventory costs were released to the cost of revenue.

Taxes that have been assessed by governmental authorities and that are directly imposed on revenue-producing transactions between the Company and its customers, including value-added, and tax surcharge, are presented on a net basis (excluded from net sales).

j.	Income taxes

The provision for income taxes is determined using the asset and liability approach of accounting for income taxes. Under this approach, the provision for income taxes represents income taxes paid or payable (or received or receivable) for the current year plus the change in deferred taxes during the year. Deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid, and result from differences between the financial and tax bases of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when enacted.

Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. In evaluating the need for a valuation allowance, management considers all potential sources of taxable income, including income available in carryback periods, future reversals of taxable temporary differences, projections of taxable income, and income from tax planning strategies, as well as all available positive and negative evidence. Positive evidence includes factors such as a history of profitable operations, projections of future profitability within the carryforward period, including from tax planning strategies, and the Company’s experience with similar operations. Existing favorable contracts and the ability to sell products into established markets are additional positive evidence. Negative evidence includes items such as cumulative losses, projections of future losses, or carryforward periods that are not long enough to allow for the utilization of a deferred tax asset based on existing projections of income. Deferred tax assets for which no valuation allowance is recorded may not be realized upon changes in facts and circumstances, resulting in a future charge to establish a valuation allowance.

Tax benefits related to uncertain tax positions taken or expected to be taken on a tax return are recorded when such benefits meet a more likely than not threshold. Otherwise, these tax benefits are recorded when a tax position has been effectively settled, which means that the statute of limitation has expired or the appropriate taxing authority has completed their examination even though the statute of limitations remains open. Interest and penalties related to uncertain tax positions are recognized as part of the provision for income taxes and are accrued beginning in the period that such interest and penalties would be applicable under relevant tax law until such time that the related tax benefits are recognized.

k.	Value added taxes (“VAT”)

Before May 1, 2018, the Company was subject to VAT at the rate of 17% on sales of its products, and 11% on sales of the agricultural products and at the rate of 6% of its membership revenue. The PRC government has announced VAT reduction and tax rate of product sales has been adjusted to 16% from 17% and tax rate of agricultural products has been adjusted to 10% from 11%, which was effected in May 2018. Therefore, on and after May 1, 2018, sales for certain products that applied 17% and 11% tax rate before May 1, 2018 applied 16% and 10% tax rate after May 1, 2018, the Company is subject to VAT at the rate of 16% on sales of its products, and 10% on sales of the agricultural products and at the rate of 6% of its membership revenue, which the Company issued membership fee VAT invoices though membership fees are recognized with the sales of aloe products as a single unit of accounting under US GAAP. The Company is also subject to surcharges, which includes urban maintenance and construction taxes and additional education fees on VAT payable in accordance with PRC law. For the nine months ended September 30, 2018, the Company’s product sales revenues are subject to VAT rates of 17% and 11% before May 1, 2018 and subject to VAT rates of 16% and 10% after May 1, 2018, membership revenue at a rate of 6%, after deducting the VAT paid for the purchased from suppliers and VAT paid for machinery and equipment. The surcharges are at the rate of 12% of the VAT payable, depending on which tax jurisdiction the Company’s PRC operating subsidiaries and the VIE operate in.

F-53

l.	Related parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

m.	Earnings per share

Companies are required to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common stock outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common stock (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common stock that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

The following table sets forth the computation of basic and diluted earnings per share for the nine month periods ended September 30, 2018 and 2017:

	Nine months ended September 30,
	2018	2017
	(Unaudited)	(Unaudited)
Numerator:
Net income attributable to Jufeel International Group	$3,549,788	$891,910
Denominator:
Weighted-average shares outstanding basic and diluted: -Common stock issued and outstanding	28,030,010	28,030,010
Basic and diluted earnings per share	$0.13	$0.03

n.	Fair Value Measurements

As of September 30, 2018 and December 31, 2017, none of the Company’s nonfinancial assets or liabilities was measured at fair value on a nonrecurring basis.

The carrying values of the Company’s financial assets and liabilities, including cash and cash equivalents, accounts receivables and accounts payable, are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their stated interest rate approximates current rates available.

F-54

NOTE 3. LOANS TO THIRD PARTIES

	September 30,	December 31,
	2018	2017
	(unaudited)
Loan to third party A	$937,609	$-
Loan to third party B	174,439	-
Loan to third party C	-	306,510
Loans to third parties	$1,112,048	$306,510

As of September 30, 2018, loan to third parties represented operating loans to cooperation partners. Loan to third party A with the principal amount of approximately $5.0 million was from June 2018 to September 2018 without interests. As of September 30, 2018, the remaining balance of this loan was approximate $0.9 million. Party A entered into an extension agreement with the Company in September 2018 and agreed to repay the remaining balance in January 2019 with an annual interest rate of 4.5% for the remaining balance. $0.3 million has been collected in October 2018. Loan to third party B with the amount of approximately $0.2 million was from September 2018 to January 2019 without interests. As of December 31, 2017, loan to third party C represented operating loan to a cooperation partner. The term of the loan was from December 2017 to February 2018 with the annual interest rate of 3.6%. The balance has been collected in April 2018.

NOTE 4. OTHER RECEIVABLES, NET

	September 30,	December 31,
	2018	2017
	(unaudited)
Staff advance	$54,787	$84,996
Others	48,427	441,002
Other receivables	103,214	525,998
Allowance	(3,092)	(11,629)
Other receivables, net	$100,122	$514,369

Others included a deposit set aside and advanced to an employee for a potential farmland lease with the amount of $306,082 as of December 31, 2017. The contract was not signed since both parties did not reach an agreement at the end and the balance has been subsequently collected at the beginning of January 2018.

NOTE 5. PREPAYMENTS

	September 30,	December 31,
	2018	2017
	(unaudited)
Prepayments for inventory purchase	$1,214,166	$1,345,566
Prepaid service fee and others	147,432	741,565
Prepayment	$1,361,598	$2,087,131

Prepaid service fee mainly included prepaid rental of a lab for research and development.

NOTE 6. INVENTORIES

	September 30,	December 31,
	2018	2017
	(unaudited)
Raw materials	$160,756	$53,129
Packaging materials	234,301	70,187
Finished goods	557,667	478,396
Work in progress	890,296	196,177
Inventories	$1,843,020	$797,889

The balance of work in progress as of September 30, 2018 mainly consisted of a new aloe product in the examination process.

F-55

NOTE 7. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consists of the following:

	September 30,	December 31,
	2018	2017
	(unaudited)
Machinery and equipment	$2,428,612	$1,483,519
Furniture and office Equipment	489,069	471,197
Motor vehicles	380,860	385,665
Leasehold improvements	704,543	276,569
	4,003,084	2,616,950
Less: accumulated depreciation	(1,909,076)	(1,822,942)
	2,094,008	794,008
Add: construction in process	20,318,116	12,364,717
Property, plant and equipment, net	$22,412,124	$13,158,725

Depreciation expense for the nine months ended September 30, 2018 and 2017 was $248,985 and $89,915 respectively.

Construction in progress represented the Company’s new factories and office building in Kaifeng, Henan Province and office rooms under decoration in Changzhou, Jiangsu Province. The main construction work of factory and buildings in Kaifeng was completed in the second quarter of 2018 with main construction cost of approximately$17.5 million and it is expected to be placed in service in the end of first quarter of 2019 when the work on the interior of the building and landscaping are completed.

The Company has not obtained all required construction permits in accordance with Article 64 of the Urban and Rural Planning Law in China, however, the Company has received a waiver letter from local government that the Company would be not subject to any penalty for the construction.

As of September 30, 2018, one floor of the office in Changzhou Jufeel, with the carrying value of $1,401,573 was pledged against a credit facility from Jiangnan Rural Commercial Bank (see Note 11).

NOTE 8. EQUIPMENT RELATED PREPAYMENTS

As of September 30, 2018, equipment related prepayment represented prepayments related to the equipment purchase in Changzhou Jufeel.

As of December 31, 2017, equipment related prepayments consisted of the prepayments made to an agent related to the equipment purchase in July 2017. Since the Company anticipated to change its equipment supplier in 2018 and purchase the equipment after the completion of the factory construction work in 2019, it requested the return of the deposit. As of September 30, 2018, the deposit has been fully collected.

NOTE 9. OTHER NON-CURRENT ASSETS

Long term prepayments and other non-current assets mainly consist of prepaid farmland lease and equipment related prepayments of the Company, which is expected to become long lived assets in the future.

	September 30, 2018	December 31, 2017
	(unaudited)

Prepaid farmland lease	$1,989,142	$2,192,474
Cooperation deposit	872,194	918,246
Prepayment related to office building purchase	698,395	-
Deferred tax assets (see Note 13)	16,634	-
Others	211,186	30,224
Long term prepayments and other non-current assets	$3,787,551	$3,140,944

F-56

Prepayment related to office building purchase was related to the purchase of an office building by Changzhou Jufeel. On January 16, 2018, Changzhou Jufeel entered into an agreement with a third party to purchase two floors of offices in Changzhou, Jiangsu Province with the total consideration of approximately $3.0 million. The remaining balance was fully paid in November 2018 and therefore is included in capital commitment of September 30, 2018. The Company has obtained the ownership certificate for one of the two floors in February 2018 and is applying the ownership certificate for the other one.

Amortization expense for prepaid farmland lease for the nine months ended September 30, 2018 and 2017 was $98,528 and $94,488 respectively.

Cooperation deposit represented deposit for a healthcare project with a third party in 2017. Due to the local government's policy changes, the project was suspended in May 2018 and the deposit was returned to the Company in November 2018.

As of September 30, 2018, others mainly consisted of long-term deposit for office lease.

NOTE 10. OTHER CURRENT LIABILITIES

	September 30,	December 31,
	2018	2017
	(unaudited)
Employee reimbursement payables	$125,633	$124,630
Rental payables	34,170	21,897
Construction related payables	198,013	236,102
Others	117,221	223,345
Accrued expenses and other liabilities	$475,037	$605,974
Other taxes payables	$3,676,633	$4,973,474

Other taxes payables are mainly consisted of VAT payable (see Note 2(k)).

NOTE 11. RELATED PARTY BALANCE AND TRANSACTIONS

a. Balances

Amount due from a related party:

As of September 30, 2018, the balance due from a related party represented amount due from the general manager of Changzhou Jufeel. In September 2018, the general manager of Changzhou Jufeel, signed a credit facility agreement in the amount of RMB12,052,100 (or $1,751,962) with Jiangnan Rural Commercial Bank with a three-year term from September 2018 to September 2021. He entered a written agreement with Changzhou Jufeel that the loan will be used for the Company’s operation needs. The credit facility was guaranteed by Changzhou Jufeel and the general manager’s spouse (sister of CEO). In addition, one floor of the office in Changzhou Jufeel with the carrying value of $1,401,573 was pledged against the credit facility. At the end of September 2018, a loan with the principal amount of RMB6,000,000 (or $872,194) with and annual interest rate of 6% was borrowed by the general manager of Changzhou Jufeel from Jiangnan Rural Commercial Bank under this credit facility. The loan period was from September 2018 to September 2019. The proceeds from the loan was used to pay to a vendor of Changzhou Jufeel on its behalf in October 2018. In December 2018, due to the Company not being satisfied with the quality of the aloe powder, the purchase agreement was cancelled, and the vendor returned the RMB6,000,000 (or $872,194) to Changzhou Jufeel. The monthly interest of $4,361 related to the loan has been paid by the general manager from October 2018. Changzhou Jufeel will repay him all interest of the loan from the inception of the loan and Changzhou Jufeel shall return RMB 6,000,000 principal to him for payment to the bank at the expiration date of his loan with Jiangnan Rural Commercial Bank.

F-57

Amount due to related parties:

	September 30,	December 31,
	2018	2017
	(unaudited)
Henan Jufeel Technology Investment Co., Ltd. (i) (a)	$1,855,390	$514,145
Mr. Zhang (b)	157,251	104,337
Sales director of Kaifeng Jufeel (b)	-	29,891
General manager of Wuxi Jufeel (holds 20% ownership interest of Wuxi Jufeel (b))	-	56,242
Director of Hainan Zhongchen (b)	174	826
Amount due to related parties	$2,012,815	$705,441

(a) The balance due to Henan Jufeel Technology Investment Co., Ltd. mainly consisted of an advance received by Hainan Zhongchen for aloe products and payments on behalf of Kaifeng Jufeel.

(b) These balances were mainly advance to the Company for operating capital.

(i) This Company is under common control of Mr. Zhang.

b. Transactions

	Nine months ended September 30,
	2018	2017
	(unaudited)	(unaudited)
Related parties paid back the collected sales proceeds (1)	$-	$3,702,829
Payment on behalf of Kaifeng Jufeel and Ivan King in daily operation (2)	$2,320,006	$-
Payment on behalf of a related party in daily operation (3)	$1,096,684	$-
Loans repaid from related parties (4)	$-	$5,818,416
Sales to related parties (5)	$17,636	$283,601
Lease from related parties (6)	$282,770	$253,104

1. Related parties paid back the collected sales proceeds

During the nine months ended September 30, 2018 and 2017, the related parties paid back the collected sales proceeds on behalf of Kaifeng Jufeel in the amount of $nil and $3,702,829, respectively.

2. Payment on behalf of Kaifeng Jufeel and Ivan King

During the nine months ended September 30, 2018 and 2017, Henan Jufeel Technology Investment Co., Ltd. and Mr. Zhang paid on behalf of the Company for daily operating expenses the amount of $2,320,006 and $nil, respectively.

3. Payment on behalf of a related party in daily operation

During the nine months ended September 30, 2018 and 2017, Ivan King paid on behalf of a related party for daily operating expenses the amount of $1,096,684 and $nil, respectively. Ivan King has collected from the related party during the nine months ended September 30, 2018.

4. Loans repaid from related parties

During the nine months ended September 30, 2018 and 2017, Jufeel Technology and Trading Co., Ltd. and Mr. Zhang have paid back to the Company amount $nil and $5,818,416, respectively. All the loans were no interest bearing and due on demand.

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5. Sales to related parties

During the nine months ended September 30, 2018 and 2017, the Company product sales to Henan Jufeel Technology Investment Co., Ltd and other related parties totaled $17,636 and $283,601 respectively.

6. Lease from related parties

Starting from 2015, the Company leased two floors of an office building from Mr. Zhang and Mrs. Guo Li. The contract periods were from September 2015 with annual rental of approximately $271,320 and renewed in September 2018. The lease agreement is expected to be renewed annually.

Starting from the year ended December 31, 2015, the Company leased four vehicles from Mr. Zhang. The contract term was from January 1, 2015 to December 31, 2016 with the annual rental of approximately $112,993 and renewed in January 2018. The lease agreement is expected to be renewed when expire.

Expense recorded under these leases during the nine months ended September 30, 2018 and 2017 were $282,770 and $253,104 respectively.

7. Equity interests contributed by shareholder

On September 23, 2016, certain employees, service providers and cooperation partners were given equity interests of Kaifeng Jufeel by Mr. Zhang, the controlling shareholder of Kaifeng Jufeel directly (see Note 12)

NOTE 12. SHAREHOLDER CONTRIBUTION

Awards to distributors contributed by Mr. Zhang and Henan Jufeel related to sales promotion

From September 23, 2016 to December 31, 2016, Kaifeng Jufeel organized sales promotion activities with its customers. As part of these promotional programs, Mr. Zhang and Henan Jufeel gave an aggregate of 5.21% of equity interests of Kaifeng Jufeel to certain customers after these customers paid cash to Kaifeng Jufeel to become exclusive regional distributor and purchase its inventory during that period.

The fair value of the equity interests was $758,929 based on the fair value of the Kaifeng Jufeel during the sales promotion period from September 23, 2016 to December 31, 2016. The fair value of the equity interests was assessed using discounted cash flow method under income approach, with a discount for lack of marketability given that the equity interests underlying the awards were not publicly traded at the time given to these customers. This assessment required complex and subjective judgments regarding Kaifeng Jufeel’s projected financial and operating results, its unique business risks, the liquidity of the equity interests and its operating history and prospects at the time the equity interests were given. The fair value of these awards was determined using management’s estimates and assumptions. Significant estimates and assumptions used included revenue growth rate ranging from 9.1% to 12.5%, terminal growth rate of 3%, and discount rate of 15%.

The equity interests given are deemed as the consideration to its customers in the form of equity instruments. The fair value of the equity interests was presumed to be a reduction of the selling prices of the Company’s products and, therefore, characterized as a reduction of revenue.

Compensation expense paid by Mr. Zhang on behalf of the Company.

On September 23, 2016, certain eligible employees were given equity interests of Kaifeng Jufeel by Mr. Zhang, the controlling shareholder of Kaifeng Jufeel. These equity interests given represented 1.32% of Kaifeng Jufeel’s equity interests. The equity interests given had a one year employment requirement from signing the agreements to the issuance of the certificates. All these employees fulfilled the one year employment requirement. As a result, the expense was recognized on a ratable basis over the requisite service period of one year. The corresponding credit side should be recorded as a liability before the employees earned the equity interests and then transferred to APIC when they satisfied the employment requirement.

F-59

The fair value of the equity interests was $155,166, which was based on the fair value of the Kaifeng Jufeel on September 23, 2016. The fair value was assessed using discounted cash flow method under income approach, with a discount for lack of marketability given that the equity interests underlying the awards were not publicly traded. This assessment required complex and subjective judgments regarding Kaifeng Jufeel’s projected financial and operating results, its unique business risks, the liquidity of the equity interests and its operating history and prospects at the date the equity interests was promised to be given. The fair value of these awards was determined using management’s estimates and assumptions. Significant estimates and assumptions used were including revenue growth rate ranging from 9.1% to 12.5%, terminal growth rate of 3%, and discount rate of 15%.

For the nine months ended September 30, 2018 and 2017, total expenses recorded were $nil and $111,823, respectively.

Expense paid by Mr. Zhang to service providers and cooperation partners

On September 23, 2016, certain service providers for the US listing services and the local cooperation partners for business channel development were given an aggregate of 25.95% of equity interests of Kaifeng Jufeel by Mr. Zhang, the controlling shareholder of Kaifeng Jufeel for the services. The equity interests is subject clawback before services to be completed. The performance commitment date was determined to be the grant date of the awards because performance by the counterparty to earn the equity instruments is probable at grant date. This is due to the nature of the services needed to be provided by the service providers and cooperation partners to earn the shares of the Company. In addition, it’s provided in the agreement that if the service providers for US listing and cooperation partners for channel development not perform the services to the Company, they are obligated to return the equity interests to Mr. Zhang, and pay the penalty of 15% of the value of equity interests given. It represented a sufficiently large disincentive for nonperformance. As a result, the measurement date is determined to be the commitment date which is the grant date of September 23, 2016 when both parties entered into the agreement and established mutual understanding of the key terms. These service providers and cooperation partners should complete the required services to the Company in a period of time from signing the agreements to the completion of the required services. As a result, the expense was recognized on a ratable basis over the requisite service period. The corresponding credit side should be recorded as a liability before these service providers and local cooperation partners fully earned the equity interests and then transferred to APIC when they completed the service requirements.

The fair value of the equity award was $3,040,448 based on the fair value of the Kaifeng Jufeel on September 23, 2016. The fair value was assessed using discounted cash flow method under income approach, with a discount for lack of marketability given that the equity interests underlying the awards were not publicly traded at the time the equity interests were given. This assessment required complex and subjective judgments regarding the Kaifeng Jufeel’s projected financial and operating results, its unique business risks, the liquidity of the equity interests and its operating history and prospects at the time the equity interests were given. The fair value of these awards was determined using management’s estimates and assumptions. Significant estimates and assumptions used were including revenue growth rate ranging from 9.1% to 12.5%, terminal growth rate of 3%, and discount rate of 15%.

For the nine months ended September 30, 2018 and 2017, total expenses recorded were $nil and $2,170,388, respectively.

NOTE 13. TAXATION

Income Tax

The Company was incorporated in Wyoming, United States of America and it is a holding company and does not conduct any substantial operation on its own. The Company does not provide for U.S. taxes or foreign withholding taxes on undistributed earnings from its non-U.S. subsidiaries because such earnings are intended to be reinvested indefinitely. If undistributed earnings were distributed, foreign tax credits could become available under current law to reduce the resulting U.S. income tax liability.

On December 22, 2017, the U.S. enacted the Tax Cuts and Jobs Act (“TCJA” or the “Act”) (which is commonly referred to as “U.S. tax reform”). The Act significantly changes U.S. corporate income tax laws including but not limited to reducing the U.S. corporate income tax rate to 21% beginning in 2018 and imposing a one-time mandatory tax on previously deferred foreign earnings and a new tax on global intangible low-taxed income (“GILTI”) effective for tax years of non-U.S. corporations beginning after December 31, 2017.

F-60

Effective January 1, 2018, the Company is subject to the new GILTI tax rules. The GILTI provisions impose a tax on foreign income in excess of a deemed return on tangible assets of specified foreign corporations (“SFCs”), subject to the possible use of foreign tax credits and a deduction equal to 50 percent to offset the income tax liability, subject to some limitations. Under U.S. GAAP, the Company is allowed to make an accounting policy choice of either treating taxes due on future U.S. inclusions in taxable income related to GILTI as a current period expense when incurred (the “period cost method”) or factoring such amounts into the Company’s measurement of its deferred taxes (the “deferred method”). According to the Company’s preliminary assessment based on its SFCs’ quarterly financial results, there was no taxable income related to GILTI for the nine months ended September 30, 2018. However, due to complexity of the new tax rules under the Act, the Company did not have sufficient information currently to perform a comprehensive analysis on the historical operating results of each of its PRC subsidiaries to complete its assessment of the U.S. deferred tax assets that would have been utilized and or are expected to be utilizable under the Act and has not elected an accounting policy for the treatment of the taxes related to GILTI. In summary, the Company has not completed its accounting for the tax effects of enactment of the Act and is still analyzing certain aspects of the Act and is refining its calculations, which could potentially affect the measurement of the balances or potentially give rise to new deferred tax amounts. In addition, further regulatory guidance related to the Act is expected to be issued in 2018 which may result in changes to the Company’s estimates. Additional analysis of the law and the impact to the Company will be performed and any impact will be finalized no later than the fourth quarter of 2018.

On December 22, 2017, the Securities and Exchange Commission staff issued Staff Accounting Bulletin No. 118 (“SAB 118”), which provides guidance on accounting for the tax effects of the Tax Act. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Act enactment date for companies to complete the accounting under ASC 740, Income Taxes. In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the Tax Act for which the accounting under ASC 740 is complete. To the extent that a company’s accounting for certain income tax effects of the Tax Act is incomplete but it is able to determine a reasonable estimate, it must record a provisional estimate in the financial statements.

The Company has evaluated and concluded that there was no impact on its consolidated financial position and results of operations. The Company’s U.S. deferred tax assets have been remeasured using the new statutory rate of 21%.

Jufeel Holdings Co., Ltd. was incorporated in the British Virgin Islands (“BVI”). Under the current law of the BVI, Jufeel Holdings Co., Ltd is not subject to tax on income or capital gains. Additionally, upon payments of dividends by Jufeel Holdings Co., Ltd to its shareholders, no BVI withholding tax will be imposed.

Ivan International Biology Limited was incorporated in Hong Kong and does not conduct any substantial operations on its own. No provision for Hong Kong profits tax has been made in the financial statements as Ivan International Biology Limited has no assessable profits. Additionally, upon payments of dividends by Ivan International Biology Limited to its shareholders, no Hong Kong withholding tax will be imposed.

The Company’s PRC operating subsidiaries and VIE, being incorporated in the PRC, are governed by the income tax law of the PRC and is subject to PRC enterprise income tax (“EIT”). The EIT rate of PRC is 25%, which applies to both domestic and foreign invested enterprises.

In August 2015, Kaifeng Jufeel was approved by the related PRC governmental authorities as a High and New Technology Enterprise, which enabled the entity, as approved by the local tax authorities of Kaifeng, Henan province, the PRC, to enjoying the favorable statutory tax rate of 15% in years ended December 31, 2015, 2016 and 2017. Kaifeng Jufeel has renewed the High and New Technology Enterprise qualification and has been approved by the local tax authorities in December 2018 and still enjoy the 15% favorable tax rate for the years ending December 31, 2018, 2019 and 2020. Therefore, for the nine months ended September 30, 2018 and 2017, the applicable income tax rate of Kaifeng Jufeel Biotech Co, Ltd. was 15%.

For the nine months ended September 30, 2018 and 2017, the Company’s income tax expense consisted of:

	Nine months ended	Nine months ended
	September 30 2018	September 30, 2017
	(unaudited)	(unaudited)
Current income tax	$784,601	$616,861
Deferred income tax	(17,552)	3,040
	$767,049	$619,901

F-61

A reconciliation of the income tax expenses determined at the PRC statutory corporate income tax rate to the Company’s effective income tax expenses is as follows:

	Nine months ended September 30, 2018	Nine months ended September 30, 2017
	(unaudited)	(unaudited)

Income before income taxes	$4,159,993	$1,509,252
PRC statutory tax rate	25%	25%
Income tax expense computed at PRC tax rate	1,039,998	377,313
Reconciling items:
Effect of preferential tax rate	(523,067)	(387,192)
Non-deductible expenses	86,664	581,066
Changes in valuation allowance	163,454	48,714
Effective income tax expense	$767,049	$619,901

Deferred Tax

The Company’s deferred tax assets were as follows:

	September 30, 2018	December 31, 2017
	(unaudited)
Tax effect of net operating losses carried forward	$524,949	$418,572
Allowance for doubtful accounts and inventory impairment	11,090	12,931
Valuation allowance	(519,405)	(431,503)
Deferred tax assets, net	$16,634	$-

Movement of valuation allowance:

	September 30, 2018	December 31, 2017
	(unaudited)
Balance at beginning of the period	$431,503	$429,299
Current period movement	163,454	(47,092)
Foreign currency translation adjustments	(75,552)	49,296
Balance at end of the period	$519,405	$431,503

There were no uncertain tax positions as of September 30, 2018 and December 31, 2017 and the Company does not believe that this will change over the next twelve months.

NOTE 14. CONCENTRATIONS AND RISKS

Under PRC regulations, each bank account is insured by People’s bank of China with the maximum amount of RMB 500,000 (approximately US$76,520). The cash and cash equivalents balance held in the PRC bank accounts was $8,847,050 as of September 30, 2018.

For the nine months ended September 30, 2018 and 2017, most of the Company's assets were located in the PRC and all of the Company's revenues were derived from the PRC.

Two third party customers accounted for 39% and 28% of the sales for the nine months ended September 30, 2018, respectively. Another third party customer accounted for 21% of sales for the nine months ended September 30, 2017. As of September 30, 2018, three customers accounted for 55%, 12% and 10% of the Company’s accounts receivable, respectively.

F-62

NOTE 15. SEGMENT REPORTING

The Company follows ASC Topic 280 “Segment Reporting”, which requires that companies disclose segment data based on how management makes decisions about allocating resources to segments and evaluating their performance. Reportable operating segments include components of an entity about which separate financial information is available and which operating results are regularly reviewed by the chief operating decision maker (“CODM”), the Company’s Chief Executive Officer, to make decisions about resources to be allocated to the segment and assess each operating segment’s performance.

Based on management’s assessment, the Company has determined that it has two operating segments which are Aloe product sales and Aloe material sales. These two operating segments are also identified as reportable segments. The accounting policies of the segments are the same as those described in the summary of significant accounting policies.

For the nine months ended September 30, 2018 (unaudited)

	Aloe product sales	Aloe material sales	Inter- segment and reconciling item	Total
Revenues	$12,944,887	$1,545,204	$(1,946,149)	$12,543,942
Cost of revenue	4,334,334	1,235,550	(1,767,108)	3,802,776
Total operating expenses	2,958,742	782,531	(12,367)	3,728,906
Unallocated corporate expenses	-	-	-	887,844
Operating income (loss)	5,651,811	(472,877)	(166,674)	4,124,416

Net income (loss)	4,931,674	(492,198)	(166,674)	3,392,944
Segment assets	45,180,341	3,462,184	(4,982,057)	43,660,468
Unallocated assets	-	-	-	584,995
Total assets – September 30, 2018	$45,180,341	$3,462,184	$(4,982,057)	$44,245,463

For the nine months ended September 30, 2017 (unaudited)

	Aloe product sales	Aloe material sales	Inter- segment and reconciling item	Total
Revenues	$9,912,460	$1,791,962	$(2,141,102)	$9,563,320
Cost of revenue	3,682,801	1,253,511	(1,843,921)	3,092,391
Total operating expenses	1,474,281	597,002	(179,476)	1,891,807
Unallocated corporate expenses	-	-	-	3,048,016
Operating income (loss)	4,755,378	(58,551)	(117,705)	1,531,106

Net income (loss)	$4,129,678	$(74,606)	$(117,705)	$889,351

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NOTE 16. COMMITMENT

A. Operating lease

The Company leases factory and office premises under various non-cancelable operating lease agreements, with an option to renew the lease. The rental expense for the nine months ended September 30, 2018 and 2017 was $959,879 and $507,169, respectively. All leases are on a fixed repayment basis. None of the leases include contingent rentals. Minimum future commitments under these agreements as of September 30, 2018 are as follows:

Lease Commitment
(unaudited)
Three months ending December 31,
2018	$323,554
Year ending December 31,
2019	922,481
2020	689,875
2021	104,540
2022	37,795
2023	37,795
Thereafter	715,684
Total	$2,831,724

B. Capital commitments

As of September 30, 2018, the Company’s capital commitments contracted but not yet reflected in the consolidated financial statements amounted to $2,825,923, which mainly related to the construction for new factory and office building as stated in Note 7, and office rooms purchased in Changzhou as stated in Note 9. It will be financed by the Company’s cash flow generate by operating activities.

NOTE 17. RESTATEMENT

During the course of preparing the 2017 consolidated financial statements, certain errors to the previously issued consolidated financial statements included in Form S-1 confidentially filed with the SEC on December 22, 2017, were discovered by management. The errors included:

1.

During September 2016 to December 2016, a number of equity interests given to distributors by Henan Jufeel related to sales promotion were not properly recorded by the Company. The fair value of the equity interests given by Henan Jufeel should have been accounted for as a deduction of revenue with a corresponding credit to additional paid in capital. (see Note 12)

2.

Certain compensation expenses paid by Mr. Zhang on behalf of the Company via transferring his equity interests were not properly recorded. The fair value of the equity interests transferred should be reflected as an expense in the Company's financial statements with a corresponding credit to liability when the counterparties has not completed the service or satisfied the employment requirement and then credit to contributed (paid-in) capital when it was completed. Also, the grant date of the equity interests contribution was not properly identified. As a result, the fair value of the equity interests transferred were misstated, and this also affected the amortization period for employees and non-employees (see Note 12).

3.

The membership fees in exchange for the exclusive right to sell its products in a defined geographic area were incorrectly separated from the product deliverable. It should be combined with the products as a single unit of accounting as the exclusive right has no stand-alone value to customers.

4.

A sales contract between the Company and one customer contains a refund provision. The revenue associated with this contract should have been deferred and recognized when the refund terms were expired.

5.

The Company incorrectly treated the farmland lease payments as prepayment for inventory purchase. It should be accounted as part of cost of acquiring the farmland lease and be amortized during the lease period.

6.

The outstanding number of common stock for the nine months ended September 30, 2017 was not properly presented. It also affected the EPS calculation. The previously issued 2016 and 2015 financial statements did not give the retrospective effect to the approximately 27.3% of common stock (7,646,018) whose certificates were not issued until 2017 as part of legal reorganization process.

7.	The amount of repayment from related parties was incorrectly recorded. It affected the change in operating assets and repayment from related parties in investing activities.

After the errors have been quantified, the previously-issued financial statements were evaluated to determine whether they were materially misstated in accordance with U.S. GAAP. The Company has concluded the previously-issued September 30, 2017 consolidated financial statements are materially misstated. As a result, the Company restated the September 30, 2017 consolidated financial statements.

F-64

The effects of the restatements on the Company’s consolidated statements of operations and comprehensive income for the nine months ended September 30, 2017 are as follows:

	For the nine months ended September 30, 2017
	As previously reported		Adjustments	As restated
Total net revenue		$15,089,656		9,563,320
- (1)	$		(42,051)
- (3)	$		5,498,995
- (4)	$		14,710
Cost of revenue (5)		$3,061,354	31,037	3,092,391
Selling and marketing expenses (2)		$501,745	1,638,593	2,140,338
General and administrative expenses (2)		$2,078,096	354,268	2,432,364
Income tax expense *		$1,442,543	(822,642)	619,901
Net income *		$7,616,943	(6,727,592)	889,351
Net loss attributable to non-controlling interests (5)		$(6,752)	9,311	2,559
Foreign currency translation loss *		$442,215	76,039	518,254
Comprehensive income *		$8,059,158	(6,651,553)	1,407,605

Earnings per share - basic *		$0.27	(0.24)	0.03
Earnings per share – diluted (6) *		$0.27	(0.24)	0.03

Weighted average number of common stock outstanding-basic and diluted
Basic (6)		27,679,376	350,634	28,030,010
Diluted (6)		27,955,982	74,028	28,030,010

The effects of the restatements on the Company’s outstanding common stock as of September 30, 2017 are as follows:

	Outstanding common stock
	As previously reported	Adjustments	As restated
Balance, September 30, 2017	26,531,362	1,498,648	28,030,010

F-65

The effects of the restatements on the Company’s consolidated statements of cash flows for the nine months ended September 30, 2017 are as follows:

	For the nine months ended September 30, 2017
	As previously reported		Adjustments	As restated
Net income *		$7,616,943	(6,727,592)	889,351
Amortization (5)		$99,864	31,037	130,901
Share based compensation expense (2)		$289,350	(289,350)	-
Shareholder contribution for employee and non-employee compensation expenses (2)		$-	2,282,211	2,282,211
Changes in operating assets and liabilities
- Prepayments (5)		$(2,145,290)	5,789	(2,139,501)
- Amount due from related parties (7)		$4,955,996	(995,608)	3,960,388
- Income tax payables *		$186,113	(822,643)	(636,530)
- Advanced payments from customers		$(6,164,989)		(236,743)
- (1)	$		46,887
- (3)	$		5,896,069
- (4)	$		(14,710)
- Other taxes payable		$1,055,626		653,717
- (1)	$		(4,836)
- (3)	$		(397,073)
- Account payable (5)		$125,487	(5,789)	119,698
Net cash provided by operating activities		$3,987,757	(995,608)	2,992,149

Repayment from related parties (7)		$4,822,808	995,608	5,818,416
Net cash used in investing activities		$(4,546,686)	995,608	(3,551,078)

_______

*These items were adjusted due to the combination effect of the adjustments above.

NOTE 18. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through February 21, 2019, the date the interim condensed consolidated financial statements were issued. Except as set forth below, the Company has not identified events with material financial impact on the Company’s consolidated financial statements:

-	the subsequent collection of loan to a third party in Note 3;
-	the construction for new factory as stated in Note 7;
-	the cooperation deposit and office building in Note 9;
-	the subsequent payments and collection of deposit made to the vendor in Note 11; and
-

The Company entered into a lease agreement with Duncha in June 2013, for a total consideration of $1,101,895 with the term of 30 years from 2013 to 2043. The Company paid $300,756 in 2013 and delayed the payment of the remaining balance because the farmland was affected by typhoon subsequently. The Company has been in negotiation with Duncha concerning the payment term of the remaining balance. It entered into an amendment in November 2018 to postpone the payment of the remaining balance to December 31, 2019.

F-66

Management’s discussion and analysis of financial condition and results of operations

Our discussion and analysis of our financial condition and results of operations relates to our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We believe the consolidation, revenue recognition, income taxes and uncertain tax positions, computation of net loss per share, determination of net accounts receivable, and determination of functional currencies represent critical accounting policies that reflect the more significant judgments and estimates used in the preparation of our consolidated financial statements.

Our future operating results are subject to many variables, including:

•	Continued consumer acceptance of our products,
•	Protection of our proprietary rights to our products and processes
•	Political and trade relations between the PRC and the USA, and our consequent ability to expand sales into the United States
•	Economic conditions in the PRC, which are dependent upon many economic and political factors,
•	Development and governmental approvals of our pharmaceutical products,
•	Maintaining and obtaining new permits and approvals for our products in the PRC and abroad
•	Our ability to obtain additional financing; and
•	Other risks which we identify in future filings with the SEC.

Any or of all our forward-looking statements in this registration statement and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Consequently, no forward-looking statement can be guaranteed. In addition, we undertake no responsibility to update any forward-looking statement to reflect events or circumstances which occur after the date of this registration statement.

Overview

We are a bio-tech company that cultivates, processes, researches, innovates, and manufactures for sale aloe vera and aloe vera based products in mainland China. In fiscal 2017, our net sales increased 135% from $11,870,196 to $27,863,972 because of our increased focus on our branded consumer products. Our 2017 sales included:

•	$1,479,169 in sales of raw product (5.3%)
•	$26,384,803 in sales of branded products (94.7%)

For the nine months ended September 30, 2018, our sales were $12,543,942, compared to $9,563,320 for the same period in 2017. The increase in revenue during the nine months ended September 30, 2018 was mainly due to aloe products delivered in year 2017 and then revenue recognized when cash collected in the nine months ended September 30, 2018 of $5,852,931. Excluded the above mentioned revenue recognized when cash collected, the revenue decreased when comparing with nine months ended September 30, 2017 due to enterprise customers developing their channels and the demand for the Company’s aloe products decreases for the nine months ended September 30, 2018.

We began selling our health and beauty product line in 2016, and have added 10 more new products for 2017, including five new PMAS supplements, four new aloe laundry and household products, and a new branded aloe soft drink.

We conduct all our operations in China where there is a strong manufacturing base and a rapidly growing consumer market. Our access to China’s supply of low-cost skilled labor, raw materials, machinery and facilities enables us to price our products competitively.

We have grown significantly since we commenced our operations in 2011. We built our main 1,900 mu cultivation and processing center in Hainan province, sales and marketing facility in Zhengzhou, developed our website and mobile sales app, and hired over 70 employees. We first became profitable in 2016, as net loss of $652,768 in 2015 increased to net income of $5,508,596 in 2016.

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In connection with the audit of our consolidated financial statements for the years ended December 31, 2017 and 2016, our management concluded that the Company had material weaknesses in its internal controls because i) the Company did not have a full-time CFO that is proficient in US GAAP and SEC reporting before February 2018, which could adversely affect the Company’s ability to record, process, summarize, and report financial data in accordance with US GAAP and the SEC reporting; ii) the Company lacked of the key monitoring mechanisms such as internal audit department to oversee and monitor Company’s risk management, business strategies and financial reporting procedures, also we did not have adequately designed and documented management review controls to properly detect and prevent certain accounting errors and omitted disclosures in the footnotes to the consolidated financial statements; iii) the Company lacked of sufficient resources with US GAAP and the SEC reporting experiences in the accounting department to provide accurate information on a timely manner ; iv) the Company did not have a qualified lawyer to review all its important contracts that may result in potential dispute between the parties; v) the Company lacked of internal controls over related party transactions; vi) the Company lacks controls over communications and document retention between its accounting and business departments and between the parent company and its subsidiaries; vii) the Company lacks controls over accurately capturing payments made to vendors; and viii) the Company lacks controls over accurately capturing documenting transactions on credit facilities. As defined under standards established by the Public Company Accounting Oversight Board, a material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis. Our management is developing a plan to remediate the material weaknesses although there can be no assurance that such plans, when enacted, will be successful.

To remediate the material weakness identified in internal control over financial reporting of the Company, we plan to do (or have done) the following:

i) In February 2018 we addressed one of these material weaknesses as we have hired a chief financial officer that is proficient in US GAAP and SEC reporting, as well as SEC compliance.

ii) In September 2017 we hired a lawyer as the Company’s Chinese legal counsel for all legal matters of the Company.

iii) The Company intends to hire, as needed, key accounting personnel with accounting expertise in US GAAP. Also reorganize the finance department to ensure that accounting personnel with adequate experience, skills and knowledge relating to US GAAP and SEC reporting, and complex, non-routine transactions are directly involved in the accounting evaluation and review of our complex and/or non-routine transactions.

iv) The Company plans to set up the internal audit department, and enhance the effectiveness of the internal control system.

v) The Company is implementing necessary review and controls at related levels and all important documents and contracts (including the ones of its subsidiaries) will be submitted to the office of its chief administrative officer for retention.

Factors Affecting our Results of Operations

Our operating results are affected by prevailing general conditions in the PRC consumer industry, including China’s economic performance and the PRC regulatory environment governing our industry. Our operating results may also be affected by our ability to compete effectively with other industry players and our ability to control our operating costs and expenses. In addition, our operating results are affected by the following company-specific factors:

•	Continued consumer acceptance of our products. Our revenues depend on the market continuing to accept our aloe vera products.

•	Protection of our proprietary rights to our products and processes.

•	Distributor fees and agreements. Our distribution model includes revenues from exclusive distributor membership agreements that require our distributors to pay a membership fee in exchange for the exclusive right to sell our products in a defined geographic area.

•	Pricing and revenue sharing. Our revenues depend on our ability to obtain favorable prices for our products and maintain favorable revenue sharing agreements.

•	Revenue mix. Our success depends on our ability to develop a diverse mix of revenues from product and exclusive distributor memberships.

•	Research and Development. To expand our product line and markets, we have invested significant resources in research and development to build our product line. During fiscal years 2017, 2016 and 2015, our research and development expenses were $596,297, $310,897 and $269,945 respectively, representing 2.1%, 2.6% and 6.7% of our total sales revenues in those corresponding periods. We expect our research and development expenses will continue to increase as we endeavor to develop attractive products for our increasing base of health-conscious customers.

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CRITICAL ACCOUNTING POLICIES AND MANAGEMENT ESTIMATES

See Note 2 to the Consolidated Financial Statements included herewith.

FOR THE PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

The following table shows key components of the results of operations during the nine months ended September 30, 2018 and 2017 of Jufeel International Group and Subsidiaries (the “Company”), in US Dollars (“$”):

	Nine months Ended	Nine months Ended
	September 30,	September 30,
	2018	2017
	(Unaudited)	(Unaudited)
Net revenue
Product sale to third parties	$12,526,306	$9,279,119
Product sale to related parties	17,636	283,601
Total net revenue	12,543,942	9,563,320

Cost of revenue
Cost of product sales – third parties	3,797,430	3,030,496
Cost of product sales – related parties	5,346	61,895
Total cost of revenue	3,802,776	3,092,391

Gross profit	8,741,166	6,470,929
GP ratio	70%	68%

Operating expenses:
Selling and marketing expenses	206,624	2,088,123
General and administrative expenses	3,706,187	2,477,640
Research and development expenses	703,939	374,060
Total operating expenses	4,616,750	4,939,823

Income from Operations	4,124,416	1,531,106

Other income (expense)	35,577	(21,854)

Income from operations before income taxes	4,159,993	1,509,252
Income tax expense	767,049	619,901
Net income	3,392,944	889,351
Net loss attributable to non-controlling interests	156,844	2,559
Net income attributable to Jufeel International Group	3,549,788	891,910

Net income	$3,392,944	$889,351
Earnings per share-basic and diluted	$0.13	$0.03
Weighted average number of common shares outstanding-basic and diluted
Basic and diluted	28,030,010	28,030,010

Net revenue

The net revenue was $12,543,942 for the nine months ended September 30, 2018, compared to $9,563,320 for the nine months ended September 30, 2017. The increase in net revenue was $2,980,622, representing a 31% increase. The increase in revenue during the nine months ended September 30, 2018 was mainly due to aloe products delivered in year 2017 and then revenue recognized when cash collected in the nine months ended September 30, 2018 of $5,852,931. Excluded the above mentioned revenue recognized when cash collected, the revenue decreased when comparing with nine months ended September 30, 2017 due to enterprise customers developing their channels and the demand for the Company’s aloe products decreases for the nine months ended September 30, 2018.

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Cost of revenue

Total cost of revenue was $3,802,776 for the nine months ended September 30, 2018, compared to $3,092,391 for the nine months ended September 30, 2017. The increase in cost of revenue was $710,385. The cost of revenue increased in line with the increase in revenue during the nine months ended September 30, 2018.

Gross profit

As a result of the foregoing, our gross profit was $8,741,166, for the nine months ended September 30, 2018, compared with $6,470,929, for the nine months ended September 30, 2017. Our overall gross margin increased to 70% for the nine months ended September 30, 2018 from 68% for the nine months ended September 30, 2017. The increase in our overall gross margin was the result of sales of new products with higher margin to the customers for the nine months ended September 30, 2018, compared with the nine months ended September 30, 2017.

Operating Expenses

Total operating expenses were $4,616,750 for the nine months ended September 30, 2018, compared to $4,939,823 for the corresponding period in 2017. The decrease in operating expenses was $323,073, representing a 7% decrease. This was mainly attributable to decrease in selling and marketing expenses offset by increases in general and administrative expenses.

Selling and Marketing Expenses

Selling and marketing expenses mainly consist of advertising and promotional expenditures, salary and benefits expenses, sales commissions and travel expenses.

Selling and marketing expenses were $206,624 for the nine months ended September 30, 2018, compared to $2,140,338 for the nine months ended September 30, 2017. The decrease in sales and marketing expenses from the nine months ended September 30, 2017 to the nine months ended September 30, 2018 was $1,933,714, representing a 90% decrease. The selling and marketing expenses decreased mainly due to decrease in expenses related to equity interests to employees and service providers contributed by Mr. Zhang with the amount of $1,879,606 as the service period of cooperation partners and required employment period of employees were in fiscal 2017.

General and Administrative Expenses

General and administrative expenses mainly consist of salary and benefits expenses, professional service fees, and office rental expenses.

General and administrative expenses were $3,706,187 for the nine months ended September 30, 2018, compared to $2,432,364 for the nine months ended September 30, 2017. The increase of general and administrative expenses from the nine months ended September 30, 2017 to the nine months ended September 30, 2018 was $1,273,823, representing a 52% increase. The increase was mainly due to the hiring of senior management as the Company plans to list in US stock market, and increase in professional service fees including audit and lawyer fees, the increase in rent for the Changzhou and Shanghai offices as well as increase in other office expenses and travelling expenses, offset by the expenses related to equity interest granted to employees contributed by Mr. Zhang recorded in nine months ended September 30, 2017 while it was nil in nine months ended September 30, 2018.

Research and Development Expenses

Research and development expenses mainly consist of staff related expenses incurred for costs associated with research in new products, development and enhancement of existing products.

Research and development expenses were $703,939 for the nine months ended September 30, 2018, compared to $367,121 for the corresponding period in 2017. The increase in research and development expenses from the nine months ended September 30, 2017 to the nine months ended September 30, 2018 was $336,818, representing an 92% increase. The increase was mainly due to the Company recruitment of more research and development related staff, as well as additional outsourced research and development expenses.

Income from Operations

As a result of the foregoing, we had a net income from operations for the nine months ended September 30, 2018 of $4,124,416, compared to net income from operation of $1,531,106 for the nine months ended September 30, 2017.

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Other Income (Expenses)

Other income was $35,577 for the nine months ended September 30, 2018, compared to other expenses of $21,854 for the nine months ended September 30, 2017. The Company has received subsidy from the government of $23,008 for the nine month ended September 30, 2018.

Income Tax Expense

Our PRC operating subsidiaries and VIE, being incorporated in the PRC, are governed by the income tax law of the PRC and is subject to PRC enterprise income tax. The EIT rate of PRC is 25%, which applies to both domestic and foreign invested enterprises. Kaifeng Jufeel was approved by the related PRC governmental authorities as a High and New Technology Enterprise, which enabled the entity, as approved by the local tax authorities of Kaifeng, Henan province, PRC, to enjoy the favorable statutory tax rate of 15% in years ended December 31, 2015, 2016 and 2017. Kaifeng Jufeel has renewed the High and New Technology Enterprise qualification and has been approved by the local tax authorities in December 2018 and will have the 15% favorable tax rate for the years ending December 31, 2018, 2019 and 2020. Income tax expense was $767,049 for the nine months ended September 30, 2018, compared to $619,901 for the nine months ended September 30, 2017. The increase in income tax expense is due to the increased profits during the nine months ended September 30, 2018.

Net Income

For the nine months ended September 30, 2018, we had net income of $3,392,944, compared to the net income of $889,351, for the nine months ended September 30, 2017. The increase in net income was due to an increase in income from operations for the nine months ended September 30, 2018, as mentioned above.

FOR THE YEARS ENDED DECEMBER 31, 2017, 2016 AND 2015

The following table shows key components of the results of operations during the years ended December 31, 2017, 2016 and 2015 of Jufeel International Group and Subsidiaries (the “Company”), in US Dollars (“$”):

	For the Year Ended	For the Year Ended	For the Year Ended
	December 31,	December 31,	December 31,
	2017	2016	2015
Net revenue
Product sale to third parties	$27,578,098	$11,828,461	$3,556,973
Product sale to related parties	285,874	41,735	495,369
Total net revenue	27,863,972	11,870,196	4,052,342

Cost of revenue
Cost of product sales – third parties	4,133,794	1,974,960	1,174,715
Cost of product sales – related parties	58,854	5,956	87,745
Total cost of revenue	4,192,648	1,980,916	1,262,460

Gross profit	23,671,324	9,889,280	2,789,882
GP ratio	85%	83%	69%

Operating expenses:
Selling and marketing expenses	2,684,587	1,061,767	467,788
General and administrative expenses	5,253,734	1,685,955	1,676,970
Research and development expenses	596,297	310,897	269,945
Acquisition costs	-	-	642,221
Total operating expenses	8,534,618	3,058,619	3,056,924

Income (loss) from Operations	15,136,706	6,830,661	(267,042)

Other (income) expense	(68,202)	35,974	72,370

Income (loss) from operations before income taxes	15,204,908	6,794,687	(339,412)
Income tax expense	3,032,253	1,286,091	313,356
Net income (loss)	12,172,655	5,508,596	(652,768)
Net (income) loss attributable to non-controlling interests	(291,180)	121,975	207,232
Net income attributable to Jufeel International Group	11,881,475	5,630,571	(445,536)

Net income (loss)	$12,172,655	$5,508,596	$(652,768)
Earnings (loss) per share-basic and diluted	$0.42	$0.20	$(0.02)
Weighted average number of common shares outstanding-basic and diluted
Basic and diluted	28,030,010	28,030,010	28,030,010

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Net revenue

The net revenue was $27,863,972 for the year ended December 31, 2017, compared to $11,870,196 for the year ended December 31, 2016. The increase in net revenue was $15,993,776, representing a 135% increase. The net revenue increased mainly due to the cooperation with enterprise customers with higher purchase volume, as well as the introduction of new products and also because of the increase in sales of existing products. The Company generated net revenue of $18,300,652 in fourth quarter of fiscal 2017. The dramatic increase in revenues during the fourth quarter of fiscal 2017 was mainly due to the Company’s sales promotion activities during this time period, as the customers were purchasing goods prepared for their own sales for New Year holiday and Chinese Spring Festival. Also, there was a new product named PMAS No. 3 launched in the end of September 2017, it contributed approximately $8.6 million revenue for the year ended December 31, 2017, out of which approximately $8.4 million was in the fourth quarter of 2017.

The net revenue was $11,870,196 for the year ended December 31, 2016, compared to $4,052,342 for the year ended December 31, 2015. The increase in net revenue was $7,817,854, representing a 193% increase. Product sales increased due to the introduction of new products and also because of the increase in sales of existing products.

Cost of revenue

Total cost of revenues was $4,192,648 for the year ended December 31, 2017, compared to $1,980,916 for the year ended December 31, 2016. The increase in cost of revenues was $2,211,732 or 112%. The increase was in line with the increased sales from the aloe products.

Total cost of revenues was $1,980,916 for the year ended December 31, 2016, compared to $1,262,460 for the year ended December 31, 2015. The increase in cost of revenues was $718,456 or 57%. The increase was in line with the increased sales from the aloe products.

Gross profit

As a result of the foregoing, our gross profit was $23,671,324, for the year ended December 31, 2017, compared with $9,889,280, for the year ended December 31, 2016. Our overall gross margin increased to 85% for the year ended December 31, 2017 from 83% for the year ended December 31, 2016. The increase in our overall gross margin was resulted from the increase in sales of the relative higher margin new aloe products for the year ended December 31, 2017, compared with that in the year ended December 31, 2016.

Our gross profit was $9,889,280, for the year ended December 31, 2016, compared with $2,789,882, for the year ended December 31, 2015. Our overall gross margin increased to 83% for the year ended December 31, 2016 from 69% for the year ended December 31, 2015. The increase in our overall gross margin was a result of the increase in sales of the relative higher margin new aloe products for the year ended December 31, 2016, compared with that in the year ended December 31, 2015.

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Operating Expenses

Total operating expenses were $8,534,618 for the year ended December 31, 2017, compared to $3,058,619 for the year ended December 31, 2016. The increase in operating expenses was $5,475,999, representing a 179% increase. This was mainly attributable to increases in general and administrative expenses and selling and marketing expenses.

Total operating expenses were $3,056,924 for the year ended December 31, 2015. The increase in operating expenses of 2016 compared with the year ended December 31, 2015 was $1,695, representing 0% increase. This was mainly attributable to increase in selling and marketing expenses offset by decreases in acquisition costs.

Selling and Marketing Expenses

Selling and marketing expenses mainly consisted of share based compensation expense, advertising and promotional expenditures, salary and benefits expenses, sales commissions and travel expenses.

Selling and marketing expenses were $2,684,587 for the year ended December 31, 2017, compared to $1,061,767 for the year ended December 31, 2016. The increase in sales and marketing expenses from the year ended December 31, 2016 to the year ended December 31, 2017 was $1,622,820, representing a 153% increase. The selling and marketing expenses increased mainly due to the increased business promotion fee and increased freight, which was in line with the increased in product sales, and the increase of expenses related to equity interest granted to employees and service providers contributed by Mr. Zhang.

Selling and marketing expenses were $467,788 for the year ended December 31, 2015. The increase from the year ended December 31, 2015 to the year ended December 31, 2016 was $593,979, representing a 127% increase. The increase was mainly driven by expenses related to shares contributed by Mr. Zhang during the year ended December 31, 2016, offset by decrease in marketing and advertising expenses, which was mainly attributable to change in marketing strategy in 2016. For the year ended December 31, 2015, we have launched more promotion to expand the market for our new products and reduced such promotion as the sales were good for the year ended December 31, 2016.

General and Administrative Expenses

General and administrative expenses mainly consist of salary and benefits expenses, professional service fees, and office rental expenses.

General and administrative expenses were $5,253,734 for the year ended December 31, 2017, compared to $1,685,955 for the year ended December 31, 2016. The general and administrative expenses increased from the year ended December 31, 2016 to the year ended December 31, 2017 by $3,567,779, representing a 212% increase. The increase was mainly due to the increase in travelling expenses as the Company plans to list in US stock market, and increase in professional service fees including audit and lawyer fees.

General and administrative expenses were $1,676,970 for the year ended December 31, 2015. The general and administrative expenses for the year ended December 31, 2016 stayed stable when compared with the year ended December 31, 2015.

Research and Development Expenses

Research and development expenses mainly consist of staff related expenses incurred for costs associated with new research in new products, development and enhancement of existing products.

Research and development expenses were $596,297 for the year ended December 31, 2017, compared to $310,897 for the corresponding period in 2016. The increase in research and development expenses from the year ended December 31, 2016 to the year ended December 31, 2017 was $285,400, representing a 92% increase. The increase mainly was driven by an increase in consigned research expense for new products, which was mainly attributable to increase investment in the research and development.

Research and development expenses were $269,945 for the year ended December 31, 2015. The increase in research and development expenses from the year ended December 31, 2015 to the year ended December 31, 2016 was $40,952, representing a 15% increase. The increase mainly was driven by an increase in consigned research expense for new products, which was mainly attributable to increase investment in the research and development.

Acquisition Costs

Acquisition costs were $nil, $nil and $642,221 for the years ended December 31, 2017, 2016 and 2015, respectively. The Company entered into an agreement with a third party and paid approximately $813,961 to the counter-party as a deposit for an acquisition in 2014. In 2015, the acquisition has been cancelled by both parties, and the counter-party returned approximately $160,555 to the Company and refused to return the rest according to the agreement. The Company provided allowance for the uncollected amount and wrote off the bad debt provision in year 2015.

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Income (loss) from Operations

As a result of the foregoing, we had a net income from operations for the year ended December 31, 2017 of $15,136,706, compared to net income from operation of $6,830,661 for the year ended December 31, 2016 and a net loss from operation of $267,042 for the year ended December 31, 2015.

Other (Income) Expense

Other income was $68,202 for the year ended December 31, 2017, compared to other expense of $35,974 for the year ended December 31, 2016. The change from net other expense to net other income was mainly due to the subsidy income received in 2017.

Other expense was $72,370 for the year ended December 31, 2015. The decreases of 2016 compared with 2015 were mainly due to the subsidy income received and deducted the other expense in 2016.

Income Tax Expense

Our PRC operating subsidiaries and VIE, being incorporated in the PRC, are governed by the income tax law of the PRC and is subject to PRC enterprise income tax. The EIT rate of PRC is 25%, which applies to both domestic and foreign invested enterprises. Kaifeng Jufeel was approved by the related PRC governmental authorities as a High and New Technology Enterprise, which enabled the entity, as approved by the local tax authorities of Kaifeng, Henan province, PRC, to enjoy the favorable statutory tax rate of 15% for the years ended December 31, 2015, 2016 and 2017.

Income tax expense was $3,032,253 for the year ended December 31, 2017, compared to $1,286,091 for the year ended December 31, 2016. The increase is because the Company has generated more profit in year 2017.

Income tax expense was $313,356 for the year ended December 31, 2015. The increase in 2016 compared to 2015 is because the Company has generated more profit in year 2016.

Net Income (loss)

For the year ended December 31, 2017, we had net income of $12,172,655, compared to the net income of $5,508,596, for the year ended December 31, 2016. And for the year ended December 31, 2015, we had net loss of $652,768.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2018, the Company had $8,847,050 in cash and cash equivalents from VIE and its subsidiaries. The Company had capital commitment of $2,825,923, and lease commitment of $2,831,724 as of September 30, 2018, of which $1,070,879 was within one year. The Company had negative cash flow of $7,544,216 for the nine months ended September 30, 2018 including $7,775,057 related to the purchase of property, plant and equipment. The Company’s principal sources of liquidity have been cash provided by operating activities.

The Company intends to meet the cash requirements for the next 12 months from the issuance date of the interim condensed consolidated financial statements through cash generated from operations. The Company will focus on improving operational efficiency and cost reductions, developing its core cash-generating business and enhancing marketing efficiency. Actions include developing proposed new products with higher margin, developing enterprise customers with larger demands, and suspending the purchase of the production equipment if required.

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The Company had cash balance of $3,678,840 as of January 08, 2019. The decrease in cash balance when comparing with that as of September 30, 2018 is mainly due to subsequent payments of construction related payables and other taxes, offset by subsequent cash collection of cooperation deposit, and collection of loan made to a third party. In December 2018, the Company has received seven contracts for 2019 product purchases with total amount of RMB 140 million. Out of the seven contracts, six of them are newly opened health centers which will mainly sell our aloe vera products. The Company believes with more such health centers open in 2019, the Company’s sales will increase which will generate more working capital to the Company. Therefore, with the available cash and cash equivalents, the cash provided by operating activities, together with the above measures, should enable the Company to meet presently anticipated cash needs for at least the next 12 months after the date that the consolidated financial statements were issued. If the Company encounters unforeseen circumstances that place constraints on its capital resources, management will be required to take various measures to conserve liquidity, which could include, but not necessarily be limited to, suspending the equipment purchase for the new factories under construction, delaying its expansion plans and controlling overhead expenses. Management cannot provide any assurance that the Company will raise additional capital if needed.

Cash Generating Ability

We believe we will continue to generate strong cash flow from our aloe product sales, which, along with our available cash, will provide sufficient liquidity and financial flexibility.

Our cash flows for the nine months ended September 30, 2018 and 2017 are summarized below:

	Nine months ended	Nine months ended
	September 30, 2018	September 30, 2017
	(Unaudited)	(Unaudited)
Net cash provided by operating activities	$1,855,539	$2,992,149
Net cash used in investing activities	(8,948,449)	(3,551,078)
Net cash provided by financing activities	-	-
Effect of exchange rate change on cash and cash equivalents	(451,306)	72,416
Net decrease in cash and cash equivalents	(7,544,216)	(486,513)
Cash and cash equivalents at beginning of year	16,391,266	1,902,197
Cash and cash equivalents, ending balance	$8,847,050	$1,415,684

Net Cash Provided by Operating Activities

For the nine months ended September 30, 2018, 1,855,539 net cash provided by operating activities was primarily attributable to our net income of $3,392,944, adjusted by non-cash items of depreciation and amortization of $385,653. Also, it was attributable to accounts receivable having decreased by $6,580,771, deferred inventory costs decreased by $1,630,183, and amount due to related parties increased by $1,401,996 offset by income tax payable decreased by $1,112,981, advance payments from customers decreased by $2,411,206, deferred revenue decreased by $6,697,888 and inventories increased by $1,145,006.

For the nine months ended September 30, 2017, $2,992,149 net cash provided by operating activities was primarily attributable to our net income of $889,351, adjusted by non-cash items of depreciation and amortization of $220,816, shareholder contribution for employee and non-employee compensation expenses of $2,282,211. In addition, it was attributable to amounts due from related parties having decreased by $3,960,388, offset by prepayments increasing by $2,139,501 and accounts receivable increasing by $1,524,812.

Net Cash Used in Investing Activities

For the nine months ended September 30, 2018, net cash used in investing activities of $8,948,449 was primarily the result of purchase of property, plant and equipment of $7,775,057, loans to third parties of $5,498,836, offset by repayment of loan from a third party of $4,325,444.

For the nine months ended September 30, 2017, net cash used in investing activities of $3,551,078 was primarily the result of purchase of property, plant and equipment of $9,369,494 offset by loans repayment from related parties of $5,818,416.

Net Cash Provided by Financing Activities

For the nine months ended September 30, 2018 and 2017, net cash provided by financing activities was $nil and $nil, respectively.

59

Our cash flows for the years ended December 31, 2017, 2016 and 2015 were summarized below:

	Year ended	Year ended	Year ended
	December 31, 2017	December 31, 2016	December 31, 2015
Net cash provided by operating activities	$19,016,978	$4,447,192	$3,864,696
Net cash used in investing activities	(5,107,259)	(4,052,787)	(4,999,192)
Net cash provided by financing activities	-	1,489,102	1,123,341
Effect of exchange rate change on cash and cash equivalents	579,350	(86,765)	(6,657)
Net increase (decrease) in cash and cash equivalents	14,489,069	1,796,742	(17,812)
Cash and cash equivalents at beginning of year	1,902,197	105,455	123,267
Cash and cash equivalents at end of year	$16,391,266	$1,902,197	$105,455

Net Cash Provided by Operating Activities

For the year ended December 31, 2017, $19,016,978 net cash provided by operating activities was primarily attributable to our net income of $12,172,655, adjusted by non-cash items of depreciation and amortization of $301,256, provision of bad debt allowance of $72,216, shareholder contribution for employee and non-employee compensation expenses of $2,320,171. Income tax payable increased by $1,711,531 due to more profit generated, amount due from related parties decreased by $3,399,231, other taxes payable increased by $3,236,611 and deferred revenue increased by $7,327,014, offset by account receivable increased by $7,370,262, advanced payments from customers decreased by $2,190,045, prepayments increased by $1,695,142 and deferred inventory costs increased by $1,860,525.

For the year ended December 31, 2016, $4,447,192 net cash provided by operating activities was primarily attributable to our net income of $5,508,596, adjusted by non-cash items of depreciation and amortization of $294,297, inventory impairment of $25,312, shareholder contribution for employee and non-employee compensation expenses of $875,443, advanced payments from customers increased by $6,785,483 due to the business expansion in year 2016 and other taxes payable increased by $1,285,628, offset by due from related parties increased by $11,327,002 mainly due to sales proceeds collected by related parties.

For the year ended December 31, 2015, $3,864,696 net cash provided by operating activities was primarily attributable to our net loss of $652,768, adjusted by non-cash items of depreciation and amortization of $371,151, write off of prepayments of $642,221, due from related parties decreased by $4,215,675 due to related parties paid on behalf of the Company for daily operation, advanced payments from customers increased by $1,515,289 partially offset by due to related parties decreased by $1,426,219 due to settlement of advanced payments with related parties and payments on behalf of related parties and other receivables increased by $986,840 due to supporting fund provided to individual agents to develop market for their sales channel.

Net Cash Used in Investing Activities

For the year ended December 31, 2017, net cash used in investing activities of $5,107,259 was primarily the result of purchase of property, plant and equipment for $12,627,307, cooperation deposit of $888,651 offset by loans repayment from related parties of $8,704,916.

For the year ended December 31, 2016, net cash used in investing activities of $4,052,787 was primarily the result of purchase of property, plant and equipment for $1,341,091 and loans provided to related parties of $2,711,696.

For the year ended December 31, 2015, net cash used in investing activities of $4,999,192 was primarily the result of purchase of land use right for $912,350, purchase of property, plant and equipment for $2,243,234 and loans provided to related parties of $2,004,163.

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Net Cash Provided by Financing Activities

For the year ended December 31, 2017, net cash provided by financing activities was $nil.

For the year ended December 31, 2016, net cash provided by financing activities of $1,489,102 was primarily the result of borrowing from a related party of $1,533,604, proceeds from equity interest related to sales promotion of $758,929 and offset by the repayment of the bank loan of $652,880.

For the year ended December 31, 2015, net cash provided by financing activities of $1,123,341 was primarily attributable to $2,970,271 from proceeds of short-term bank loans deducted by $2,274,007 repayment of the short-term bank loans.

OFF-BALANCE SHEET ARRANGEMENTS

In September 2018, the general manager of Changzhou Jufeel, signed a credit facility agreement in the amount of RMB12,052,100 (or $1,751,962) with Jiangnan Rural Commercial Bank with a three-year term from September 2018 to September 2021. He entered a written agreement with Changzhou Jufeel that the loan will be used for the Company’s operation needs. The credit facility was guaranteed by Changzhou Jufeel and the general manager’s spouse (sister of CEO). In addition, one floor of the office in Changzhou Jufeel with the carrying value of $1,401,573 was pledged against the credit facility. At the end of September 2018, a loan with the principal amount of RMB6,000,000 (or $872,194) with and annual interest rate of 6% was borrowed by the general manager of Changzhou Jufeel from Jiangnan Rural Commercial Bank under this credit facility. The loan period was from September 2018 to September 2019. The proceeds from the loan was used to pay to a vendor of Changzhou Jufeel on its behalf in October 2018. In December 2018, due to the Company not being satisfied with the quality of the aloe powder, the purchase agreement was cancelled, and the vendor returned the RMB6,000,000 (or $872,194) to Changzhou Jufeel. The monthly interest of $4,361 related to the loan has been paid by him from October 2018. Changzhou Jufeel will repay him all interests of the loan from inception of the loan and Changzhou Jufeel shall return RMB 6,000,000 principal to him at the expiration date of his loan with Jiangnan Rural Commercial Bank.

Contractual Obligations

Operating lease commitment:

The Company leases factory and office premises under various non-cancelable operating lease agreements, with an option to renew the lease. All leases are on a fixed repayment basis. None of the leases include contingent rentals. Minimum future commitments under these agreements as of September 30, 2018 are as follows:

Lease Commitment
(unaudited)
Three months ending December 31,
2018	$323,554
Year ending December 31,
2019	$922,481
2020	689,875
2021	104,540
2022	37,795
2023	37,795
Thereafter	715,684
Total	$2,831,724

Capital commitment:

As of September 30, 2018, the Company’s capital commitments contracted but not yet reflected in the consolidated financial statements amounted to $2,825,923, which mainly related to the construction of new factories and office building in Kaifeng City and office rooms purchased in Changzhou. It will be financed by the Company’s cash flow generated by operating activities.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

See Note 2 to the Consolidated Financial Statements included herewith.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

61

DIRECTORS AND EXECUTIVE OFFICERS

The following table contains information regarding our executive officers and directors as of the date of this prospectus:

Name and Address of Executive Officer and/or Director	Age	Position(s) Held
Rongxuan Zhang	51	President, CEO, and Director
Wenxing Fu	40	COO and Director
Lin Bao	45	CFO
Lei Chen	38	CAO
Aizhen Ren	59	CMO and Director
Wentao Xue	48	Director
Rong Rao	49	Director

________

* Martin Marion served as a member of the Board of Directors of the Company from April 30, 2018 through October 10, 2018.

Rongxuan Zhang, President, Chief Executive Officer and Director

Mr. Zhang was appointed our President and to our Board of Directors in March 2017. Mr. Zhang founded the Company, having been engaged in the development of its business since founding Kaifeng Jufeel in 2011, and is regarded in China as an expert in the aloe vera industry. Mr. Zhang developed PMAS and is recognized in the industry as having brought the Curacao aloe plant to China. Mr. Zhang has also served in various business leadership positions in China including as part-time Vice Chairman of Soong Ching-ling International Foundation in Hong Kong, Vice-Chairman of China Economic Trading Promotion Agency, Executive Director of Jiangsu Chamber of Commerce in Henan province, the economic adviser of the People’s Government in Jiyuan in Henan province, and Vice Chairman of Chinese Culture Promotion Society in Henan province. Mr. Zhang received his undergraduate degree from Wuhan University and is an honorary professor in the College of Life Sciences at Changzhou University.

Wenxing Fu, Chief Operating Officer and Director

Mr. Fu joined Kaifeng Jufeel as COO in June 2014, and was appointed to the Board of Directors and as COO of the Company in October 2017. Mr. Fu has played an important role in our growth and development over the past three years. Mr. Fu graduated from the Malaysian University of Science and Technology (IUCTT) earning a Master of Business Administration degree. Before joining the Company, Mr. Fu operated several other China-based businesses in health care, security, electrical appliances, beverages and other industries. He founded Guangzhou Onerese Biotechnology Co. Ltd. in January 2013 and was its managing director. Mr. Fu has a wealth of experience in managing large scale operations, business negotiations, long term market planning, developing sales networks, and strategic positioning through media.

Lin Bao, Chief Financial Officer (CFO)

Ms. Bao was appointed as our Chief Financial Officer in February, 2018 on a part time basis. She is a Certified Public Accountant in US (CPA, Delaware). She is also a Canadian Chartered Professional Accountant (CPA, CA) and a HK Certified Public Accountant (HKCPA). Ms. Bao has over 10 years of experience in accounting and auditing. From October 2015 to January 2018, she worked as an independent consultant to provide accounting advisory services for Chinese companies. From May 2014 to September 2015, she served as Chief Financial Officer of Balintimes Online Media Ltd. From May 2008 to May 2014, she worked for China based Canadian pubic companies with accounting and executive finance roles. From January 2005 to May 2008, she worked as a Senior Auditor at Ernst & Young LLP Toronto. Ms. Bao received her bachelor’s degrees from Concordia University with distinction majoring in accountancy and Beijing Second Foreign Language Institute majoring in Japanese.

62

Lei Chen, Chief Administrative Officer (CAO)

Mr. Chen joined the Company at its inception 2011, as Vice President of Administrative, and was appointed to Chief Administrative Officer in January 2018. He graduated from Zhengzhou University Department of Chinese literature with a bachelor’s degree in Tourism Management. In April 2006, he worked in Germany BMW (China) Automotive Trade Co., Ltd. Central China Henan Province as Region Manager. In March 2001, he served as Executive Director of Henan Province China in France Accor (China) International Hotel Group. He has many years of management work experience in foreign companies, is proficient in administrative management.

Aizhen Ren, Chief Marketing Officer and Director

Ms. Ren joined the Company at its inception in 2011, as Vice President of Marketing, and was appointed to our Board of Directors in October 2017 and Chief Marketing Officer in January 2018.. She graduated from Shandong University with a bachelor’s degree in economics and management. Ms. Ren has particular experience in logistics management of colleges and universities run by enterprises, and has significant experience in marketing.

Wentao Xue, Director

Mr. Xue was appointed to our Board of Directors in October 2017. Since 2009, Mr. Xue has been the Managing Director of China Tech-Finance (Beijing) Asset Management Co., Ltd., engaged in investment banking. Mr. Xue has 22 years of capital market experience. An as investment banker, he has participated in or directed the listing of seven Chinese companies on the Shanghai Exchange. He also participated in the NASDAQ uplisting of two Chinese companies: China Yida Holding,Co (NASDAQ: CNYD) and China XD Plastics Company Limited (NASDAQ: CXDC). Mr. Xue assisted in funding several other successful Chinese listed companies including Jiangsu Huagong Venture Capital Co., Ltd., Hubei Forbon Technology Co. Ltd. (China stock symbol: 300387), China’s largest fertilizer producer; Shanghai Kexin Biotech Co.,Ltd. (China stock symbol: 430175), bio-pharmaceutical and reagent manufacturers; and Shaanxi J&R Optimum Energy Co. Ltd. (China stock symbol: 300116). Mr. Xue holds a post graduate degree from the Ministry of Finance Science Research Institute, and is currently the Managing Director of (Beijing) Asset Management Co., Ltd. He also serves as a director of Jiangsu Huagong Venture Capital Co., Ltd., and as Deputy Secretary General of the China Science and Technology Promotion Association Venture Capital Professional Committee.

Rong Rao, Director

Ms. Rao graduated from the Hunan University of Finance and Economics with a bachelor’s degree in economics and management and a human resource management division in China. Ms. Rao worked for Jiesheng Media, Inc. as a general manager from 2011 to 2015, specializing in project implementation, and e-commerce marketing. Ms. Rao joined the Company in 2015, served on the Board of Directors until April 2018, and was re-appointed to our Board of Directors in October 2018. and was re-appointed to our Board of Directors in October 2017. Ms. Rao previously served as a director from January 2017 until April 2017. Ms. Rao’s duties with the Company involve business expansion and product research and development for the United States and other international (non-Chinese) markets.

APPOINTMENT OF EXECUTIVE OFFICERS

Our executive officers are elected by, and serve at the discretion of, our board of directors. There are no familial relationships among our directors and executive officers.

BOARD OF DIRECTORS

Under our Bylaws, our board of directors can set the authorized number of directors, provided the number of directors may not be less than one. We currently have five directors. None of our directors qualify as independent directors.

TERM OF OFFICE AND BOARD COMMITTEES

Our board members serve until the next annual meeting of shareholders, or until that member’s successor has been elected. An election of directors by our shareholders will be determined by a plurality of the votes cast.

Currently, our Board of Directors does not have a standing audit, compensation, or nominating/corporate governance committees.

63

DIRECTOR INDEPENDENCE

The Company does not have any independent directors. Since the Company’s Common Stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination.

Under NASDAQ Listing Rule 5605(a)(2), an “independent director” is a “person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.”

We do not currently have a separately designated audit, nominating or compensation committee and cannot forecast when we will have such committees.

SIGNIFICANT EMPLOYEES

Other than Rongxuan Zhang (our President, CEO and Director) and Lin Bao (our CFO), we have no other significant employees.

None of our officers and directors have been the subject of any judgement, order, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limited him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director, or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.

EXECUTIVE COMPENSATION

For the years ended 2018, 2017 and 2016, we did not set aside or accrue any amounts to provide pension, retirement or similar benefits for our executive officers and directors.

The following table sets forth the compensation of our executive officers for the years ended December 31, 2018, 2017 and 2016. The amounts in this table do not include normal and customary fringe benefits such as company car or similar expenses.

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SUMMARY COMPENSATION TABLE**

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	NonEquity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)****	Total ($)
Rongxuan Zhang,	2018	38,736	0	0	0	0	0	0	38,736
CEO, former CFO*	2017	19,974	0	0	0	0	0	0	19,974
	2016	11,006	0	0	0	0	0	0	11,006

Lin Bao, CFO*	2018	137,705	0	0	0	0	0	0	137,705

Wenxing Fu, COO	2018	30,640	0	0	0	0	0	0	30,640
	2017	15,151	0	0	0	0	0	81,243	96,394
	2016	13,131	0	0	0	0	0	31,489	44,620

Ren Aizhen **	2018	29,074	0	0	0	0	0	0	29,074

Chen Lei **	2018	25,123	0	0	0	0	0	0	25,123

Jinman Yan, former CFO***	2018	0	0	0	0	0	0	0	0
	2017	12,699	0	0	0	0	0	488	13,187
	2016	8,477	0	0	0	0	0	189	8,666

 __________

* Mr. Zhang resigned as CFO in February 2018. Ms. Bao was appointed as CFO in February 2018. Ms. Bao did not receive compensation from the Company during 2015, 2016 or 2017.

** Mr. Chen and Ms. Ren were appointed as executives of the Company in January 2018. They did not receive compensation from the Company as executive management during 2015, 2016 or 2017.

*** Ms. Yan resigned as CFO in December 2017.

**** Other compensation represents the fair value of the share contribution made by Mr. Zhang, the controlling shareholder to these people for their services to the Company. The service periods were from September 2016 to September 2017.

DIRECTOR COMPENSATION

The following table sets forth the compensation paid to directors (other than executive officers who are also directors and whose compensation is included in the table immediately preceding) for the fiscal year ended December 31, 2018.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)*	Total ($)
Rongxuan Zhang	0	0	0	0	0	0	0
Wentao Xue	0	0	0	0	0	0	0
Rong Rao	0	0	0	0	0	0	0
Wenxing Fu	0	0	0	0	0	0	0
Aizhen Ren	0	0	0	0	0	0	0

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of Company common stock as of the date of this registration statement by (i) each person known by Jufeel to be the beneficial owner of more than 5% of the outstanding shares of common stock, and (ii) each of Jufeel’s directors and executive officers. Unless otherwise noted below, Jufeel believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

Name of Officer, Director, or Beneficial Owner	Address	Number of Shares Beneficially Owned	Percentage of Class
Rongxuan Zhang, President, CEO, and Director (1)	19/F, Tower 3, Yabao, 85 East Jinshui Road, Henan, Zhengzhou, PRC	18,892,943	67.4%
Wenxing Fu, COO and Director	Room No. A-402 Baoshan Training Center, Part 23 Xin An District, Guangdong, Shenzhen, PRC	269,730	0.96%
Lin Bao, CFO	19/F, Tower 3, Yabao, 85 East Jinshui Road, Henan, Zhengzhou, PRC	0	0.00%
Lei Chen, CAO	19/F, Tower 3, Yabao, 85 East Jinshui Road, Henan, Zhengzhou, PRC	3,420	0.00%
AiZhen Ren, CMO and Director	19/F, Tower 3, Yabao, 85 East Jinshui Road, Henan, Zhengzhou, PRC	41,504	0.15%
Wentao Xue, Director	504, Building 1, Ban Bu Qiao, No. 13 Beijing Xicheng District, Beijing, PRC	346,000	1.23%
Rong Rao, Director	58 31 201 street, Oakland Gardens, NY 11364	0	0.00%
Total Officer, Directors and Beneficial Owners as a group		19,550,177	69.7%

__________

(1) Includes 14,502,630 shares held individually by this person, 3,322,132 shares held by Sheng Ding Equity Investment Fund (Beijing) Co., Ltd., and 2,359,220 shares of common stock held by Beijing Zi Xuan Investment Management Co., Ltd., for which entities Mr. Zhang has sole investment and voting control. Mr. Zheng disclaims beneficial ownership of 1,461,039 shares of common stock held by Sheng Ding Equity Investment Fund (Beijing) Co., Ltd. as these shares are entrusted to other individuals.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Transactions

As at December 31, 2017, 2016 and 2015, the Company had a balance due from Henan Jufeel Technology Investment Co., Ltd., a company controlled by its President and controlling shareholder of $nil, $12,123,708 and $1,087,938, respectively. As at December 31, 2017, 2016 and 2015, the Company had balances due to Henan Jufeel Technology Co., Ltd. and Jufeel Technology and Trading Co., Ltd. of $514,145, $1,930,107 and $1,818,727, respectively. These receivables and payables are due on demand, are non-interest bearing, and have no maturity date. As of September 30, 2018, the total amount due to related parties was $2,012,815.

The Company leases 2,554 square meters of office space in a modern high-rise office building in Zhengzhou, Henan Province from Mr. Zhang, the President and controlling shareholder, and his spouse, Mrs. Guo Li. Mr. Zhang and Mrs. Li own the ground lease for this space. The lease is for calendar year terms, renewable on each September 1, with an annual 10% increase. For 2017, the annual lease payment is RMB 1,637,445, or approximately $242,519 at the average exchange rate of 6.7518 during 2017, or RMB 53 per square meter per month. The lease terms are believed to be on comparable terms to those which could be obtained from third parties.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Jufeel has adopted provisions in its Articles of Incorporation and bylaws that limit the liability of its directors and indemnify its directors and officers to the full extent permitted under the Wyoming Business Corporation Act. Under Jufeel's Articles of Incorporation, and as permitted under the Wyoming Business Corporation Act, directors are not liable to the Company or its shareholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to Jufeel or its shareholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Wyoming law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve Jufeel or its directors from the need to comply with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or rescission.

At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Jufeel International Group where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Jufeel pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Should a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) be asserted by such director, officer or controlling person in connection with the securities being registered herein, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, under the Securities Act of 1933, a registration statement on Form S-1 relating to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our company and the shares offered by this prospectus, you should refer to the registration statement, including the exhibits and schedules thereto. You may inspect a copy of the registration statement without charge at the Public Reference Section of the Securities and Exchange Commission at 100 F. Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission. The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission’s World Wide Web address is http://www.sec.gov.

Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

Information contained on our website is not a prospectus and does not constitute a part of this prospectus.

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JUFEEL INTERNATIONAL GROUP

500,000 SHARES OF COMMON STOCK

PROSPECTUS ______________, 2019

Until (insert date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

JUFEEL INTERNATIONAL GROUP

PART II

ITEM 13. Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Filing fee under the Securities Act of 1933(1)	$112.05
Blue Sky filing fees	$2,000.00
Printing and engraving(1)	$3,000.00
Legal Fees	$30,000.00
Auditing Fees(1)	$30,000.00
Miscellaneous(1)	$10,000.00

TOTAL	$75,112.05

 ________

(1) All amounts are estimates, other than the SEC registration fee.

ITEM 14. Indemnification of Directors and Officers

Jufeel International Group has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and indemnify its directors and officers to the full extent permitted under the Wyoming Business Corporation Act. Under Jufeel International Group's articles of incorporation, and as permitted under the Wyoming Business Corporation Act, directors are not liable to Jufeel International Group or its shareholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to Jufeel International Group or its shareholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Wyoming law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve Jufeel International Group or its directors from the need to comply with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or rescission.

At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Jufeel International Group where indemnification will be required or permitted. Jufeel International Group is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

ITEM 15. Recent Sales of Unregistered Securities.

Pursuant to the petition of a non-affiliated shareholder, on or about September 14, 2016, the Nevada District Court (case number A-16-740666-B) appointed that shareholder as legal custodian of Jufeel, then known as Bros Holding Company, pursuant to Nevada Revised Statutes §78.347. As reimbursement for his expenses to revive the Company, the custodian issued to himself 170,000 (on a post-1:500 reverse split basis). On January 24, 2017, the custodian sold those shares to Rong Rao, and appointed her sole director and officer of the Company.

II-1

In September and October, 2017, the Company issued 27,830,000 shares to the following officers, employees, consultants, cooperation partners and service providers of the Company.

Name	Number of Shares	Relationship to the Company
RONGXUAN ZHANG	14,502,630	President, CEO, Director Shareholder of the Company
YAN GUO HU	810,000	cooperation partners for channel development
KAI CUI	567,000	cooperation partners for channel development
LI CHUN TONG	369,000	cooperation partners for channel development
WEN TAO XUE	340,000	Director service providers for US listing
WEN XING FU	269,730	Director and employee
JI HONG CHEN	300,000	cooperation partners for channel development
YOU CHANG WU	300,000	cooperation partners for channel development
JIE FANG	239,940	cooperation partners for channel development
XING JIAN LU	207,692	cooperation partners for channel development
XUE FANG WANG	179,658	cooperation partners for channel development
XIU YING ZHU	148,081	cooperation partners for channel development
JIAN FANG HU	180,000	cooperation partners for channel development
BAO QIN ZHAO	108,000	cooperation partners for channel development
XIAO PING KONG	108,000	cooperation partners for channel development
CHUAN YUN CHEN	102,083	cooperation partners for channel development
YUN MEI LOU	90,817	cooperation partners for channel development
QING SHENG HU	81,000	cooperation partners for channel development
CHANG XIAN WANG	81,000	cooperation partners for channel development

II-2

XIANG JIE LU	77,331	cooperation partners for channel development
ZHI QI LI	64,875	cooperation partners for channel development
YA PING YU	60,840	cooperation partners for channel development
JIA YUN HUANG	74,000	cooperation partners for channel development
XIN WEI XU	57,239	cooperation partners for channel development
YUN XIA MA	47,122	cooperation partners for channel development
SHU PING LI	46,980	cooperation partners for channel development
MING DA SUN	46,125	cooperation partners for channel development
GEN MEI ZHANG	43,615	cooperation partners for channel development
AI ZHEN REN	41,504	Director and employee
QIN XIA MA	38,359	cooperation partners for channel development
MING FENG WEI	36,405	cooperation partners for channel development
YU FENG LIU	36,006	cooperation partners for channel development
JUN GE	31,698	cooperation partners for channel development
JI MIN WANG	37,000	cooperation partners for channel development
LI MEI WANG	27,000	cooperation partners for channel development
YAN HUA ZHANG	21,599	cooperation partners for channel development
A LIN XING	20,250	cooperation partners for channel development
CHENG YU YAN	20,250	cooperation partners for channel development
YOU GEN ZHAO	19,169	cooperation partners for channel development

II-3

HONG YAN WANG	18,000	employee
CAI JUN GAO	18,000	cooperation partners for channel development
JIAN LIN ZAN	13,770	cooperation partners for channel development
JUN MIN ZHU	13,365	cooperation partners for channel development
SONG DE GUO	11,879	employee
RU XIN YE	11,812	cooperation partners for channel development
RU YAN GUO	10,800	cooperation partners for channel development
TI XUE WANG	10,800	cooperation partners for channel development
SI LIN LIU	9,720	cooperation partners for channel development
XIAO PEI YANG	9,449	cooperation partners for channel development
NING ZHANG	9,449	employee
TIAN QIONG CHEN	7,829	employee
FENG XI CAO	7,829	employee
NAN GEN	7,290	cooperation partners for channel development
LEI CHEN	3,420	employee
ZHU YU LI	1,890	cooperation partners for channel development
JIN MAN YAN	1,620	employee
JIU QING LI	1,080	cooperation partners for channel development
FENG ZHOU	30,000	cooperation partners for channel development
NORTH AMERICAN STANDARD, LLC	620,000	service providers for US correlation of product introduction and finding accounting and legal service providers
TOTAL	20,650,000

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On October 24, 2017, the Board of Directors approved the issuance of 7,180,000 to the following persons or entities:

Name	Number of Shares	Relationship to the Company

LICHUN TONG	274,000	cooperation partners for channel development
WENTAO XUE	6,000	Director service providers for US listing
YAOKUN WANG	420,000	cooperation partners for channel development
YOUCHANG WU	207,000	cooperation partners for channel development
NING RAO	300,000	cooperation partners for channel development
YING ZHU	50,000	cooperation partners for channel development
BIN LU	18,000	cooperation partners for channel development
XIUFENG WANG	15,000	cooperation partners for channel development
SHENG DING EQUITY INVESTMENT FUND (BEIJING) CO., LTD	3,322,132	*1
BEIJING ZI XUAN INVESTMENT MANAGEMENT CO., LTD	2,359,220	*2
QINHUANGDAO CHENGYA BIOTECHNOLOGY CONSULTING CENTER (LIMITED PARTNERSHIP)	114,276	cooperation partners for channel development
ANHUI ZHUXU ELECTRONIC COMMERCE CO. LTD	94,372	cooperation partners for channel development
TOTAL	7,180,000

__________

*1 Out of the total shares issued, 1,461,039 were held on behalf of the Company’s distributors, the remaining was held on behalf of Mr. Zhang. The total fair value of the services received from the Company’s distributors for 1,461,039 shares was $758,929.

*2 Mr. Zhang holds all investment and voting power over this entity.

All of the shares issued to Mr. Zhang in the table above were issued in exchange for his ownership of Kaifeng Jufeel. The shares issued to other shareholders in table above were for their services provided. The fair value of their services was $0.42 per shares (except for the Company’s distributors in note *1 above).

These transactions were exempt under section 4(2) of the Securities Act of 1933 as not involving any public solicitation or public offering, and also Regulation S under such Act, since none of the persons receiving shares are US Persons as defined in Regulation S.

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ITEM 16. Exhibits

3.1	Articles of Incorporation (1)

3.2	Bylaws (1)

5.1	Legal Opinion with Consent (2)

10.	Material Contracts

10.1	Business Operations Agreement (1)

10.2	Exclusive Consulting and Service Agreement (1)

10.3	Shareholder’s Voting Proxy Agreement (1)

10.4	Exclusive Equity Option Agreement (1)

10.5	Equity Interest Pledge Agreement (1)

10.6

Renewal Agreement of Plant Facility Leasing Agreement between Zhonghuajianong Enterprise Group Co., Ltd. and Hainan Zhongchen Biological Engineering Co., Ltd. dated September 11, 2015 (English Translation). (1)

10.7	Factory Lease Contract between Niu Xiaoxu and Hainan Zhongchen Biological Engineering Co., Ltd dated December 13, 2016 (English Translation). (1)

10.8	Lease Agreement between Fang Qiujin and Kaifeng Jufeel Biotechnology Co., Ltd. dated December 25, 2015 (English Translation). (1)

10.9	Office Rental Agreement between Guo Li and Kaifeng Jufeel Biotechnology Co., Ltd. dated August 29, 2018 (English Translation). (1)

10.10	Office Rental Agreement between Rongxuan Zhang and Kaifeng Jufeel Biotechnology Co., Ltd. dated August 29, 2018 (English Translation). (1)

10.11	Shanghai Lease Contract between Shanghai Guangtian Real Estate Development Co., Ltd. and Kaifeng Jufeel Biotechnology Co., Ltd. (English Translation). (1)

10.12	Farmland Lease Agreement between Yangqin Economic Cooperative, Bocai District, Fushan Town, Chengmai County and Hainan Zhongchen Industrial Co., Ltd. dated January 22, 2001. (English Translation). (1)

10.13

Farmland Lease Agreement between Duncha Village Group of Duncha Village Committee, Fushan Town Chengmai County and Hainan Zhongchen Biological Engineering Co., Ltd. dated June 18, 2013 (English Translation). (1)

10.14

Supplementary Agreement to Farmland Lease Agreement between Duncha Village Group of Duncha Village Committee, Fushan Town Chengmai County and Hainan Zhongchen Biological Engineering Co., Ltd. dated November 7, 2018 (English Translation). (1)

10.15	Farmland Lease Agreement between Yingtou Economic Cooperative, Yanfeng Town, Qiongshan City and Hainan Zhongchen Industrial Co., Ltd. dated September 23, 1999 (English Translation). (1)

10.16	Employment Agreement between Kaifeng Jufeel Biotechnology Co., Ltd. and Zhang Rongxuan dated May 6, 2018 (English Translation). (1)

10.17	Employment Agreement between Kaifeng Jufeel Biotechnology Co., Ltd. and Fu Wenxing dated October 1, 2016 (English Translation). (1)

10.18	Employment Agreement between Kaifeng Jufeel Biotechnology Co., Ltd. and Lin Bao dated February 22, 2018 (English Translation). (1)

10.19	Employment Agreement between Kaifeng Jufeel Biotechnology Co., Ltd. and Chen Lei dated October 1, 2016 (English Translation). (1)

10.20	Employment Agreement between Kaifeng Jufeel Biotechnology Co., Ltd. and Ren Aizhen dated December 13, 2016 (English Translation). (1)

21.	Subsidiaries of the registrant (1)

23.	Consents of Experts and Counsel

23.1	Consent of accountant. (2)

23.2	Consent of counsel included in Exhibit 5 hereto

99.1	Legal Opinion of Ziquan Law Firm regarding certain PRC law matters (English translation) (1)
______________

(1)	Filed with original S-1 on February 21, 2019.

(2)	Filed herewith.

All other Exhibits called for by Rule 601 of Regulation S-K are not applicable to this filing.

(b) Financial Statement Schedules

All schedules are omitted because they are not applicable or because the required information is included in the financial statements or notes thereto.

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a)(1)	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

	(ii)	To reflect in the prospectus any facts or events which, individually or together represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

	(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities as at that time to be the initial bona fide offering thereof.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(5)	(ii) For the purpose of determining liability under the Securities Act to any purchaser: Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A ( 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6) The undersigned registrant hereby undertakes that it will:

(1) For purposes of determining any liability under the Securities Act that the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time the Commission declared it effective.

(2) For the purpose of determining any liability under the Securities Act, that each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

II-7

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Zhengzhou, Henan Province, People’s Republic of China, on March 6, 2019.

JUFEEL INTERNATIONAL GROUP

By:	/s/ Rongxuan Zhang
Rongxuan Zhang (principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the duties indicated duly authorized in the City of Zhengzhou, Henan Province, People’s Republic of China on March 6, 2019.

By:	/s/ Rongxuan Zhang
Rongxuan Zhang
President and Director
(principal executive officer)

By:	/s/ Lin Bao
Lin Bao
Chief Financial Officer
(principal financial and accounting officer)

By:	/s/ Wenxing Fu
Wenxing Fu
Chief Operating Officer and Director

By:	/s/ Lei Chen
Lei Chen
Chief Administrative Officer

By:	/s/ Aizhen Ren
Aizhen Ren
Chief Marketing Officer
Director

By:	/s/ Wentao Xue
Wentao Xue
Director

By:	/s/ Rong Rao
Rong Rao
Director

II-8